Filed Pursuant to Rule 424(h)

Registration Statement No. 333-205966

This prospectus is not complete and may be changed.   This prospectus is not an offer to sell these securities and we are not seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 12, 2017

$1,571,790,000

Ford Credit Auto Owner Trust 2017-A

Issuing Entity or Trust
(CIK: 0001692310)

Ford Credit Auto Receivables Two LLC Depositor (CIK: 0001129987)	Ford Motor Credit Company LLC Sponsor and Servicer (CIK: 0000038009)

Before you purchase any notes, be sure you understand the structure and the risks. You should read carefully the risk factors beginning on page 16 of this prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

The trust will issue:

		Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 notes		$ 346,400,000	•%	February 15, 2018
Class A-2a notes(1)	}	559,800,000	•%	December 15, 2019
Class A-2b notes(1)(2)			one-month LIBOR + •%	December 15, 2019
Class A-3 notes		451,500,000	•%	June 15, 2021
Class A-4 notes		135,500,000	•%	April 15, 2022
Class B notes		47,150,000	•%	June 15, 2022
Class C notes		31,440,000	•%	July 15, 2023
Total		$1,571,790,000

(1)            The allocation of the principal amount between the Class A-2a and Class A-2b notes will be determined on or before the day of pricing.  The trust expects that the principal amount of the Class A-2b notes will not exceed $419,800,000.

(2)            If one-month LIBOR plus the spread for the Class A-2b notes is less than zero, the interest rate will be 0.00%.

•             The notes will be backed by a pool of car, light truck and utility vehicle receivables purchased by Ford Credit from dealers.

•             The trust will pay interest on and principal of the notes on the 15th day of each month (or if not a business day, the next business day).  The first payment date will be February 15, 2017.  The trust will pay each class of notes in full on its final scheduled payment date (or, if not a business day, the next business day) if not paid in full before that date.

•             The trust will pay principal of the notes sequentially to each class of notes in order of seniority until each class is paid in full.

•             The credit enhancement for the notes will be a reserve account, subordination, overcollateralization and excess spread.

The pricing terms of the offered notes are:

	Price to Public	Underwriting Discount	Proceeds to the Depositor(1)
Class A-1 notes	•%	•%	•%
Class A-2a notes	•%	•%	•%
Class A-2b notes	•%	•%	•%
Class A-3 notes	•%	•%	•%
Class A-4 notes	•%	•%	•%
Class B notes	•%	•%	•%
Class C notes	•%	•%	•%
Total	$•	$•	$•

(1)            Before deducting expenses estimated to be $750,000 and any selling concessions rebated to the depositor by an underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

BNP PARIBAS
Bradesco BBI
Citigroup
Goldman, Sachs & Co.
SOCIETE GENERALE

The date of this prospectus is January •, 2017

READING THIS PROSPECTUS

This prospectus contains information about Ford Credit Auto Owner Trust 2017-A and the terms of the notes to be issued by the trust.  You should only rely on information in or referenced in this prospectus and any information incorporated by reference into the registration statement for this securitization transaction filed with the Securities and Exchange Commission, or “SEC,” that includes this prospectus.  Ford Credit has not authorized anyone to provide you with different information.

This prospectus starts with the following brief introductory sections:

•                  Transaction Diagrams — separate diagrams show the structure of this securitization transaction, the credit enhancement available for the notes, the order in which available funds are paid on each payment date and the role of each transaction party and transaction document in this securitization transaction,

•                  Summary — provides an overview of the notes, the cash flows in this securitization transaction and the credit enhancement available for the notes, and

•                  Risk Factors — describes the most significant risks of investing in the notes.

The other sections of this prospectus contain more details about the notes and the structure of this securitization transaction.  Cross-references refer you to more details about a particular topic or related information elsewhere in this prospectus.  The Table of Contents contains references to key topics.

An index of defined terms is at the end of this prospectus.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates in this prospectus are not historical in nature but are forward-looking statements based on information and assumptions Ford Credit and the depositor consider reasonable.  Forward-looking statements are about circumstances and events that have not yet taken place, so they are uncertain and may vary materially from actual events.  Neither Ford Credit nor the depositor is obligated to update or revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus.

TRANSACTION STRUCTURE DIAGRAM

This diagram is a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes.  You should read this prospectus completely for more details about this securitization transaction.

(1)      The reserve account will be funded on the closing date at 0.50% of the initial pool balance.

(2)                 Overcollateralization is the amount by which the pool balance or the adjusted pool balance exceeds the principal amount of the notes.  The “adjusted pool balance” is the pool balance reduced by the yield supplement overcollateralization amount.  Initially, the overcollateralization for the notes will be approximately zero on an adjusted pool balance basis.

(3)                 The targeted overcollateralization amount will adjust each month and is calculated as described in “Credit Enhancement — Overcollateralization.”

(4)                 The yield supplement overcollateralization amount is part of the targeted overcollateralization amount and is calculated as described in “Credit Enhancement — Overcollateralization.”

(5)                 Excess spread is available, as a portion of available funds, to make required principal payments on the notes and, as a result, provides a source of funds to absorb losses on the receivables and to increase overcollateralization until the targeted overcollateralization amount is reached.

(6)                 All notes other than the Class C notes benefit from subordination of more junior classes to more senior classes.  The order of the subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration occurred.  For more details about subordination, you should read “Description of the Notes — Priority of Payments,” “Description of the Notes — Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination.”

(7)                 All available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payment and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, will be used, first, to pay principal of the Class A-1 notes until paid in full and, then, to pay principal of the remaining notes until the targeted overcollateralization amount is reached.

(8)                 The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

TRANSACTION CREDIT ENHANCEMENT DIAGRAM

This diagram is a simplified overview of the credit enhancement available for the notes on the closing date and how credit enhancement is used to absorb losses on the receivables.  You should read this prospectus completely, including “Credit Enhancement,” for more details about the credit enhancement available for the notes.

(1)                 All notes other than the Class C notes benefit from subordination of more junior classes to more senior classes.  The order of the subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration occurred.  For more details about subordination, you should read “Description of the Notes — Priority of Payments,” Description of the Notes — Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination.”

(2)                 On the closing date, the reserve account will be funded at 0.50% of the initial pool balance, which amount will be greater than 0.50% of the initial adjusted pool balance.

(3)                 Excess spread is available as a portion of available funds to make required principal payments on the notes and, as a result, provides a source of funds to absorb losses on the receivables and to increase overcollateralization until the targeted overcollateralization amount is reached.

(4)                 Overcollateralization is the amount by which the pool balance or the adjusted pool balance exceeds the principal amount of the notes.  Initially, overcollateralization for the notes will be approximately zero on an adjusted pool balance basis.

TRANSACTION PAYMENTS DIAGRAM

This diagram shows how available funds are paid on each payment date.  The priority of payments shown in this diagram will apply unless the notes are accelerated after an event of default under the Indenture.  You should read this prospectus completely, including “Description of the Notes — Priority of Payments” and “Description of the Notes — Post-Acceleration Priority of Payments,” for more details about the priority of payments for the notes.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM

This diagram shows the role of each transaction party and each transaction document in this securitization transaction.  You should read this prospectus completely, including “Transaction Parties,” “Receivables,” “Description of the Notes” and “Servicing,” for more details about the roles of each transaction party and each transaction document in this securitization transaction.

SUMMARY

This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available for the notes.  It does not contain all of the information that you should consider in making your decision to purchase any notes.  To understand fully the terms of the notes and the transaction structure, you should read this prospectus completely, especially “Risk Factors” starting on page 16.

Transaction Overview

The depositor will use the proceeds from the sale of the notes to purchase from Ford Credit a pool of retail installment sale contracts, or receivables, which were purchased by Ford Credit from motor vehicle dealers.  The trust will issue the notes to the depositor in exchange for the receivables on the closing date.  The depositor will sell the offered notes to the underwriters who will offer them to investors.

Transaction Parties

Sponsor, Servicer and Administrator of the Trust

Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”

Depositor

Ford Credit Auto Receivables Two LLC, or the “depositor,” is a Delaware limited liability company and a special-purpose company wholly owned by Ford Credit.

Issuing Entity or Trust

Ford Credit Auto Owner Trust 2017-A, or the “trust,” is a Delaware statutory trust established under a trust agreement between the depositor and the owner trustee.

Owner Trustee

U.S. Bank Trust National Association

Indenture Trustee

The Bank of New York Mellon

Asset Representations Reviewer

Clayton Fixed Income Services LLC

For more information about the transaction parties and their roles in this securitization transaction, you should read “Sponsor and Servicer” and “Transaction Parties.”

Closing Date

The trust expects to issue the notes on or about January 25, 2017, or the “closing date.”

Cutoff Date

The trust will purchase the receivables as of January 1, 2017, or the “cutoff date.”  The initial pool balance of the receivables will be the aggregate principal balance of the receivables as of the cutoff date.  The trust will be entitled to collections on the receivables applied on or after the cutoff date.

Notes

The trust will issue the following notes:

		Principal Amount	Interest Rate
Class A-1 notes		$346,400,000	•%
Class A-2a notes(1)	}	$559,800,000	•%
Class A-2b notes(1)(2)			one-month LIBOR + •%
Class A-3 notes		$451,500,000	•%
Class A-4 notes		$135,500,000	•%
Class B notes		$ 47,150,000	•%
Class C notes		$ 31,440,000	•%

(1)                 The allocation of the principal amount between the Class A-2a and Class A-2b notes will be determined on or before the day of pricing.

(2)                 If one-month LIBOR plus the spread for the Class A-2b notes is less than zero, the interest rate will be 0.00%.

The Class A-1, Class A-2a, Class A-2b, Class A-3 and Class A-4 notes are collectively referred to as the “Class A notes.”  The Class A-1, Class A-2a, Class A-2b, Class A-3, Class A-4, Class B and Class C notes are being offered by this prospectus and are collectively referred to as the “offered notes” or the “notes.”

The Class A-2b notes are sometimes referred to as the “floating rate notes.”  The Class A-2a and Class A-2b notes are together referred to as the “Class A-2 notes” and are a single class with equal rights to interest and principal payments.

The depositor may retain some or all of the notes and will retain the residual interest in the trust.

Form and Minimum Denomination

The offered notes will be issued in book-entry form and will be available in minimum denominations of $1,000 and in multiples of $1,000.

Payment Dates

The trust will pay interest on and principal of the notes on “payment dates,” which will be the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be February 15, 2017.

The notes, except the Class A-1 notes and the floating rate notes, will accrue interest on a “30/360” basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to February 15, 2017, for the first period).

The Class A-1 notes and the floating rate notes will accrue interest on an “actual/360” basis from the prior payment date (or from the closing date, for the first period) to the following payment date.

The final scheduled payment date for each class of notes is listed below.

Final Scheduled Payment Date
Class A-1 notes	February 15, 2018
Class A-2a notes	December 15, 2019
Class A-2b notes	December 15, 2019
Class A-3 notes	June 15, 2021
Class A-4 notes	April 15, 2022
Class B notes	June 15, 2022
Class C notes	July 15, 2023

It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

For more details about the payment of interest and principal on each payment date, you should read “Description of the Notes — Payments of Interest”, “Description of the Notes — Payments of

Principal” and “Maturity and Prepayment Considerations — Weighted Average Life.”

Calculation Agent

The “calculation agent” will be the indenture trustee.  The calculation agent will determine LIBOR, which is used to calculate the interest rate for the floating rate notes.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase all of the receivables on any payment date if the pool balance at the end of the prior month is 10% or less of the initial pool balance.  The servicer may exercise its clean up call only if the purchase price for the receivables is sufficient to pay in full the notes and all fees and expenses of the trust.  On the servicer’s exercise of its clean up call, the notes will be redeemed and paid in full.

For more information about optional redemption, you should read “Description of the Notes — Optional Redemption or “Clean Up Call” Option.”

Trust Assets

The trust assets will include:

•                  the receivables and collections on the receivables applied on or after the cutoff date,

•                  security interests in the financed vehicles,

•                  proceeds from claims on insurance policies covering the financed vehicles or the obligors,

•                  rights to funds in the reserve account and the collection account, and

•                  rights under the transaction documents for the repurchase and purchase of receivables.

Receivables

The “receivables” that will be sold to the trust are retail installment sale contracts secured by new and used cars, light trucks and utility vehicles, or the “financed vehicles,” purchased by Ford Credit from motor vehicle dealers.  The purchasers of the financed vehicles who are responsible for paying the receivables are the “obligors.”  As of the cutoff date, the aggregate principal balance of the receivables was $1,718,023,629.80, or the “initial pool balance.”

Summary characteristics of the receivables as of the cutoff date:

Number of receivables	66,537
Average principal balance	$25,820.58
Average original amount financed	$31,675.64
Weighted average APR	2.61%
Weighted average original term	64.9 months
Original term greater than 60 months	55.08%
Weighted average remaining term	56.5 months
Remaining term greater than 60 months	38.73%
Weighted average FICO® score	736
Weighted average LTV	98.16%
Weighted average PTI	8.64%
Subvened-APR receivables	66.33%
Commercial use receivables	19.54%
New vehicle	90.68%
Car	22.71%
Light truck	43.68%
Utility	33.61%

For more details about the information in this table, including how it is calculated and defined, and for more information about the characteristics of the receivables, you should read “Receivables — Composition of Receivables.”

Servicer

Ford Credit will be the “servicer” of the receivables and this securitization transaction.  The servicer is responsible for collecting payments on the receivables, administering payoffs, defaults and delinquencies, and repossessing and liquidating financed vehicles.  The servicer will prepare monthly reports on the receivables, payments on the notes and the status of credit enhancements.  Ford Credit will also act as custodian and maintain custody of the receivable files.

The trust will pay the servicer a servicing fee on each payment date equal to 1/12 of 1% of the pool balance at the beginning of the prior month.

For more information about the servicer, you should read “Sponsor and Servicer.”

Priority of Payments

On each payment date, the trust will use available funds for the prior month to make payments in the order of priority listed below.  Available funds will consist primarily of collections on the receivables.  This priority will apply unless the notes are accelerated after an event of default under the indenture:

(1)              Transaction Fees and Expenses — to the indenture trustee, the owner trustee and the asset representations reviewer, the fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $375,000 per year,

(2)              Servicing Fee — to the servicer, the servicing fee,

(3)              Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,

(4)              First Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A notes, over (b) the adjusted pool balance,

(5)              Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(6)              Second Priority Principal Payment — to the Class A and Class B noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A and Class B notes, over (b) the adjusted pool balance, which amount will be reduced by any first priority principal payment on that payment date,

(7)              Class C Note Interest — to the Class C noteholders, interest due on the Class C notes,

(8)              Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(9)              Regular Principal Payment — to the noteholders, sequentially by class, the amount equal to the greater of (a) the principal amount of the Class A-1 notes and (b) the excess of the principal amount of the notes over an amount equal to the pool balance minus the targeted overcollateralization amount, which amount will be reduced by any first and second priority principal payments on that payment date),

(10)       Additional Fees and Expenses — to the indenture trustee, the owner trustee, the asset representations reviewer and the trust, all fees, expenses and indemnities due to the extent not paid in item (1) above, and

(11)       Residual Interest — to the holder of the residual interest in the trust, all remaining available funds.

The trust will not pay principal of any class of notes until the principal amounts of more senior classes of notes are paid in full.

For more details about available funds, you should read “Description of the Notes — Funds Available for Payments.”  For more details about the priority of payments on each payment date, you should read “Description of the Notes — Priority of Payments.”  For more details about targeted overcollateralization amount and how it is used to determine the principal payable on the notes, you should read “Credit Enhancement — Overcollateralization.”

Events of Default

Each of the following will be an “event of default” under the indenture:

•                  the trust fails to pay interest due on the notes of the controlling class within five days after a payment date,

•                  the trust fails to pay the principal amount of any class of notes in full by its final scheduled payment date,

•                  the trust fails to observe or perform a material covenant or agreement or breaches a representation in any material respect that is not corrected within a 60-day cure period, and

•                  a bankruptcy or dissolution of the trust.

If an event of default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or a majority of the controlling class may accelerate the notes and declare them immediately due and payable.  If an event of default occurs because of a bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

For more details about events of default, acceleration of the notes and other remedies available to noteholders following an event of default, you should read “Description of the Notes — Events of Default and Acceleration.”  For more details about the priority of payments on each payment date following an event of default and acceleration of the notes, you should read “Description of the Notes — Post-Acceleration Priority of Payments.”

Controlling Class

Holders of the most senior class of notes outstanding, or the “controlling class,” will control the ability to make some decisions about the trust, including whether to declare or waive events of default and servicer termination events, or accelerate the notes, cause a sale of the receivables or direct the indenture trustee to exercise other remedies following an event of default.  Notes of the controlling class held by the issuer, the depositor, the servicer or their affiliates are not considered outstanding for these purposes while other notes are also outstanding.  Holders of notes that are not part of the controlling class will not have these rights.

Credit Enhancement

Credit enhancement provides protection for the notes against losses on the receivables and potential shortfalls in the funds available to the trust to make required payments.  If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.

The following credit enhancement will be available to the trust.

Reserve Account

On the closing date, the depositor will deposit $8,590,118.15 in the reserve account, which is 0.50% of the initial pool balance.

If available funds (excluding reserve account amounts) are insufficient to cover the senior fees and expenses of the trust, including interest payments and any priority principal payments on the notes, the indenture trustee will use amounts in the reserve account to cover the shortfall.  The indenture trustee also will use the amounts in the reserve account if needed to pay any class of notes in full on its final scheduled payment date or to pay the notes following an event of default and acceleration of the notes.

If amounts in the reserve account are used, they will be replenished from collections on the receivables on later payment dates after the trust makes all higher priority payments.

For more details about the reserve account, you should read “Credit Enhancement — Reserve Account.”  For more details about available funds, you should read “Description of the Notes — Funds Available for Payments.”

Subordination

The trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority.  The trust will not pay interest on the Class B or Class C notes until all interest due on the Class A notes is paid in full.

The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes).  The trust will not pay the principal of any class of notes until the principal amounts of more senior classes of notes are paid in full.

In addition, if a priority principal payment is required on a payment date, the trust will pay principal of the most senior class of notes outstanding before the payment of interest on the affected subordinated notes on that payment date.

For more details about the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments,” “Description of the Notes — Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination.”

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes.  Overcollateralization means there will be additional receivables generating collections that will be available to cover losses on the receivables and shortfalls in interest collections due to low-APR receivables in the pool.  The initial amount of overcollateralization for the notes will be $146,233,629.80, or 8.51% of the initial pool balance.

Overcollateralization may also be expressed as a percentage of the “adjusted pool balance,” which is the pool balance less the yield supplement overcollateralization amount.  The adjusted pool balance as of the closing date will be approximately equal to the aggregate initial principal amount of the notes.  This means that, on an adjusted pool balance basis, the overcollateralization for the notes will be approximately zero.

This securitization transaction is structured to use all available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payments and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the notes until the targeted overcollateralization amount is reached.  After reaching the targeted overcollateralization amount, the regular principal payment will be used to maintain the overcollateralization at the targeted level.  The targeted overcollateralization amount will adjust each month and generally will equal the sum of (a) the yield supplement overcollateralization amount for that month, plus (b) 2.00% of the initial adjusted pool balance, plus (c) the excess, if any, of 1.50% of the current pool balance over 0.50% of the initial pool balance (the amount required to be in the reserve account).  When the pool balance has decreased to the point where 1.50% of the current pool balance is equal to or less than 0.50% of the initial pool balance, the targeted overcollateralization amount for each payment date will be the yield supplement overcollateralization amount for that payment date plus 2.00% of the initial adjusted pool balance.

For more details about the targeted overcollateralization amount, you should read “Credit Enhancement — Overcollateralization.”

Yield Supplement Overcollateralization Amount

A substantial number of the receivables have an annual percentage rate or “APR” less than the highest interest rate paid on the notes.  To compensate for the low APRs on these receivables, the notes are structured with a type of overcollateralization known as yield supplement overcollateralization.  The “yield supplement overcollateralization amount” for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a stated rate of 6.30% are less than future payments would be on those receivables if their APRs were equal to the stated rate.  The yield supplement overcollateralization amount is included in the targeted overcollateralization amount for each payment date, which has the effect of recharacterizing a portion of the principal collections on the pool of receivables as interest to increase excess spread.

For more details about the calculation of the yield supplement overcollateralization amount and its effect on principal payments, you should read “Credit Enhancement — Overcollateralization.”

Excess Spread

For a payment date, excess spread is equal to the excess of (a) the sum of interest collections and principal collections equal to the decline in the yield supplement overcollateralization amount from the prior payment date (or the closing date for the first payment date), over (b) the sum of senior fees and expenses of the trust, interest on the notes and any required deposits in the reserve account.  Any excess spread will be applied on each payment date, as part of available funds, to pay principal of the Class A-1 notes until paid in full and then to pay principal of the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount.

In general, excess spread provides a source of funds to absorb losses on the receivables.  To the extent the amount of excess spread exceeds the amount of losses, it is available to pay principal of the notes.  This causes the principal of the notes to be paid more rapidly than the principal of the receivables, which increases the overcollateralization as described in “Description of the Notes — Payments of Principal.”

For more details about the use of excess spread as credit enhancement, you should read “Credit Enhancement — Excess Spread.”

Repurchases and Purchases of Receivables

Repurchase of Receivables for Breach of Representations

Ford Credit will make representations about the origination, characteristics, terms and status of each receivable.  If a representation is later determined to be untrue, then the receivable was not eligible to be sold to the depositor or the trust.  If a breach of a representation has a material adverse effect on a receivable, Ford Credit must repurchase the receivable unless it corrects the breach before the date it is required to repurchase the receivable.

For more details about the representations made about the receivables and Ford Credit’s repurchase obligation if these representations are breached, you should read “Receivables — Representations About Receivables” and “— Obligation to Repurchase Receivables.”  For information about when the asset representations reviewer may review receivables for compliance with the representations, you should read “Receivables — Asset Representations Review.”

Purchase of Receivables for Servicer Actions

If Ford Credit as servicer materially impairs a receivable, it must purchase the receivable unless it corrects the impairment.  In addition, Ford Credit as servicer must purchase a receivable from the trust if it makes specific kinds of modifications, including if it:

•                  modifies the amount financed or the APR of the receivable,

•                  rewrites or reschedules the receivable to change the number of originally scheduled payment due dates or the payment amount, or

•                  grants payment extensions resulting in the final payment date of the receivable being later than the final scheduled payment date of the Class C notes.

For more details about the servicer’s obligation to purchase receivables, you should read “Servicing — Servicer Modifications and Obligation to Purchase Receivables.”

Ratings

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations, or “rating agencies.”

The ratings of the notes will reflect the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the notes according to their terms.  Each rating agency rating the notes will monitor its ratings under its normal surveillance process.  Ford Credit has agreed to provide ongoing information about the notes and the receivables to each rating agency.  A rating agency may change or withdraw an assigned rating at any time.  A rating action taken by one rating agency may not necessarily be taken by another rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:

•                  the offered notes will be treated as debt to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes, and

•                  the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of tax laws, you should read “Tax Considerations.”

ERISA Considerations

The offered notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read “ERISA Considerations.”

Investment Considerations

The trust is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940 and, in making this determination, is relying on the exemption in Rule 3a-7 of the Investment Company Act of 1940, although other exclusions or exemptions may also be available to the trust.  The trust is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the Volcker Rule.

The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.  A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 notes under Rule 2a-7 and whether an investment in the Class A-1 notes satisfies the fund’s investment policies and objectives.

For more information about Rule 2a-7 under the Investment Company Act of 1940, you should read “Investment Considerations.”

Contact Information for the Depositor

Ford Credit Auto Receivables Two LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 802-A3
One American Road
Dearborn, Michigan 48126
Attention:  Ford Credit SPE Management Office
Telephone number:  (313) 594-3495
Email:  FSPEMgt@ford.com

Contact Information for the Servicer

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 802-A3
One American Road
Dearborn, Michigan 48126
Attention:  Securitization Operations Supervisor
Telephone number:  (313) 248-9379
Email:  FDSecops@ford.com
Website:  www.fordcredit.com

CUSIP Numbers

CUSIP
Class A-1 notes	•
Class A-2a notes	•
Class A-2b notes	•
Class A-3 notes	•
Class A-4 notes	•
Class B notes	•
Class C notes	•

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any notes.

The assets of the trust are limited and are the only source of payment for your notes

The trust will not have assets or sources of funds other than the receivables and related property it owns.  Credit enhancement is limited.  Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or anyone else.  If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

The timing of principal payments on your notes is uncertain

Faster than expected rates of prepayments on the receivables will cause the trust to pay principal of your notes earlier than expected and will shorten the maturity of your notes.  Prepayments on the receivables will occur if:

• obligors prepay their receivables,

• the servicer receives liquidation proceeds on defaulted receivables,

• the servicer receives proceeds from physical damage, credit life or other insurance policies covering the financed vehicles or the obligors,

• the servicer purchases modified or impaired receivables, and

• the depositor or Ford Credit repurchases ineligible receivables.

A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including individual obligor circumstances and the types of incentives offered under Ford’s marketing programs.  For instance, certain obligors finance their vehicle purchase with Ford Credit to obtain a cash rebate, then pay off their accounts in the first few months of the contract term.  No prediction can be made about the actual prepayment rates that will occur for the receivables.

In addition, the timing of principal payments may be affected by the level of interest rates.  If interest rates fall below the rates at the time of issuance of the floating rate notes, there will be additional excess spread available to pay principal of the notes on each payment date.  If interest rates rise above the rates at the time of issuance of the floating rate notes, there will be less excess spread available to pay principal of the notes on each payment date.

If principal of your notes is paid earlier than expected due to faster rates of prepayments on the receivables, and interest rates at that time are lower than interest rates at the time principal would have been paid had those prepayments occurred as expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes.  Alternatively, if principal of your notes is paid later than expected due to slower rates of prepayments on the receivables, and interest rates at that time are higher than interest rates at the time principal would have been paid had those prepayments occurred as expected, you may lose reinvestment opportunities and, if your notes were purchased at a discount, your yield may be reduced.  You will bear all reinvestment risk resulting from principal payments on your notes occurring earlier or later than expected.

In addition, your notes will be paid in full before maturity if the servicer exercises its clean up call when the pool balance is 10% or less of the initial pool balance.

For more information about the timing of repayment and other sources of prepayments, you should read “Maturity and Prepayment Considerations.”

The Class B and Class C notes will be subject to greater risk because of subordination

The Class B notes will bear greater risk than the Class A notes because no interest will be paid on the Class B notes until all interest on the Class A notes is paid in full, and no principal will be paid on the Class B notes until the principal amount of the Class A notes is paid in full.  The Class C notes will bear even greater risk because of similar subordination to more senior classes of notes.  Failure to pay interest on subordinated notes that are not part of the controlling class will not be an event of default.

Overcollateralization may not increase as expected

The overcollateralization is expected to increase to the targeted overcollateralization amount as excess spread is used to pay principal of the notes in an amount greater than the decrease in the pool balance from the amortization of the receivables.  It is not certain that the targeted overcollateralization amount will be reached or maintained, or that the receivables will generate sufficient collections to pay your notes in full.

For more information about overcollateralization as a form of credit enhancement for your notes, you should read “Credit Enhancement — Overcollateralization.”

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes

An event of default may result in an acceleration of payments on your notes.  If collections on the receivables and the proceeds of any sale of receivables are insufficient to pay the amounts owed on your notes, you may have delays in payments or losses on your notes.  If principal of your notes is paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes.  If the notes are accelerated after an event of default, the trust will not pay interest on or principal of any notes that are not part of the controlling class until all interest on and principal of the notes of the controlling class is paid in full.

For more details about events of default and acceleration of the notes, you should read “Description of the Notes — Events of Default and Acceleration.”  For more details about the change in the priority of payments following events of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments” and “— Post-Acceleration Priority of Payments.”

Bankruptcy of Ford Credit could result in delays in payment or losses on your notes

If Ford Credit becomes subject to a bankruptcy proceeding, you may have delays in payment or losses on your notes.  A bankruptcy court could conclude that Ford Credit effectively still owns the receivables because the sale of the receivables to the depositor was not a “true sale” or the assets and liabilities of the depositor should be consolidated with those of Ford Credit for bankruptcy purposes.  If a court were to reach this conclusion, you may have delays in payment or losses on your notes due to:

•                  the “automatic stay” of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit’s property that were existing before the transfer of the receivables to the trust having a claim on collections that are senior to your notes, or

• the trust not having a perfected security interest in the financed vehicles or any cash collections held by Ford Credit at the time the bankruptcy proceeding starts.

In addition, the transfer of receivables by the depositor to the trust, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the trust.  If a court were to decide that the transfer was not a sale or the depositor was consolidated with Ford Credit in the bankruptcy proceeding, the notes would benefit from a security interest in the receivables but the receivables would be owned by Ford Credit and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could cause delays in payment or losses on your notes.

Any bankruptcy proceeding involving Ford Credit may also adversely affect the rights and remedies of the trust and payments on your notes in other ways, whether or not the transfer of the receivables is considered a “true sale.”  For example:

•                  as noted above, the “automatic stay” may prevent the exercise by the trust and others of their rights and remedies against Ford Credit and others, including the right to replace Ford Credit as servicer or the right to require it to repurchase receivables based on a breach of a representation, and/or

• Ford Credit may be permitted to reject some agreements to which it is a party, including the sale and servicing agreement, and not be required to perform its obligations under those agreements.

For more information about the effects of a bankruptcy on your notes, you should read “Important Legal Considerations —Bankruptcy Considerations.”

Performance of the receivables is uncertain and depends on many factors and may worsen in an economic downturn

The performance of the receivables depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual obligors, Ford Credit’s underwriting standards at origination, Ford Credit’s servicing and collection strategies, the resale value of repossessed vehicles and changes in Ford’s marketing programs, all of which could result in higher delinquencies and losses on the receivables.  Because many of these factors are outside the control of Ford Credit, the performance of the receivables cannot be predicted with accuracy and may result in losses on your notes.

Vehicles that are repossessed are typically sold at auctions as used vehicles.  The pricing of used vehicles is affected by supply and demand for those vehicles, which is influenced by many factors, including overall auto industry sales, the volume of returned lease vehicles, consumer tastes, economic conditions, fuel costs, the introduction and pricing of new vehicle models, the impact of vehicle recalls and the discontinuation of vehicle models or brands.  Strong auto industry sales and higher volumes of returned lease vehicles generally increase the supply of used vehicles in the market, which may adversely affect auction prices for used vehicles.  In addition, decisions by Ford about new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models.  Any adverse impact on the resale value for repossessed vehicles could result in increased losses on the receivables and losses on your notes.

In addition, if an economic downturn occurs, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

For more information about delinquencies, repossessions and credit losses for Ford Credit’s portfolio of U.S. retail installment sale contracts, you should read “Sponsor and Servicer — Delinquency, Repossession and Credit Loss Information.”

Excessive prepayments and defaults on the higher APR receivables may adversely impact your notes

Some of the receivables will have APRs that are less than the interest rate on your notes plus fees and expenses of the trust.  Payments on receivables with higher APRs compensate for the payments made on receivables with lower APRs.  Excessive prepayments and defaults on the higher APR receivables may adversely impact your notes by reducing the amounts available to pay principal of and interest on your notes.

The trust will issue floating rate notes, but will not enter into interest rate hedges, which could result in losses on your notes if interest rates rise

The receivables require level monthly payments and accrue interest at a fixed rate, while the floating rate notes will accrue interest at a floating rate based on one-month LIBOR plus a spread.  Even though the trust will issue floating rate notes, it will not enter into interest rate hedges or other derivatives contracts to mitigate this interest rate risk.

The trust will pay interest on the floating rate notes out of collections on the receivables and not solely from funds that are dedicated to the floating rate notes.  Therefore, an increase in market interest rates would reduce the amounts available for payments to all the notes, not just to the floating rate notes.

If the floating rate payable by the trust increases to the point at which the amount of interest and principal due on the notes, together with fees and expenses of the trust, exceeds the collections on the receivables, the trust may not have sufficient funds to pay interest and principal due on the notes.  If the trust does not have sufficient funds to make these payments, you may have delays in payment or losses on your notes.

Negative LIBOR rates will reduce the rate of interest on the Class A-2b notes

The interest rate on the Class A-2b notes will be one-month LIBOR plus a spread.  Changes in LIBOR will affect the interest rate and the amount of interest paid on the Class A-2b notes.  If LIBOR decreases below 0.00% for any interest period, the interest rate for that period, including the spread, will be reduced by the amount LIBOR is negative, but not below 0.00%.

Failure to pay principal of a note will not be an event of default until its final scheduled payment date

The trust will not be obligated to pay a specific amount of principal of any note on any date other than its outstanding principal amount on its final scheduled payment date.  Failure to pay principal of a note will not be an event of default until its final scheduled payment date.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” is extensive legislation that impacts financial institutions and other non-bank financial companies, such as Ford Credit.  The Dodd-Frank Act created the Consumer Financial Protection Bureau, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.  Effective August 31, 2015, the Consumer Financial Protection Bureau has authority to supervise and examine the largest nonbank automotive finance companies, including Ford Credit, for compliance with consumer financial protection laws.

In addition, the Dodd-Frank Act increased the regulation of the securitization and derivatives markets.  Many of the new requirements are the subject of implementing regulations, some of which have not yet been finalized.  Until all implementing regulations are finalized, it is not clear whether the new requirements will have an adverse impact on the servicing of the receivables, on Ford Credit’s securitization programs or on the regulation and supervision of Ford Credit, the depositor or the trust.

For more information about potentially applicable provisions of the Dodd-Frank Act, you should read “Important Legal Considerations — The Dodd-Frank Act.”

The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under law would have serious adverse effects on financial stability in the United States.  It is not clear whether the liquidation framework would apply to Ford Credit, the depositor or the trust.  The expectation is that the framework will be invoked only very rarely.  Guidance from the FDIC indicates that the framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime that would apply to Ford Credit, the depositor and the trust.  If the FDIC were appointed as receiver for Ford Credit, the depositor or the trust, or if future regulations or FDIC actions are contrary to the FDIC guidance, you may have delays in payments or losses on your notes.

For more information about the framework, you should read “Important Legal Considerations — The Dodd-Frank Act.”

Regulatory activity relating to the automotive finance sector and auto securitization has increased, particularly for subprime auto finance.  Since July 2014, several subprime auto finance companies have reported that the U.S. Department of Justice and/or various state attorneys general have served them with subpoenas requesting information relating to their subprime auto financing practices.  Separately, in October 2014, Ford Credit received a voluntary document request from the SEC in connection with its investigation into “certain practices in subprime auto loan ABS.”  The SEC informed Ford Credit that the request was made to a number of automotive finance companies as part of an industry-wide investigation, and Ford Credit cooperated with the request.

It is not clear whether this or other regulatory activity, if applicable to Ford Credit, would have an adverse impact on Ford Credit’s securitization programs or your notes.

Interests of other persons in the receivables or the related financed vehicles could reduce funds available to pay your notes

If another person acquires an interest in a receivable or a related financed vehicle that is superior to the trust’s interest, the collections on that receivable or the proceeds from the sale of that financed vehicle may not be available to make payments on your notes.  If the trust does not have a perfected security interest in a receivable or a financed vehicle, its ability to repossess and sell the financed vehicle securing a defaulted receivable may be adversely affected.  Another person could acquire an interest in a receivable or a financed vehicle that is superior to the trust’s interest if:

•                  the trust does not have a perfected security interest in the receivable or the financed vehicle because Ford Credit’s security interest in the receivable or in the financed vehicle was not properly perfected,

•                  the trust does not have a perfected security interest in the financed vehicle in some states because the servicer will not amend the certificate of title to identify the trust as the new secured party,

•                  the trust’s security interest in the receivable or the financed vehicle is impaired because holders of some types of liens, such as tax liens or mechanic’s liens, may have priority over the trust’s security interest or a financed vehicle is confiscated by a government agency, or

•                  the trust does not have a perfected security interest in the receivable because Ford Credit did not maintain physical possession, in the case of a tangible contract, or “control,” in the case of an electronic contract.

For more information about the security interests in the receivables and financed vehicles, you should read “Important Legal Considerations — Security Interests in Receivables and Vehicles.”

The servicer’s ability to commingle collections with its own funds could result in delays in payment or losses on your notes

The servicer will be required to deposit collections on the receivables in the trust’s collection account within two business days of applying them to the obligor’s account or on a monthly basis, depending on its credit ratings, other than recoveries, which will be deposited on a monthly basis.  Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the receivables with its own funds.  If the servicer does not pay these amounts to the trust by the next payment date, which could occur if the servicer becomes subject to a bankruptcy proceeding, you may have delays in payment or losses on your notes.

The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell them

If a secondary market for your notes does not develop, it could limit your ability to resell them.  This means that if you want to sell your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed.  The underwriters may assist in the resale of notes, but they are not required to do so.  If a secondary market does develop, it might not continue, it might be disrupted by events in the global financial markets or it might not be sufficiently liquid to allow you to resell your notes.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur

The trust will pledge the receivables to the indenture trustee to secure payment of the notes.  The controlling class may declare an event of default relating to a breach of a material covenant and accelerate the notes after an event of default, and waive events of default (other than failure to pay interest on or principal of the notes).  The controlling class may, in some circumstances, direct the indenture trustee to sell the receivables after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full.  If your notes cannot be paid in full with the proceeds of a sale of the receivables, you will suffer a loss.

	The controlling class may terminate the servicer following a servicer termination event and may waive servicer termination events.

Holders of notes that are not part of the controlling class will have no right to take these actions.  Only the controlling class will have these rights.  The controlling class may have different interests from the noteholders of other classes and will not be required to consider the effect of its actions on the noteholders of other classes.

For more details about the actions that the controlling class may direct, you should read “Description of the Notes — Events of Default and Acceleration” and “Servicing — Resignation and Termination of Servicer.”

Geographic concentration may result in more risk to you	As of the cutoff date, the billing addresses of the obligors of the receivables are concentrated by initial pool balance in the following states:

	Texas	15.20%
	California	9.64%
	Florida	7.57%

No other state is more than 5% of the initial pool balance.  Economic conditions or other factors affecting states with a high concentration of receivables could adversely impact the performance of the receivables and could result in delays in payment or losses on your notes.

The decline in oil prices and resulting impact on the oil industry may disproportionately impact certain regions, particularly Texas, which could adversely impact delinquencies, repossessions and credit losses on receivables in those regions.  Since late 2015, Ford Credit has experienced an increase in repossessions in Texas for both personal use accounts and commercial accounts, with repossessions of commercial accounts increasing faster than personal use accounts.  The increase in repossessions in Texas may be a result of lower oil prices which have led to a reduction in oil exploration and oil production.  If oil prices remain low for an extended period, repossessions may continue to increase in those regions, which could adversely impact receivables in those regions and lead to delays in payment or losses on your notes.

Delays in collecting payments could occur if Ford Credit is not the servicer

If Ford Credit resigns or is terminated as servicer, the processing of payments on the receivables and information about collections could be delayed.  This could cause payments on your notes to be delayed.  Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described in “Servicing — Resignation and Termination of Servicer.”

The servicing fee may be insufficient to attract a replacement servicer

If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the pool balance, may be insufficient to attract a replacement servicer or cover the actual cost of servicing the receivables.  In particular, the amount of the servicing fee will decline each month as the pool balance declines, but the cost of servicing each account will remain essentially fixed.  This risk is greatest toward the end of a securitization transaction when the pool balance has declined significantly.  A delay or inability to find a replacement servicer would delay collection and other servicing activities on the receivables and could delay payments and reports to the noteholders and the indenture trustee, have an adverse impact on amounts collected on defaulted receivables and lead to delays in payment or losses on your notes.

Receivables that do not comply with consumer financial protection laws could result in delays in payment or losses on your notes

If a receivable does not comply with U.S. federal and state consumer financial protection laws, the servicer may be prevented from or delayed in collecting the receivable.  Also, some of these laws may provide that the assignee of a consumer contract (such as the trust) is liable to the obligor for any failure of the contract to comply with these laws.  This could result in delays in payment or losses on your notes.

For more details about consumer financial protection laws relating to the receivables, you should read “Important Legal Considerations — Receivables Contracts and Vehicles — Consumer Financial Protection Laws.”

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability.  The ratings reflect each rating agency’s assessment of the future performance of the receivables, the credit enhancement available for the notes and the likelihood of repayment of the notes.  The notes may not perform as expected and the ratings may be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, analytical errors or incorrect assumptions.  None of the depositor, the sponsor or any of their affiliates will be obligated to replace or supplement any credit enhancement or to take other action to maintain any ratings on the notes.  If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor hired two rating agencies that are nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the notes.  The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO assigned ratings on the notes.  However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including before the closing date, and none of the sponsor, the depositor, the underwriters or any of their affiliates will be obligated to inform you of any unsolicited ratings assigned after the date of this prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If a non-hired NRSRO assigns an unsolicited rating on the notes, it may be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the receivables, the credit enhancement available for the notes and the likelihood of repayment of the notes.  You should not rely solely on the ratings on the notes.

Eligibility of the Class A-1 notes under Rule 2a-7	The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.

Any determinations about the qualification of the Class A-1 notes under, and compliance with, other applicable requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.

For more information about Rule 2a-7 under the Investment Company Act of 1940, you should read “Investment Considerations.”

The allocation of the principal amount of the Class A-2 notes is unknown

The allocation of the principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes may not be determined until the day of pricing.  A higher allocation to the floating rate notes will correspondingly increase the exposure of the trust to increases in the interest rate payable on the floating rate notes.  In addition, a reduction in liquidity in the secondary market for the Class A-2a or Class A-2b notes may result if either class has a small principal amount compared to the other.

Retention of notes by the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes

The depositor may retain some of the notes of a class.  As a result, the market for notes of that class may be less liquid than would otherwise be the case and, if the retained notes are later sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

SPONSOR AND SERVICER

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers.  Ford Credit is a Delaware limited liability company and is a wholly-owned subsidiary of Ford.

Ford Credit provides a wide variety of automotive financing products to and through motor vehicle dealers throughout the world.  Ford Credit’s primary financing products are:

•                  Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•                  Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

•                  Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases some receivables of Ford and its subsidiaries and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

•                  payments on retail installment sale contracts and leases that it purchases,

•                  interest supplements and other support payments from Ford and affiliated companies on special rate financing programs, and

•                  payments on wholesale and other dealer loan financing programs.

Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued.  Ford Credit will be the servicer of the receivables and the securitization transaction and the administrator for the trust.

As sponsor, Ford Credit will be responsible for structuring this securitization transaction, selecting the transaction parties and paying the expenses of forming the trust, legal fees of some transaction parties, rating agency fees for rating the notes and other transaction expenses.  Ford Credit will also select the pool of receivables for this securitization transaction using the criteria described in “Receivables — Selection of Receivables.”  Ford Credit will make representations about the characteristics of the receivables sold to the depositor and sold by the depositor to the trust.  If Ford Credit has knowledge or is notified by the trust, the owner trustee or the indenture trustee that a representation was untrue when made and the breach has a material adverse effect on a receivable, Ford Credit must repurchase the receivable unless it corrects the breach in all material respects before the date it is required to repurchase the receivable.

For more information about the representations and repurchase obligations, you should read “Receivables — Representations About Receivables” and “— Obligation to Repurchase Receivables.”

Ford Credit’s wholly-owned subsidiary, the depositor, will retain the residual interest in the trust.  The residual interest represents the ownership interest in the trust and the right to all funds not needed to make required payments on the notes, cover losses on the receivables, pay fees and expenses of the trust or make deposits in the reserve account.  The residual interest is subordinated to the notes and represents the first-loss interest in this securitization transaction.  The depositor’s retained residual interests will not be hedged by Ford Credit, the depositor or any of their affiliates.

For more information of about the required retention of credit risk in the transaction by the sponsor, you should read “Credit Risk Retention.”

Ratings of Sponsor and Servicer

As of the date of this prospectus, Ford Credit’s senior unsecured debt ratings are:

	DBRS	Fitch	Moody’s	S&P
Short-term debt ratings	R-2 (middle)	F2	P-2	A-2
Long-term debt ratings	BBB	BBB	Baa2	BBB
Outlook	Stable	Stable	Stable	Stable

Although the rating agencies have raised or indicated a more favorable outlook on Ford Credit’s debt ratings recently, the rating agencies had previously lowered Ford Credit’s debt ratings and may change the ratings or downgrade Ford Credit at any time.

Based on its present ratings, Ford Credit, as servicer, will be required to deposit collections (except recoveries) on the receivables in the collection account within two business days of applying these amounts to the obligor accounts.

For more information about the deposit of collections, you should read “Servicing — Deposit of Collections.”

Securitization Experience

Ford Credit has securitized its assets since 1988.

Ford Credit’s securitization programs are diversified across asset classes and markets.  Ford Credit sponsors securitization programs for retail installment sale contracts, operating leases and the related vehicles and dealer floorplan receivables.  Ford Credit participates in a number of international securitization markets, including the United States, Canada, Europe (primarily in the United Kingdom and Germany), Mexico and China.  Ford Credit also participated in the securitization markets in Japan and Australia and other European countries.

In the United States, Ford Credit sponsors a number of securitization and structured financing programs in which it sells receivables in the public markets and in private transactions.  In addition to selling receivables to trusts making registered public offerings or private placements of asset-backed securities, Ford Credit regularly sells retail installment sale contracts to a large number of multi-seller asset-backed commercial paper conduits and other banks and financial institutions.

Ford Credit securitizes its assets because the market for securitization of financial assets usually provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity.  Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.  Securitization is a core component of Ford Credit’s funding strategy.

For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.

Securitization Program for Retail Installment Sale Contracts

Ford Credit has had an active publicly-registered securitization program for retail installment sale contracts in the United States since 1989 and has issued asset-backed securities in more than 70 transactions under this program.  The notes offered by this prospectus are part of this program.  Ford Credit has also had a securitization program for revolving pools of retail installment sale contracts in the United States since 2014 and has issued asset-backed securities in six transactions under this program.  Ford Credit has never received a demand to repurchase any receivable backing asset-backed securities offered in either program due to a breach of representations made about the receivables.  Repurchases of receivables due to Ford Credit’s discovery of a breach of representations have been immaterial in these programs.  None of the asset-backed securities offered in either program have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent losses or events of default.

Origination, Underwriting and Purchasing

Vehicle Financing.  Ford Credit purchases completed retail installment sale contracts entered into between retail customers and motor vehicle dealers for the sale and financing of vehicles.  When a customer purchases a vehicle from a dealer, the customer and the dealer agree on the purchase price of the vehicle and the purchase of any insurance, service contracts and other products offered by the dealer.  If the customer elects to finance the vehicle through the dealer, the customer and the dealer decide on the amount to be financed, contract term, payment terms and finance charge rate, or APR, on the retail installment sale contract.  The amount financed is the purchase price of the vehicle less any vehicle trade-in, down payment and cash payments from marketing programs offered by Ford and Ford Credit plus taxes, additional products such as insurance and service contracts, dealer installed accessories, outstanding balances on turn-in or trade-in vehicles and other fees and charges the dealer agrees to pay on behalf of the customer.  Ford Credit will generally only purchase contracts from dealers if it approved the additional products financed on the contract and the providers of those products.  The customer also chooses the day of the month on which monthly payments will be due and the first payment date, which generally must be within 45 days of the date the contract is signed.  The dealer will determine if the customer is eligible for and will be using any marketing programs offered by Ford and Ford Credit that impact the terms of the contract, such as Ford-sponsored low-APR programs or marketing programs that allow the customer to defer payments for a limited time before starting to make monthly payments.

Contracts originated under Ford-sponsored low-APR vehicle marketing incentive programs, or “subvened-APR contracts,” have financing rates below the standard financing rates that Ford Credit offers.  Ford pays Ford Credit the present value of the difference between the customer’s subvened rate and Ford Credit’s standard financing rate.  Ford and Ford Credit may also offer other forms of vehicle marketing or financing incentives, such as cash rebates to customers, but contracts receiving these incentives are not considered subvened-APR contracts.  Cash rebates may be applied toward the purchase price of the financed vehicle.

Each customer that elects to finance through the dealer completes a credit application.  If the dealer is requesting that Ford Credit purchase the retail installment sale contract, the dealer submits the credit application electronically to Ford Credit, typically through online systems, together with information about the proposed terms of the retail installment sale contract.

Credit Application and Scoring Models.  On receipt of a credit application, Ford Credit automatically obtains a credit report on the applicant from a national credit bureau, which includes a credit score and other credit information.  Ford Credit generally selects a credit bureau based on its assessment of which credit bureau provides the most accurate and complete credit reports but a credit analyst may select an additional credit bureau for more information.  For consumer applicants, the initial credit bureau selected is based on the applicant’s geographic area.  In some cases, the applicant is a business entity and a credit report from a commercial credit bureau is used as described in “— Commercial Accounts” below.  In a small number of cases, a credit report is not available because an applicant does not have a sufficient credit history.  Ford Credit also automatically obtains other information on the applicant including results of compliance and fraud checks, whether the applicant has other active credit applications submitted to Ford Credit, whether the applicant is a current or former Ford Credit customer, and in some cases, other available credit information.

If an individual applicant has sufficient recent credit history, the credit bureau data used in Ford Credit’s origination scoring models includes the applicant’s credit risk score, often called a FICO® score.  A FICO® score is generated using statistical models created by Fair Isaac Corporation and measures the likelihood that an applicant will become severely delinquent.  FICO® is a registered trademark of Fair Isaac Corporation.  FICO® models are updated from time to time.  From 2005 to April 2011 Ford Credit used FICO® 2 scores.  Since April 2011, Ford Credit has used FICO® scores designed specifically for automotive financing known as FICO® 8 scores.  FICO® scores range from 250 to 900.  FICO® score is a significant factor in Ford Credit’s consumer origination scoring models.  Loan-to-value and payment-to-income ratios are also important factors in Ford Credit’s origination scoring models.

The first step Ford Credit takes on receipt of an application is to classify the applicant based on whether the applicant is an individual or business entity, the applicant’s credit profile and whether the vehicle being financed is new or used.  This classification determines the particular origination scoring model to be used.  Ford Credit’s proprietary origination scoring models assess the creditworthiness of the applicant using the information in the applicant’s credit application, the proposed terms of the retail installment sale contract and the applicant’s credit bureau data and other information obtained by Ford Credit.  The origination scoring models are statistical tools used to differentiate credit applicants based on their probability of paying the amounts due under their contracts.  The origination scoring models assign a proprietary risk score for each applicant that is used in Ford Credit’s evaluation process.  The origination scoring models update the applicant’s risk score in real time throughout the evaluation and purchasing process if any of the inputs to the risk score change.  Using origination scoring models does not eliminate credit risk.

Ford Credit’s origination scoring models were developed internally based on Ford Credit’s portfolio databases of millions of contracts originated over several decades to identify key variables that predict an applicant’s probability of paying the amount due under the contract.  Ford Credit regularly reviews its origination scoring models to confirm the continued business significance and statistical predictability of the variables, including comparing actual and predicted performance of its retail portfolio.  Ford Credit develops new origination scoring models for its consumer, commercial and commercial line of credit applicants on a regular cycle plan.  Ford Credit may make adjustments to improve the performance of the origination scoring models between development cycles by uniformly changing the overall risk scores or modifying the weighting of selected variables.

Underwriting and Credit Evaluation.  After all information is obtained and a proprietary risk score generated, Ford Credit evaluates the application to determine whether to approve it.  Ford Credit’s decision process is based on a judgmental evaluation of the applicant, the credit application, the proposed terms of the contract, credit bureau information, proprietary risk score and other information.  The evaluation emphasizes the applicant’s ability to pay and creditworthiness focusing on payment, affordability, applicant credit history and stability as key considerations.  The creditworthiness of any co-applicant or guarantor is evaluated in a similar manner to the applicant and is also considered when determining whether to approve an application.

The loan-to-value ratio, or “LTV,” is determined by dividing the loan amount by the collateral value of the vehicle.  The “loan” amount used in the LTV calculation for credit evaluation is the agreed on purchase price of the vehicle plus taxes and fees, minus any cash payments from marketing programs, net vehicle trade-in value and cash down payment.  This amount is less than the amount financed, particularly if the applicant purchases additional products such as insurance and service contracts.  The collateral value in the LTV calculation is determined using the wholesale value of the vehicle.  If the financed vehicle is a new vehicle, including demonstrator vehicles, the wholesale value is generally the dealer invoice price but it may be increased to reflect equipment added to the vehicle including specialty bodies.  Ford Credit may adjust the wholesale value before calculating the LTV that is used in the origination scoring models.  If the financed vehicle is a used vehicle, excluding demonstrator vehicles, the wholesale value is the amount entered by the dealer during the credit application process.  In some cases, the credit analyst adjusts or updates the dealer entered value typically by using the National Auto Dealers Association Official Used Car Guide or Kelley Blue Book, but other sources of information such as other vehicle value guides, auction or purchase price or other methods may be used.

The payment-to-income ratio, or “PTI,” is determined by dividing the monthly payment by the combined gross monthly income and other monthly income of the applicant and any co-applicant as reported by them in the credit application or as adjusted in limited cases through Ford Credit’s income verification process.  PTI is not calculated for commercial use contracts with a business entity as the primary obligor.  PTI is not used for credit evaluation for a limited number of contracts where the applicant stated no income or negligible income and contracts where Ford Credit has determined that the PTI is unreliable.

All credit applications automatically go into Ford Credit’s electronic decisioning process in order to expedite the review of applications, promote consistent decisions and allow Ford Credit to make and communicate decisions to dealers faster and more efficiently.  The electronic decisioning process first identifies the applications to approve, then the applications to reject, and then the remaining applications are assigned to a credit analyst for further evaluation.  Electronic approval and rejection decisions are made using models that generally replicate the judgmental evaluation that would be applied by an experienced credit analyst based on various combinations of factors that in Ford Credit’s experience have resulted in credit analyst approval or rejection.  Ford Credit regularly reviews its electronic decisioning process and makes adjustments in response to market conditions, financing terms and the performance of its portfolio or to increase or decrease the percentage of applications electronically approved or rejected.  Ford Credit electronically approves approximately 37% to 54% of the contracts that are purchased.  Ford Credit uses a single level underwriting standard for all credit applications including those that are electronically decisioned and those that are decisioned by a credit analyst.  Many applications are evaluated and approved by a credit analyst although they were not approved in the electronic decisioning process.

On receipt of a credit application, the credit analyst judgmentally evaluates the credit application using uniform system processes and system based decision-making tools in the framework of Ford Credit’s purchasing standards.  Each credit application is reviewed separately and the credit analyst makes an individual decision based on the credit analyst’s assessment of the strengths and weaknesses of the application.  The credit analyst may work with the dealer to determine acceptable contract terms for applications that cannot be approved as originally submitted.  The credit analyst may condition approval on the addition of a qualified co-applicant or guarantor or on modifications to the financing terms, such as a higher cash down payment or a less expensive vehicle.  For less creditworthy applicants, or if there is a discrepancy in the information provided by the applicant, the credit analyst may verify the identity, employment, income, residency and other applicant information using Ford Credit’s established procedures before the decision is made.

To support consistent credit and purchase decisions and the overall quality of the portfolio, as described in “— Portfolio Quality” below, Ford Credit establishes purchasing standards and procedures including purchase quality guidelines and risk factor guidelines that are used by its credit analysts.  Purchase quality guidelines set targets for the purchase of lower and marginal quality contracts and may be set at different levels for different Ford Credit business regions.  Risk factor guidelines provide a framework of evaluation guidelines for specific attributes of an application, including affordability measures like PTI and debt-to-income ratios, FICO® score, LTV and contract term.  Risk factor guidelines and purchase quality guidelines are not strict limits or requirements and the credit analysts evaluating an application determine whether there may be other factors that, in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history, prior favorable Ford Credit financing experience, residency and employment stability and eligibility for marketing programs offered by Ford and Ford Credit.  For used vehicles, Ford Credit’s purchasing guidelines recommend shorter contract terms for older vehicles.  Ford Credit also uses performance monitoring software to improve process discipline and consistency of decisions.  Notwithstanding these guidelines, procedures and software, the judgment of the credit analyst is the most important aspect of Ford Credit’s evaluation and decision process.

Each credit analyst is assigned a maximum approval level that is based on the applicant’s total outstanding balances with Ford Credit.  More experienced credit analysts are assigned higher approval levels.  Managers with higher approval authority review or approve any credit application that exceeds the credit analyst’s approval level or that contain specific characteristics or combinations of characteristics identified in Ford Credit’s risk factor guidelines.  Ford Credit’s credit and purchase decisions are made independently of Ford, and Ford cannot require Ford Credit to approve a credit application or purchase a contract that would not otherwise be approved or purchased through Ford Credit’s decision process.

Ford Credit also has a compliance management program designed to ensure that Ford Credit’s processes comply with legal and regulatory requirements.  The compliance management program is commensurate with Ford Credit’s structure and the complexity of the products and services it offers.

Credit and purchase decisions are typically communicated to the dealer electronically.  Approvals and rejections made through the electronic decisioning process are communicated in seconds.  For credit applications not electronically approved or rejected, Ford Credit typically makes a decision within 20 minutes of receipt of an application.  Less creditworthy applicants may require additional investigation and take longer before a decision can be made.  Over 98% of Ford Credit’s decisions are made within one hour of receipt of an application.

Purchasing Process.  For approved credit applications, dealers must submit retail installment sale contracts, signed by both the customer and the dealer, on paper or electronic forms approved by Ford Credit and determined by Ford Credit to be in compliance with law and enforceable.  After the dealer submits a completed contract, the contract funding analyst, aided by Ford Credit’s origination system, confirms that the terms of the contract are consistent with the application approval and checks for errors apparent in the contract disclosures made by the dealer.  If the contract is consistent with the approval but contains minor errors, Ford Credit may purchase the contract and send a correction notice to the customer or obtain a signed modification from the customer.  If the contract is not consistent with the approval or has more significant errors, Ford Credit returns it to the dealer for correction or a new contract.

As part of the approval process, Ford Credit establishes a “dealer discount rate” that is used to calculate Ford Credit’s purchase price for the contract.  This dealer discount rate is determined based on a combination of factors, including Ford Credit’s proprietary risk score, the applicant’s FICO® score and the contract characteristics.  For commercial applicants that do not have a FICO® score, the dealer discount rate is determined based on Ford Credit’s proprietary risk score.  If the contract APR exceeds the dealer discount rate by more than the limits established by Ford Credit, then Ford Credit either will not purchase the contract or will reduce the APR to meet Ford Credit guidelines.  In the case of subvened-APR contracts, the dealer discount rate will match the APR established by Ford.  In some cases Ford Credit may approve a reduced dealer discount rate.  These rate concessions generally are granted to dealers who could obtain lower rates from other financing providers or to resolve a discrepancy in the originally quoted dealer discount rate.  Ford and Ford Credit may also offer marketing programs where the dealer discount rate is determined primarily based on the specific applicant or contract characteristics rather than on the risk scores.  These programs are generally offered to attract particular types of applicants, such as current college students and recent college graduates or first time buyers of Ford or Lincoln vehicles, or to promote sales of particular Ford and Lincoln vehicles.

Ford Credit purchases the contract from the dealer for an amount generally equal to the amount financed on the contract plus one or more of a set fee, a percentage of the amount financed and a portion of the finance charge on the contract.  The portion of the finance charge earned by the dealer is generally calculated using the difference between the dealer discount rate set by Ford Credit and the APR on the contract.

Each dealer signs an assignment agreement with Ford Credit and represents that the contract assigned to Ford Credit is complete, all required contract disclosures were properly made and all material statements made to Ford Credit by the dealer on behalf of the customer are true.  If, after investigation, these representations are later determined to be untrue, including due to fraud, Ford Credit may require the dealer to repurchase the contract and the contract is paid off in Ford Credit’s receivables system, or may retain the contract and obtain a dealer guaranty in case there is a subsequent default on the contract.

Title.  The assignment agreement also requires the dealer to apply immediately for a certificate of title for the financed vehicle that identifies Ford Credit as the lienholder.  Ford Credit verifies that its lien is noted on the certificate of title.  In most states, the verification occurs when the certificate of title is received.  In the states that do not provide the certificate of title to the lienholder, Ford Credit verifies its lien through a notice from the state.  Ford Credit also uses the electronic certificate of title process offered in many states that maintain electronic records of the certificate of title and lienholder information.  If Ford Credit cannot verify that its lien is noted on the certificate of title within an established period of time or if the lien notation is incorrect, it follows up with the dealer, the customer or state vehicle regulatory agencies to properly note or correct the lien.  Ford Credit stores paper certificates of title in locked, fireproof cabinets in Ford Credit facilities segregated from the origination and servicing functions and controlled by physical badge authentication.  Access to the title storage area is limited to Ford Credit personnel with a business need.  Electronic titles are processed by a third-party vendor and in some cases are converted to paper titles and stored at a Ford Credit facility.

Types of Contracts.  Most contracts purchased by Ford Credit are to finance new Ford or Lincoln vehicles that have not had their title registered.  Most contracts purchased by Ford Credit are with individuals who use the financed vehicle for personal use.  Ford Credit also purchases contracts to finance used vehicles, including certified pre-owned Ford and Lincoln vehicles.  A certified pre-owned vehicle must satisfy manufacturer-established mileage limits, condition requirements and routine maintenance standards and typically is still covered by the manufacturer’s warranty.  Certified pre-owned vehicles are eligible for manufacturer sponsored incentive marketing programs.  Ford Credit may also purchase contracts to finance vehicles previously used by the dealer as demonstrator vehicles or courtesy vehicles for the dealer’s service customers.  These vehicles are classified as used vehicles for purposes of Ford Credit’s retail securitization transactions.

Ford Credit’s standard policy is to purchase contracts with terms up to 84 months.  The contracts purchased by Ford Credit are simple interest, fixed rate contracts that amortize the amount financed over a series of payments.  Ford Credit may change its standard policy on existing products or introduce new financing products for retail customers in response to competitive pressures, customer demand or new business strategies.

Ford Credit classifies vehicles into categories.  The car category includes sedans, hatchbacks and coupes.  The light truck category includes minivans and vans and light pick-up trucks including a limited number that may have specialty bodies.  The truck category includes medium and heavy trucks with specialty bodies.  The utility category includes wagons, SUVs and cross-overs.

Contracts purchased by Ford Credit are either completed in paper form and are physically signed by the customer or are completed in electronic form and are electronically signed by the customer.  Ford Credit maintains possession of the paper contracts and related documents through a third-party vendor in secure, limited access facilities.  These facilities use security access measures, including physical badge or biometric authentication and may use video surveillance.  These facilities have fire suppression systems and are subject to disaster recovery and business continuity plans to ensure safekeeping and preservation of the documents.  The electronic contracts are stored in a specially-designed computer system or “electronic vault” maintained by a third-party vendor that identifies Ford Credit as the owner and establishes Ford Credit’s “control” of the electronic contracts.  Access to the electronic vault is limited to users having a business need and controlled by user identification, passwords, machine token authentication and access logs.  Access to the data center housing the electronic vault is limited to authorized system maintenance users and is controlled by intrusion software, video surveillance and physical badge or biometric authentication.  The data center and electronic vault are subject to disaster recovery and business continuity plans.

All contracts purchased by Ford Credit are entered into Ford Credit’s originations and receivables systems and assigned a unique account number for the life of the contract.  Ford Credit considers a contract to be originated on the date the contract is signed by the customer and finance charges start to accrue on the contract as of that date.

Purchased contracts and related documents are electronically imaged.  For electronic contracts, a separate image of the original contract is created for servicing purposes.  Once imaged, the documents may be viewed on Ford Credit’s systems for servicing, but may not be altered or deleted from those systems.  Additional documents generated or received by Ford Credit during servicing are also added to the imaged file.

Commercial Accounts.  Some of the retail installment sale contracts purchased by Ford Credit are for customers who are either business entities or individuals who use the financed vehicle for commercial purposes.  Commercial customers may have multiple vehicles financed with Ford Credit and a portion of commercial customers have lines of credit that allow the customer to finance multiple vehicles up to the approved amount under pre-established terms, subject to some conditions.  Ford Credit’s origination scoring models for commercial applicants that are business entities include factors relevant to businesses and use commercial credit bureau data.  Consumer credit bureaus do not provide data or FICO® scores for business entities.  The origination scoring models for commercial applications that include individuals as the applicant, co-applicant or guarantor use the individual’s FICO® score, but still factor in the commercial use of the financed vehicle and commercial credit bureau data if the commercial applicant is a business entity.

For the majority of commercial applicants that are business entities, the commercial credit bureau data used in Ford Credit’s origination scoring models includes the primary applicant’s Small Business Credit Share, or SBCS® score, even if there is also a FICO® score because the commercial application included an individual.  SBCS® scores are generated using statistical models created by Experian and measure the likelihood that a commercial applicant will become severely delinquent.  SBCS® scores range from 0 to 100.  Ford Credit currently uses the SBCS® Acquisition Score, but these scores are not as significant a factor in Ford Credit’s commercial origination scoring models as FICO® scores are in the consumer origination scoring models.  If the credit analyst requires additional information on a commercial applicant, a commercial credit report from Dun & Bradstreet including a Dun & Bradstreet Credit score, or D&B Credit® score, is obtained.  D&B Credit® is a registered trademark of Dun & Bradstreet Corporation.  D&B Credit® scores are generated using statistical models created by Dun & Bradstreet.

For commercial line of credit applicants, Ford Credit evaluates the applicant based on its financial information and also obtains a commercial credit report from Dun & Bradstreet that includes a D&B Credit® Commercial Credit Score.  The D&B Credit® Commercial Credit Score measures the likelihood that a commercial applicant will become severely delinquent.  The D&B Credit® Commercial Credit Score ranges from 101 to 670.  A new commercial credit report from Dun & Bradstreet including an updated D&B Credit® Commercial Credit Score is obtained every time the commercial line of credit customer purchases a vehicle under the line of credit to confirm that there have been no significant changes to the customer’s financial condition.

Similar to purchase decisions for personal use applicants, purchase decisions for commercial applicants emphasize ability to pay and creditworthiness, but also recognize that commercial vehicles may have specialty bodies or equipment added and are often put to more demanding uses, which may reduce the resale value of the financed vehicle.  For these reasons, Ford Credit uses a different electronic decisioning process for commercial applicants and its purchase standards are often different which generally result in larger down payments and shorter terms.

An important difference between commercial contracts and other contracts is that commercial contracts may be included in a cross collateral agreement.  These agreements allow Ford Credit to enforce collection and repossession rights against all contracts and financed vehicles with the same customer even if payments for some contracts are current.  Payments or other amounts received on a specific contract, such as repossession sale proceeds, generally are applied first to that contract.  Excess amounts collected for one contract may be applied to other contracts with the same customer to reduce losses.

Portfolio Quality.  Ford Credit uses its purchasing standards to manage the overall quality of its portfolio of retail installment sale contracts.  Ford Credit reviews credit analysts’ decisions regularly to ensure they are consistent with Ford Credit’s purchasing standards and credit approval authority.  In addition, a specific auditing group within Ford Credit regularly reviews the underwriting process and compliance with company procedures and legal requirements.

Ford Credit uses credit performance and purchase quality reports to monitor credit quality, consistency of purchase decisions and portfolio composition, including levels of lower and marginal quality contracts, and to provide ongoing training for credit analysts.  These reports are generated at a number of levels including total company, geographic region, business center, dealer and credit analyst.

Ford Credit regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its credit decisions and purchasing standards.  If external economic factors, credit losses or delinquencies, market conditions, consumer credit trends, customer characteristics or other factors change, Ford Credit may adjust its purchasing standards and procedures, including purchase quality guidelines and risk factor guidelines, to change the quality of its portfolio or to achieve other business objectives.

Origination Characteristics

Ford Credit’s origination and purchasing policies focus on supporting the sale of new Ford vehicles.  The number of contracts purchased by Ford Credit is correlated to Ford vehicle sales and is influenced by market conditions and competitive pressures.  A substantial percentage of the contracts purchased by Ford Credit are originated under Ford-sponsored vehicle marketing incentive programs.  As a result, changes in origination volumes and the types of contracts purchased are caused primarily by changes in sales of Ford vehicles and changes in Ford-sponsored vehicle marketing programs.  The relative cost and availability of funding sources also impact Ford Credit’s willingness to purchase some retail installment sale contracts and Ford Credit may limit purchases of some types of contracts for risk management purposes.

The following table contains information about the retail installment sale contracts purchased by Ford Credit from motor vehicle dealers during each of the periods indicated.

Origination Characteristics

	Nine Months Ended September 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Number of contracts originated	572,189	705,297	898,772	839,397	764,705	714,226	658,372
Aggregate original principal balance (in millions)	$18,188	$20,913	$26,697	$23,007	$20,612	$18,809	$17,083
Weighted average(1) original term (in months)	65.5	65.8	65.5	63.5	62.2	62.1	61.2
Original term greater than 60 months(2)	57.8%	61.9%	60.3%	47.0%	40.8%	40.8%	37.6%
Weighted average(1) FICO® score at origination(3)	734	737	736	736	734	730	730
Weighted average(1) FICO® score at origination(3) for original term greater than 60 months	711	720	718	707	703	703	704
No FICO® score consumer(2)(4)	1.2%	1.5%	1.5%	1.5%	1.0%	1.1%	1.0%
Weighted average(1) LTV(5)	98%	95%	95%	92%	90%	92%	94%
Weighted average(1) PTI(6)	8.8%	8.7%	8.7%	8.5%	8.5%	8.6%	8.7%
Subvened-APR contracts(2)(7)	64%	49%	47%	45%	36%	35%	47%
Commercial use(2)(8)	16%	14%	15%	15%	16%	15%	15%
New vehicles(2)	92%	92%	92%	92%	92%	90%	90%

(1)                 Weighted averages are weighted by the original principal balance of each contract.

(2)                 As a percentage of the original principal balance of contracts purchased during the period.

(3)                 Excludes contracts that have primary obligors who did not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.  For a description of FICO® scores, you should read “Sponsor and Servicer — Origination, Underwriting and Purchasing.”

(4)                 Contracts with obligors who are individuals with minimal or no recent credit history.

(5)                 The LTV for a contract for purposes of this table is the original amount financed divided by the wholesale value of the vehicle.

(6)                 The PTI for a contract is the monthly payment divided by the monthly combined income of the obligor and any co-obligor.  Excludes commercial use contracts with a business entity as primary obligor.  Also excludes a limited number of contracts where the applicant stated no income or negligible income and contracts where Ford Credit has determined that the PTI is unreliable.

(7)                 Contracts originated under a Ford-sponsored low-APR marketing program.

(8)                 Contracts with obligors who use the financed vehicle for commercial purposes.  These obligors may be business entities or individuals.

The weighted average original term in months of the contracts purchased by Ford Credit increased each full year since 2011 due to Ford-sponsored marketing programs and strong market demand for extended term contracts.  The percentage of the principal balance of contracts with an original term greater than 60 months increased each year since 2011.  That percentage increased to approximately 60% in 2015 and remained at that level in the first nine months of 2016 due primarily to Ford-sponsored marketing programs that included subvened rates as low as 0% for up to 72 months.  The percentage of the principal balance of 75-month contracts purchased was approximately 4% of the principal balance of the contracts purchased in 2015 and decreased to approximately 3% in the first nine months of 2016 primarily because of Ford Credit’s nationwide launch of the purchase of 84-month contracts.  The percentage of the principal balance of 84-month contracts purchased was nearly 3% in the second quarter of 2016 following the nationwide launch and fell below 2% in the third quarter of 2016.

Ford’s vehicle marketing programs typically offer applicants a choice between cash rebates and subvened financing, and the applicant’s choice changes the proportion of subvened-APR contracts purchased by Ford Credit.  The relative attractiveness to applicants of a cash rebate or subvened financing depends on a number of factors including the amount of the cash rebate, the amount of the subvention and the availability in the market of low-rate financing for the applicant.  The combination of these factors can lead to an increase or decrease in subvened-APR contracts purchased by Ford Credit.  The principal balance of subvened-APR contracts as a percentage of all contracts purchased by Ford Credit decreased to approximately 35% in 2012 and decreased further to approximately 24% in the first quarter of 2013, when the availability of low-rate financing caused more high quality applicants to select Ford cash rebates, some of which were only available with Ford Credit financing, over subvened financing.  The proportion of subvened-APR contracts purchased by Ford Credit increased starting in the second quarter of 2013 and continuing each year since then and increased to 64% in the first nine months of 2016 as Ford-sponsored marketing programs emphasized low-APR financing.

There are a variety of factors that affect the weighted average LTV, including whether obligors choose subvened financing under Ford’s vehicle marketing programs.  Obligors that choose subvened financing generally have a higher original amount financed than other similarly situated obligors because they have a smaller, if any, cash rebate to apply.  During the periods covered in the table above, the weighted average LTV decreased from 2011 to 2012 and the principal balance of subvened-APR contracts as a percentage of the original principal balance of all contracts purchased by Ford Credit also decreased through 2012.  Each year beginning in 2014 and continuing through the first nine months of 2016, the weighted average LTV of the contracts purchased by Ford Credit increased, reflecting in part a higher principal balance of subvened-APR contracts.

During the periods covered in the table above, new vehicle contracts were between 90% and 92% of the principal balance of contracts purchased.  Of the used vehicle contracts purchased, certified pre-owned vehicles were about half of the principal balance of used vehicle contracts in 2011 and increased since then to reach nearly 70% in 2014 and remained at that level in 2015 and in the first nine months of 2016.  This increase is the result of changes to Ford-sponsored marketing programs that incentivize dealers to sell certified pre-owned vehicles.

Material Changes to Origination, Underwriting and Purchasing Policies and Procedures

As part of its regular cycle plan, Ford Credit launched new origination scoring models for commercial credit applicants in November 2011 and for commercial line of credit applicants in May 2012.  In October 2012, Ford Credit adjusted its consumer and commercial origination scoring models to more accurately reflect portfolio performance and macroeconomic conditions.  As part of its regular cycle plan, Ford Credit launched new origination scoring models for consumer credit applicants in December 2013 and for commercial credit applicants in April 2015.

In April 2011, Ford Credit began using FICO® scores known as “FICO® 8” after determining that the new FICO® scores improved the performance of its origination scoring models.  Although the FICO® score of individual applicants may be different using FICO® 8, the average FICO® score of the contracts Ford Credit purchases did not change materially as a result of its use of FICO® 8.

In March 2012, to improve efficiencies and align its commercial originations processes, Ford Credit moved all of its commercial contract purchasing functions into the two business center locations responsible for underwriting commercial customers.

In 2014, Ford Credit conducted a limited pilot program to purchase 75-month contracts due to the competitive environment and changed its standard policy to purchase 75-month contracts nationwide after the pilot program indicated customer interest in contracts with longer terms.  In 2015, Ford Credit conducted a limited pilot program to purchase 84-month contracts and in April 2016 again changed its standard policy and began purchasing 84-month contracts nationwide.  However, 75-month and 84-month contracts do not meet Ford Credit’s selection criteria for this securitization transaction.

For more details about Ford Credit’s origination and underwriting policies and procedures, you should read “Sponsor and Servicer — Origination, Underwriting and Purchasing.”

Servicing Experience

Ford Credit will be the servicer for the receivables and this securitization transaction.  Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments to the noteholders based on information and calculations provided by the servicer.  Ford Credit has been the servicer for its public retail securitization program in the United States since its inception in 1989.  None of the asset-backed securities in this program have experienced any losses or events of default.  Ford Credit has not had any material instances of noncompliance with the servicing criteria in its public retail securitization program.

Ford Credit services all the receivables it originates, including receivables sold in securitizations and other structured financings.  Ford Credit uses technologies and has comprehensive online servicing policies and procedures that ensure common servicing practices and procedures are used for all receivables.  These technologies, practices and procedures are described in “— Servicing and Collections” below.  Servicing personnel do not know if a receivable they are servicing has been included in a securitization transaction.

Ford Credit’s servicing and collections systems maintain records for all receivables, track application of payments and maintain relevant information on the obligors and account status.  The systems also capture communications with obligors and allow management to review collection personnel activities.

As is customary in the servicing industry, Ford Credit engages vendors, including affiliates, to perform some servicing processes.  These processes include processing monthly lockbox payments from obligors, providing telephonic payment systems, monitoring notation of Ford Credit’s lien on certificates of title for financed vehicles, imaging obligor documents, storing paper and electronic contracts, providing obligor communications and notifications and early stage collections support, communicating with obligors in languages other than English and performing data entry and administrative functions.  Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance.  Vendors do not have the discretion to make decisions that would materially affect agreed on processes, amounts collected or the timing for amounts applied to obligor accounts.  Ford Credit believes these vendors could be easily replaced, if necessary.  Some vendors perform their services from locations outside the United States.

Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts.  These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors follow their own procedures.  Ford Credit uses online auctions and auction houses engaged by Ford to prepare and sell repossessed vehicles at auction.

As servicer of the securitization transaction, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Collections

General.  Ford Credit services the receivables from its centralized business centers and specialty servicing centers in the United States.  Ford Credit’s servicing operations are divided into three areas — account services, collections and vehicle liquidations.  The account services area handles the processing of non-collection related customer requests.  The collections area has two main functions — early stage delinquency, which includes account maintenance and late stage delinquency, which focuses on loss prevention.  The vehicle liquidations area manages the disposal of repossessed vehicles.  Ford Credit’s collection operations are supported by workforce scheduling software, call monitoring software, auto dialing technology, collection systems and workflow operating systems.

Ford Credit has a centralized customer service center that handles inbound customer calls and a specialty service center for collection of charged off accounts.  Ford Credit uses specialty teams in its servicing operations for some functions such as total loss insurance claims, vehicle skip tracing, multiple account customers, accounts with bankrupt obligors and repossession reinstatements.  One or more of these functions may be located in a single center.

Payments and Application of Payments.  Ford Credit encourages obligors to make payments electronically, including through direct debit, online payment applications or telephone payment.  Obligors who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations.

Ford Credit applies almost all payments that are received before the designated processing time on each business day to an obligor’s account on the day payment is received.  By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account.  A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.

If a payment is applied to an obligor’s account but is later reversed or if a misapplied payment is reversed or corrected, an account may have negative collections for the period.

It is not uncommon for obligors to make partial prepayments in multiple small amounts or larger lump sum payments.  These partial prepayments result in the receivable being paid ahead and no payment being due for a period of time that is typically one or two months but may be longer depending on the amount of the prepayment.  Even though no payment is due in these circumstances, many obligors continue to make their monthly payments.

Obligors may prepay their contracts and request payoff quotes at any time.  If a payment is received that pays the remaining principal amount outstanding on an account, except up to $9.99, Ford Credit will consider the account paid in full and the remaining amount is written off.  If a payment is received that pays the remaining principal amount outstanding on an account, except more than $9.99 up to $49.99, Ford Credit makes a final attempt to collect the remaining amount and then will consider the account paid in full and the remaining amount is written off.

Ford Credit also writes off the remaining amount if the obligor dies and the estate of the deceased obligor meets certain requirements that include returning the vehicle.

Behavioral Scoring Models.  Ford Credit uses behavioral scoring models to assess the probability of payment default for each receivable and implements collection efforts based on its determination of the credit risk of the obligor on the payment due date.  These models assess a number of variables including origination characteristics, customer account history, payment patterns, expected loss or severity and periodically updated FICO® scores.  Based on data from these models, receivables are grouped by risk category for collection.  These categories determine how soon an obligor will be contacted after a payment becomes delinquent, how often the obligor will be contacted during the delinquency and how long the account will remain in early stage collections before it is transferred to late stage collections where a more experienced customer service representative follows the account until the delinquency is resolved.  Ford Credit develops new behavioral scoring models on a regular cycle plan and regularly reviews the models to confirm the continued business significance and statistical predictability of the variables.  Ford Credit may make adjustments to improve the performance of the behavioral scoring models between development cycles by uniformly changing the overall scores or modifying the weighting of selected variables.

Servicing and Collections.  Most of the receivables are paid without any additional servicing or collection efforts.  If an account becomes delinquent, Ford Credit will attempt to contact the obligor to determine the reason for the delinquency and identify the obligor’s plans to resolve the delinquency.  Ford Credit considers an account to be delinquent if more than $49.99 of a scheduled payment is past due.  Accounts with bankrupt obligors, accounts in repossession status and accounts that have been charged off are not considered delinquent because they are removed from Ford Credit’s standard servicing process or have been accelerated.  Ford Credit assesses a late fee to delinquent accounts after the grace period has ended.  Most delinquent accounts are resolved because the obligor makes the past due payment.  If the obligor cannot make the past due payment Ford Credit frequently will extend the contract to allow an obligor to continue to make the normal monthly payments or the obligor may request and process a payment extension online.

A payment extension defers one or more past due payments and moves the scheduled maturity date by the number of months extended.  The length of the payment extension is typically one month, however extensions may be granted for multiple months and multiple payment extensions may be given over the term of the contract.  Following a payment extension, the account generally is no longer considered delinquent.  Ford Credit’s guidelines for offering a payment extension generally require that the obligor’s payment problem is temporary, the obligor has an income source for making the next payment and the obligor made at least one payment since contract inception.  Payment extensions are reviewed regularly by Ford Credit’s servicing managers.  When allowed by state law, Ford Credit usually collects a fee on extensions and additional interest will be earned on the extended contracts.  Each month Ford Credit grants payment extensions on about 1 to 2% of the retail installment contracts in its portfolio.

Alternatively, Ford Credit may rewrite a contract if the obligor cannot make the past due payments.  A rewrite is a refinancing of the obligor’s outstanding balance typically with a longer contract term and sometimes a different interest rate and results in the capitalization of interest and fees on the contract.  Ford Credit’s guidelines for granting rewrites include requirements that the obligor has a stable source of income and that all original parties remain on the contract and sign an amendment to the contract unless more senior personnel approve it.  Ford Credit may reschedule an obligor’s payments if the obligor makes a large prepayment or a large insurance payment is received.  A reschedule generally means a reduction of the amount of the monthly payment over the same or shorter contract term.

From time to time Ford Credit may offer promotional extensions to obligors whose contracts meet the eligibility criteria established by Ford Credit, including limits on delinquency.  For example, an extension of up to three months may be offered to obligors who live in an area affected by a natural disaster, such as a flood, hurricane or tornado.  Ford Credit also may offer seasonal extensions and administrative extensions for one month.

Ford Credit may allow an obligor to change the monthly payment due date typically by not more than 30 days over the life of the contract, if, for example, the day on which the obligor is paid by their employer changes.  A due date change is not allowed for delinquent accounts and may not be used to bring an account current.  A due date change is not considered to be a payment extension.

Occasionally Ford Credit allows a change to the obligors on the contract by releasing a co-obligor or adding a new obligor who may assume the contract with the original obligor either still obligated or released from the terms of the contract.  In rare instances, Ford Credit may permit a substitution of the financed vehicle with a vehicle of similar value.

In limited circumstances, Ford Credit may cancel its purchase of a contract if there are mistakes that cannot be corrected or to resolve an issue with a customer.  In this case, all payments and fees are reversed including rate subvention, the contract is returned to the dealer, and Ford Credit’s lien on the financed vehicle is released.

Ford Credit uses periodic management reports on delinquencies, extensions, rewrites and other measurements and operating audits to maintain control over the use of collection actions.  Ford Credit regularly tests new servicing procedures on controlled portions of its receivables to develop and refine its servicing procedures.  Areas tested include timing and frequency of collection calls and when it is more effective for the early stage delinquency team or the late stage delinquency team to contact the obligor.  If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio.  Ford Credit’s servicing policies and procedures may change over time.

Customer Service and Complaint Handling.  Ford Credit provides general account services to customers who contact its centralized customer service center by phone, email, or in writing.  Services provided include processing address and due date changes, handling title paperwork if the customer moves to a different state, providing account payoff information and early stage collection support.  The customer service center also supports Ford Credit’s online account manager application that allows customers to manage their accounts by making payments and updating their information, such as address and phone number.

Ford Credit sometimes receives complaints from customers about the origination and servicing of their contracts, including complaints about the dealer who sold them the financed vehicle.  Customer complaints are handled by customer service and collections personnel, including a dedicated customer relations team, who are experienced and empowered to resolve customer issues.  These personnel use a defined escalation process to ensure customers have a means to further address concerns, as appropriate.  All complaints received are entered into a complaint tracking system for tracking, reporting and regulatory compliance purposes.  Reports are monitored by senior operations management to promote uniform, consistent, and timely handling and to identify and implement process improvements.

Repossession and Charge Off.  Ford Credit makes reasonable efforts to collect on delinquent contracts and to keep contracts current.  Repossession is considered only after other collection efforts have failed.  While some delinquent obligors voluntarily surrender their vehicles to Ford Credit, self-help repossession is the method used by Ford Credit in most cases and usually occurs by an independent contractor taking possession of the financed vehicle.  On average, Ford Credit repossesses the financed vehicle when the account is between 60 and 70 days delinquent, but may repossess earlier or later depending on the risk of the account or other circumstances.  Following repossession, the obligor may redeem the vehicle and, in some states, may reinstate its contract under a mandatory reinstatement right before the vehicle is sold.  To minimize credit losses, Ford Credit may allow some obligors to reinstate their contracts in states where there is no mandatory reinstatement right.

The vast majority of repossessed vehicles are sold at a physical or online auction and the net sale proceeds are applied to the outstanding balance of the contract.  Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net sale proceeds, which equals gross auction proceeds less auction fees and expenses for reconditioning and transporting the vehicle to auction.  On average, vehicles are sold at auction within 40 to 50 days of repossession.  A small number of repossessed vehicles are sold through other means.  For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle.  Also, some vehicles with a limited resale market, such as some medium and heavy trucks and vehicles with specialty equipment, may be sold through a targeted bidding process to maximize proceeds from the sale.

After standard collection efforts are exhausted and all collections, including net sale proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the obligor.  In a limited number of cases, an obligor or a financed vehicle cannot be located after skip tracing and the remaining balance owed by the obligor is charged off as a skip account.

Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service center for charged off contracts.  Collection activities generally are continued until the contract is paid or settled in full, the contract is determined to be uncollectible due to bankruptcy of the obligor, the obligor dies and the estate of the deceased obligor meets certain requirements that include returning the vehicle or the statute of limitations expires.  After several cycles of collection activity on charged off contracts, Ford Credit typically sells them as a final effort to realize value.  Ford Credit may decide not to pursue further collection of the contract if the expected cost of collection exceeds the balance owed by the obligor.

Ford Credit may release the security interest in the financed vehicle to an insurer to receive proceeds from insurance covering the financed vehicle, discounted settlement of the contract or abandonment of its rights in the financed vehicle.

Bankruptcy Accounts.  When Ford Credit is notified that an obligor has filed for bankruptcy, the account is moved to its specialty team for accounts with bankrupt obligors.  Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, generally prohibit Ford Credit from taking any collection action against the obligor or the financed vehicle without court approval.  In a Chapter 7 bankruptcy, the most common form of bankruptcy, the obligor is generally required to reaffirm its obligations, redeem the financed vehicle for a lump sum or return the financed vehicle.  If a contract is reaffirmed by the obligor, it will be returned to normal servicing after the obligor is discharged from bankruptcy.  In a Chapter 13 bankruptcy, the plan of reorganization usually requires the obligor to make payments over a three-year to five-year period.  The payments required are usually based on the full contract balance but may be based on the value of the financed vehicle at the time of bankruptcy, if the statutory period has passed between the obligor’s purchase of the financed vehicle and the bankruptcy filing and the debt was incurred for personal use by the obligor.  When the payments required under the plan of reorganization are completed and any additional legal requirements are satisfied, the obligor is discharged from liability for any remaining balance under the contract and Ford Credit charges off any remaining balance.

Delinquency, Repossession and Credit Loss Information

The following table shows Ford Credit’s delinquency, repossession and credit loss information for its portfolio of retail installment sale contracts.  The table includes contracts sold in securitizations and other transactions that Ford Credit continues to service.  Delinquencies, repossessions or credit losses may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit.  It is not certain that the delinquency, repossession or credit loss information of a particular pool of retail installment sale contracts will be similar to the historical information shown below or that any trends shown in the table will continue for any period.

Repossessions as a percentage of average number of contracts outstanding decreased each year since 2011 but increased in the first nine months of 2016 as a result of Ford Credit’s growing portfolio that has a greater number of less-seasoned contracts.  Aggregate net losses decreased in 2012 and increased each year since then and in the first nine months of 2016 due to higher loss severity resulting from higher balances at repossession due to higher average amounts financed, the lower average number of months in the portfolios before repossession as a result of the increases in the average portfolio outstanding and the longer weighted average original term.  In addition, starting in 2015, Ford Credit changed its calculation of net loss to include repossession expenses incurred before charge off, which has the effect of increasing net losses.  Net losses as a percentage of average portfolio outstanding decreased in 2012 primarily due to fewer contracts charged off and lower loss severity resulting from improved auction values.  Net losses as a percentage of average portfolio outstanding increased in 2013 through 2015 and the first nine months of 2016, primarily due to higher loss severity resulting from higher balances at repossession.  Average net loss on contracts charged off declined in 2012 primarily due to higher auction values for used vehicles and has increased each year since then and in the first nine months of 2016.  This increase is primarily due to higher balances at repossession due to both the lower average number of months in the portfolio before repossession as a result of the increase in the average portfolio outstanding and the longer weighted average original term.  In addition, beginning in December 2015 and continuing through the first nine months of 2016, increased supply of used vehicles in the auction market has contributed to weakness of used vehicle prices which caused Ford Credit’s average net loss on contracts charged off to increase.  Auction values remain variable and can be seasonal.

Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit’s portfolio of retail installment sale contracts.  Over the periods shown, the portfolio size increased as new contracts were originated and decreased as existing receivables were paid down or liquidated.  The delinquency, repossession and credit loss percentages for a particular pool of contracts originated in any period may differ from the portfolio percentages shown in the following table.

Delinquency, Repossession and Credit Loss Information

	Nine Months Ended September 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Average number of contracts outstanding(1)	2,092,050	1,978,882	2,004,606	1,895,546	1,866,480	2,000,202	2,182,013
Average portfolio outstanding (in millions)(2)	$42,064	$37,626	$38,601	$34,646	$32,475	$31,693	$31,897

Delinquencies
Average number of delinquencies(3)(4)
31 - 60 days	29,777	29,593	30,140	35,617	40,972	47,906	50,354
61 - 90 days	3,163	2,580	2,752	3,057	3,426	3,397	3,456
91 - 120 days	326	202	223	212	203	223	270
Over 120 days	71	45	49	51	63	84	88
Average number of delinquencies as a percentage of average number of contracts outstanding(3)(4)
31 - 60 days	1.42%	1.50%	1.50%	1.88%	2.20%	2.40%	2.31%
61 - 90 days	0.15%	0.13%	0.14%	0.16%	0.18%	0.17%	0.16%
91 - 120 days	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate principal balance of delinquent contracts as a percentage of portfolio outstanding(3)(5)
31 - 60 days	1.24%	1.23%	1.44%	1.66%	1.92%	2.19%	2.08%
61 - 90 days	0.16%	0.13%	0.16%	0.16%	0.19%	0.21%	0.13%
91 - 120 days	0.02%	0.02%	0.02%	0.02%	0.01%	0.01%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Repossessions and Credit Losses
Repossessions as a percentage of average number of contracts outstanding(8)	1.18%	1.12%	1.12%	1.22%	1.37%	1.54%	2.05%
Aggregate net losses (in millions)(6)	$151	$94	$146	$113	$106	$95	$143
Net losses as a percentage of average portfolio outstanding(6)(8)	0.48%	0.33%	0.38%	0.33%	0.33%	0.30%	0.45%
Net losses as a percentage of gross liquidations(6)(7)	0.98%	0.58%	0.68%	0.57%	0.55%	0.52%	0.80%
Number of contracts charged off	26,268	24,084	32,737	34,383	37,982	43,415	61,026
Number of contracts charged off as a percentage of average number of contracts outstanding(8)	1.67%	1.62%	1.63%	1.81%	2.03%	2.17%	2.80%
Average net loss on contracts charged off(6)	$5,755	$3,895	$4,445	$3,292	$2,798	$2,197	$2,351

(1)                 Average of the number of contracts outstanding at the beginning and end of each month in the period.

(2)                 Average of the aggregate principal balance of contracts outstanding at the beginning and end of each month in the period.

(3)                 The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt obligors and accounts that have been repossessed or charged off.

(4)                 Average of the number of contracts delinquent at the beginning and end of each month in the period.

(5)                 Aggregate principal balance at the end of the period over the aggregate principal balance of all contracts outstanding at the end of the period.

(6)                 Beginning in 2015, net losses include the aggregate balance ((i) remaining principal plus accrued finance charges, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all contracts that the servicer determined to be uncollectible in the period less any amounts received in the period on contracts charged off in the period or any earlier periods.  Starting in 2012 but prior to 2015, net losses included all of the same external costs listed in the first sentence above except for those external costs associated with repossession of vehicles incurred before charge off.  Prior to 2012, net losses included all of the same external costs listed in the first sentence above except for those external costs associated with repossession and disposition of vehicles incurred before charge off.  In addition, for all periods, net losses include the estimated loss recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold.  Realized losses for a securitized pool of contracts for any period include the aggregate principal balance ((i) remaining principal, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all contracts that the servicer determined to be uncollectible in the period less any amounts received in the period on contracts charged off in the period.  Therefore, realized losses for a securitized pool of contracts may be higher or lower than net losses for those contracts.

(7)                 Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a contract.

(8)                 For non-annual periods, the percentages are annualized.

Material Changes to Servicing Policies and Procedures

In March 2011, Ford Credit completed a consolidation of one of its loss prevention specialty centers into an existing business center as the loss performance improved on its portfolios.  In March 2012, Ford Credit moved all of its commercial contract loss prevention collections into the two business center locations responsible for underwriting and purchasing commercial contracts to leverage the commercial expertise of personnel in those locations.  In July 2014, Ford Credit completed a consolidation of its bankruptcy specialty center into an existing business center due to a decline in accounts with bankrupt obligors and the ability to more efficiently provide service to customers in all time zones.

In early 2015, in response to sharply lower oil prices, Ford Credit proactively expanded risk monitoring of the portfolio located in oil producing regions. Ford Credit implemented actions to reduce potential losses by establishing dedicated teams for oil-related commercial accounts, accelerating commercial credit reviews, and enhancing customer support to establish earlier contact with delinquent obligors.

As part of its regular cycle plan, Ford Credit launched new consumer behavioral scoring models in August 2011 and in September 2013.  Ford Credit launched new commercial behavioral scoring models for its commercial portfolio in January 2013 and in February 2016.

For more details about Ford Credit’s servicing policies and procedures, you should read “Sponsor and Servicer — Servicing and Collections.”

Demands to Repurchase Receivables – Prior Securitized Pools

The transaction documents for prior securitizations of retail installment sale contracts sponsored by Ford Credit require Ford Credit or the depositor to repurchase a receivable for breach of a representation made about a receivable that has a material adverse effect on the receivable and is not corrected before the date the receivable is required to be repurchased.  During the three-year period ended December 31, 2015, neither Ford Credit nor any of the depositors, the indenture trustees or the owner trustees for those securitizations received a demand to repurchase any receivable in those securitizations.  Ford Credit, as securitizer, discloses all repurchase demands and related activity on SEC Form ABS-15G.  Ford Credit filed its most recent Form ABS-15G for repurchase demands with the SEC on February 3, 2016.  Ford Credit’s CIK number is 0000038009.

Static Pool Information – Prior Securitized Pools

Annex A contains static pool information about prior amortizing pools of retail installment sale contracts securitized by Ford Credit.  The information in Annex A consists of summary information about the original characteristics of the prior securitized pools, cumulative losses, prepayments and delinquency data for the prior securitized pools and as graphical presentation of the data.  The original characteristics of the prior securitized pools may differ somewhat from each other and from the characteristics of the pool of receivables in this securitization transaction.  This is because Ford Credit’s portfolio of retail installment sale contracts, from which the securitized pools are selected, changes over time.  Despite these differences, the prior securitized pools are generally comparable to the receivables in this securitization transaction because these changes have not been significant and Ford Credit’s origination, underwriting and purchasing policies and servicing policies have been generally consistent over time.

Based on Ford Credit’s experience, the characteristics that are expected to most significantly influence the performance of a securitized pool of retail installment sale contracts are the FICO® scores, loan-to-value ratios and payment-to-income ratios of the contracts and whether the pool includes contracts with original terms greater than 60 months, subvened-APR contracts and commercial use contracts.  A securitized pool with lower FICO® scores or with higher loan-to-value and payment-to-income ratios and a higher percentage of longer term contracts may perform worse comparatively.  A securitized pool with higher percentages of subvened-APR contracts and commercial use contracts may perform better comparatively.  Given the consistency of these characteristics across the prior securitized pools and the pool of receivables in this securitization transaction, any difference in performance in the pool of receivables compared to prior securitized pools may be more influenced by general macroeconomic conditions than differences in these characteristics.  In addition, while the historical loss performance of commercial use contracts has been comparatively better than for personal use contracts, commercial use obligors are generally small businesses or self-employed and may experience more severe loss performance in an economic or industry specific downturn.

In addition, although the selection criteria used for the retail installment sale contracts in the prior securitized pools have changed over time, these changes do not diminish the general comparability of the prior securitized pools to the pool of receivables in this securitization transaction.  Losses, prepayments and delinquencies for the pool of receivables in this securitization transaction may differ from the information shown in Annex A for prior securitized pools.

RECEIVABLES

The following description of the receivables summarizes parts of the transaction documents, including the purchase agreement, the sale and servicing agreement, the indenture and the asset representations review agreement, but is not a complete description of these agreements.  For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Trust Assets

The primary assets of the trust will be a pool of receivables consisting of retail installment sale contracts secured by new and used cars, light trucks and utility vehicles.  On the closing date, Ford Credit will sell the receivables and other related assets to the depositor, and the depositor will sell the receivables and other related assets to the trust.  The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders.

The trust assets will be:

•     the receivables,

•     collections on the receivables applied on or after the cutoff date, including refunds for cancelled items included in the amount financed, such as service contracts, insurance and similar products,

•     security interests in the financed vehicles,

•     proceeds from claims on insurance companies for insurance covering the financed vehicles or the obligors,

•     rights under the transaction documents for the repurchase of receivables that breach representations and purchase of servicer impaired receivables and servicer modified receivables,

•     rights to funds and investments in bank accounts of the trust,

•     rights under the transaction documents to credit enhancements for the notes, and

•     all proceeds of the above.

The “initial pool balance” for the trust will be the aggregate principal balance of the receivables on the cutoff date.  The “pool balance” as of the last day of any month will be the aggregate principal balance of the receivables on that day excluding purchased and repurchased receivables.  The “principal balance” of a receivable as of the cutoff date or the last day of any month means the amount financed, less:

•     collections on the receivables applied to reduce the principal balance of the receivable, and

•     any amounts charged off on the receivable.

Selection of Receivables

The receivables were randomly selected by Ford Credit from its U.S. portfolio of retail installment sale contracts that meet the selection criteria as of the cutoff date.  Ford Credit did not use selection procedures believed to be adverse to the noteholders in selecting the receivables from its portfolio of receivables.  The selection criteria include that each receivable:

•     is a simple interest, fixed rate receivable with level monthly payments,

•     has an original term of not greater than 72 months,

•     is secured by a car, light truck or utility vehicle,

•     is currently not more than 30 days delinquent as of the cutoff date (Ford Credit considers a receivable delinquent if more than $49.99 of a scheduled payment is overdue), although it may have been more than 30 days delinquent in the past,

•     has not been granted a payment extension or rewritten as of the cutoff date, and

•     is not subject to a bankruptcy proceeding as of the cutoff date.

Ford Credit changed its selection criteria for the securitization transactions included in Annex A over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices including changes resulting from regulatory requirements that may affect the selection criteria.  Ford Credit’s portfolio of retail installment sale contracts available for this securitization program changes over time as a result of changes in Ford Credit’s origination, underwriting and purchasing policies, Ford’s marketing programs and Ford Credit’s sales of receivables in securitization and other funding transactions and programs, some of which may use different selection criteria than this program.  Ford Credit uses a single level underwriting standard and does not consider any of the receivables to be exceptions to its underwriting and purchasing standards described in “Sponsor and Servicer — Origination, Underwriting and Purchasing.”

Simple Interest Receivables

All of the receivables will be simple interest, fixed rate receivables.  A “simple interest receivable” amortizes the amount financed or principal balance of the receivable over a series of level monthly payments.  Payments under a simple interest receivable are applied first to interest accrued to the date of payment and then to reduce the principal balance.  Each payment consists of interest (if the APR is greater than 0.00%) and a portion of principal.  The interest amount of a payment is calculated by multiplying the unpaid principal balance of the receivable by its APR and by the number of days (as a fraction of a calendar year) since the prior payment was made.  The principal amount of a payment will be equal to the remainder of the payment.  A simple interest receivable may be prepaid without penalty, but the obligor will be required to pay interest to the date of prepayment.

If an obligor makes a payment before its scheduled due date, the portion of the payment applied to interest will be less than it would have been had the payment been made as scheduled because less interest will have accrued, and the portion of the payment applied to reduce the principal balance will be correspondingly greater.  Conversely, if an obligor makes a payment after its scheduled due date, the portion of the payment applied to interest will be greater than it would have been had the payment been made as scheduled because more interest will have accrued, and the portion of the payment applied to reduce the principal balance will be correspondingly less.

All of the receivables have level monthly payments.  The obligor pays a fixed monthly payment until the final maturity date.  The amount of the final payment is increased or decreased as necessary to repay the then unpaid principal balance due to the timing of payments made over the term of the contract, payment extensions or partial prepayments.

Composition of Receivables

The following tables show the characteristics or distributions of some characteristics of the pool of receivables on the cutoff date.  The percentages in the following tables may not sum to 100.00% due to rounding.

Number of Receivables	66,537
Initial Pool Balance	$1,718,023,629.80
Principal Balance:
Average	$25,820.58
Highest	$98,029.26
Lowest	$250.31
Original Amount Financed:
Average	$31,675.64
Highest	$118,809.63
Lowest	$1,654.95
Annual Percentage Rate (APR):
Weighted average(1)	2.61%
Highest	23.04%
Lowest	0.00%
Original Term(2):
Weighted average(1)	64.9 months
Original term greater than 60 months (by principal balance)	55.08%
Longest	72 months
Shortest	12 months
Remaining Term(2):
Weighted average(1)	56.5 months
Remaining term greater than 60 months (by principal balance)	38.73%
Longest	72 months
Shortest	2 months
Scheduled Weighted Average Life(2)(3)	2.44 years
Weighted Average Months After Origination (Seasoning)(1)(2)	8.5 months
Credit Score:
Weighted average(1) FICO® score(4) at origination	736
Weighted average(1) FICO® score(4) at origination for receivables with original terms greater than 60 months(2)	714
Percentage FICO® score(4) less than 650 (by principal balance)	14.74%
Percentage No FICO® score consumer(5) (by principal balance)	1.34%
Weighted Average(1) LTV(6) at Origination	98.16%
Weighted Average(1) PTI(7) at Origination	8.64%
Financed Vehicle — Subvened-APR Receivables(8):
Aggregate principal balance	$1,139,483,949.58
Percentage of initial pool balance	66.33%
Financed Vehicle — Commercial Use(9):
Aggregate principal balance	$335,712,797.54
Percentage of initial pool balance	19.54%
Financed Vehicle — New:
Aggregate principal balance	$1,557,916,225.77
Percentage of initial pool balance	90.68%
Financed Vehicle — Used:
Aggregate principal balance	$160,107,404.03
Percentage of initial pool balance	9.32%
Financed Vehicle — Car(10):
Aggregate principal balance	$390,247,198.02
Percentage of initial pool balance	22.71%
Financed Vehicle — Light Truck(10):
Aggregate principal balance	$750,428,175.34
Percentage of initial pool balance	43.68%
Financed Vehicle — Utility(10):
Aggregate principal balance	$577,348,256.44
Percentage of initial pool balance	33.61%

(1)                 Weighted averages are weighted by the principal balance of each receivable on the cutoff date.

(2)                 Characteristics in the table related to the term of the receivables may not match the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool and how term is required to be calculated for asset-level data.

(3)                 The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.

(4)                 Excludes receivables representing 19.26% of the initial pool balance that have primary obligors who did not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.  For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Underwriting and Purchasing.”  It is not certain that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that any obligor’s credit score would not be lower if obtained as of the cutoff date.

(5)                 Receivables with obligors who are individuals with minimal or no recent credit history.

(6)                 The LTV for a receivable for purposes of this table is the original amount financed divided by the wholesale value of the vehicle.

(7)                 The PTI for a receivable is the monthly payment divided by the monthly combined income of the obligor and any co-obligor.  Excludes commercial use receivables with a business entity as the primary obligor.  Also excludes a limited number of receivables where the applicant stated no income or negligible income and receivables where Ford Credit has determined that the PTI is unreliable.

(8)                 Receivables originated under a Ford-sponsored low-APR marketing program.

(9)                 Receivables with obligors who use the financed vehicle for commercial purposes.  These obligors may be business entities or individuals.

(10)              Car includes sedans, hatchbacks and coupes.  Light truck includes minivans, vans and light pick-up trucks.  Utility includes wagons, SUVs and cross-overs.

Distribution by Original Term of Receivables

Original Term (months)(1)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
0 – 24	290	$3,127,969.88	0.18%
25 – 36	3,011	56,417,551.18	3.28
37 – 48	3,818	83,431,456.54	4.86
49 – 60	26,241	628,741,398.76	36.60
61 – 72	33,177	946,305,253.44	55.08
Total	66,537	$1,718,023,629.80	100.00%

(1)                 The original term of the receivables may not match the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool and how term is required to be calculated for asset-level data.

Distribution by FICO® Score of Receivables(1)

FICO® Score(2) Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Greater than 749	26,895	$648,510,209.41	37.75%
700 – 749	9,432	246,250,083.23	14.33
650 – 699	8,820	239,064,653.15	13.92
600 – 649	5,981	159,205,426.64	9.27
Less than 600	3,696	94,082,306.48	5.48
Commercial(3)	10,370	307,893,119.01	17.92
No FICO® score(4)	1,343	23,017,831.88	1.34
Total	66,537	$1,718,023,629.80	100.00%

(1)                 The table shows the distribution of the receivables by FICO® score of primary obligors on their origination dates.

(2)                 For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Underwriting and Purchasing.”  It is not certain that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that an obligor’s credit score would not be lower if obtained on the cutoff date.

(3)                 Represents receivables with primary obligors that do not have FICO® scores because either they are not individuals or because they are individuals that do not have FICO® scores and use the financed vehicles for commercial purposes.  For a description of commercial accounts, you should read “Sponsor and Servicer – Commercial Accounts.”

(4)                 Represents receivables with obligors who are individuals with minimal or no recent credit history.

Distribution by LTV of Receivables

LTV(1) Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Less than 86.00%	22,237	$436,857,381.39	25.43%
86.00 – 100.00	15,755	427,245,821.04	24.87
100.01 – 115.00	16,893	503,806,092.20	29.32
115.01 – 130.00	7,900	240,806,024.06	14.02
Greater than 130.00	3,752	109,308,311.11	6.36
Total	66,537	$1,718,023,629.80	100.00%

(1)                 The LTV for a receivable for purposes of this table is the original amount financed divided by the wholesale value of the vehicle.

Distribution by PTI of Receivables

PTI(1) Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Less than 11.00%	42,720	$1,034,995,454.61	60.24%
11.00 – 15.00	8,071	224,981,533.16	13.10
15.01 – 20.00	3,588	102,922,088.10	5.99
Greater than 20.00	1,225	36,195,486.82	2.11
Excluded(2)	10,933	318,929,067.11	18.56
Total	66,537	$1,718,023,629.80	100.00%

(1)                 The PTI for a receivable is the monthly payment divided by the monthly combined income of the obligor and any co-obligor.

(2)                 Represents commercial use receivables with a business entity as the primary obligor.  Also includes a limited number of receivables where the applicant stated no income or negligible income and receivables where Ford Credit has determined that the PTI is unreliable.

Distribution by APR of Receivables

APR Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
0.00 – 0.99%	26,712	$741,147,663.74	43.14%
1.00 – 1.99	10,308	247,799,930.35	14.42
2.00 – 2.99	3,243	74,382,314.87	4.33
3.00 – 3.99	5,323	129,239,265.58	7.52
4.00 – 4.99	6,656	166,543,776.26	9.69
5.00 – 5.99	6,075	158,240,620.40	9.21
6.00 – 6.99	3,937	97,462,245.35	5.67
7.00 – 7.99	1,415	37,334,478.06	2.17
8.00 – 8.99	1,084	27,096,152.46	1.58
9.00 – 9.99	609	13,530,067.03	0.79
10.00 – 10.99	407	9,458,788.85	0.55
11.00 – 11.99	326	7,309,227.77	0.43
12.00 – 12.99	188	3,961,358.64	0.23
13.00 – 13.99	106	2,107,517.42	0.12
14.00 – 14.99	54	893,723.92	0.05
15.00 – 15.99	37	538,029.50	0.03
16.00 – 16.99	22	363,682.07	0.02
17.00 – 17.99	15	223,652.83	0.01
18.00 – 18.99	13	288,684.55	0.02
19.00 – 19.99	4	82,125.15	0.00
20.00 – 24.99	3	20,325.00	0.00
Total	66,537	$1,718,023,629.80	100.00%

Geographic Distribution of Receivables on Cutoff Date(1)

State	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Texas	8,957	$261,118,045.88	15.20%
California	6,170	165,565,178.37	9.64
Florida	5,195	129,982,647.99	7.57
Illinois	2,775	67,408,597.20	3.92
Georgia	2,217	61,422,294.37	3.58
Ohio	2,614	61,340,668.94	3.57
Michigan	2,646	59,437,343.30	3.46
North Carolina	2,378	59,172,144.48	3.44
Pennsylvania	2,522	57,952,465.20	3.37
New York	2,148	52,389,390.53	3.05
Other	28,915	742,234,853.54	43.20
Total	66,537	$1,718,023,629.80	100.00%

(1)                 The table shows the states with concentrations greater than 3.00% of the initial pool balance based on the billing addresses of the obligors.

Distribution by Make, Model and Vehicle Type of Receivables(1)

Make	Model	Vehicle Type	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Ford	F-150	Light Truck	13,226	$380,831,979.35	22.17%
Ford	Escape	Utility	9,422	193,967,868.03	11.29
Ford	Explorer	Utility	4,892	154,618,138.33	9.00
Ford	Fusion	Car	7,629	151,426,854.11	8.81
Ford	F-250	Light Truck	3,835	131,115,638.88	7.63
Ford	F-350	Light Truck	3,069	114,537,606.72	6.67
Ford	Edge	Utility	3,513	91,396,606.69	5.32
Ford	Focus	Car	5,465	90,873,703.96	5.29
Ford	Mustang	Car	2,172	58,976,587.84	3.43
Ford	Expedition	Utility	1,241	47,053,191.73	2.74
Lincoln	MKX	Utility	1,150	33,564,502.20	1.95
Ford	Fiesta	Car	1,897	28,365,721.82	1.65
Ford	F-550	Light Truck	590	24,494,295.27	1.43
Ford	T-250	Light Truck	812	22,856,102.50	1.33
Lincoln	Navigator	Utility	487	20,858,774.42	1.21
Ford	Taurus	Car	962	19,742,215.97	1.15
Lincoln	MKZ	Car	844	19,681,208.23	1.15
Ford	Transit Connect	Light Truck	1,008	19,390,257.73	1.13
Ford	T-350	Light Truck	520	17,199,622.88	1.00
Ford/Lincoln	Other		3,803	97,072,753.14	5.65
Total			66,537	$1,718,023,629.80	100.00%

(1)                 The table shows models representing greater than 1.00% of initial pool balance.

Initial Asset-Level Data

The depositor prepared asset-level data for the receivables and filed it with the SEC by the date of filing of this prospectus as an exhibit to Form ABS-EE, or the “ initial asset-level data “.  The Form ABS-EE filed with the SEC by the date of filing of this prospectus is incorporated by reference into this prospectus.  The asset data file contains detailed information for each receivable about its identification, origination, contract terms, financed vehicle, obligor, contract and payment activity, servicing and status.  Investors should carefully review the initial asset-level data.  The depositor’s CIK number is 0001129987.

Depositor Review of Receivables

The depositor performed a review of the receivables designed and effected to provide reasonable assurance that the disclosures about the receivables in this prospectus, including the initial asset-level data, are accurate in all material respects.  This review consisted of a statistical data review, a contract review, reviews of data and information by securitization funding personnel and reviews of factual information by senior management and legal office personnel of Ford Credit, and is supported by Ford Credit’s business and systems control processes.  The depositor consulted with, and was assisted by, responsible personnel of Ford Credit in performing the review.  The depositor also engaged a third party to assist it in its statistical data review and the contract review using procedures designed and established by the depositor and determined by the depositor to be sufficient for purposes of its review of the receivables.  The depositor takes full responsibility for the review of the receivables, the work performed by Ford Credit and third parties and the findings and conclusions of that review.

The depositor completed a multistep quality assurance review of the receivables selected for this securitization transaction in which Ford Credit securitization funding personnel applied systemic and manual filters to confirm that the receivables meet the selection criteria described in “Receivables –Selection of Receivables” as of the cutoff date.  As part of the pool selection process, certain data and information about the receivables that was transferred from Ford Credit’s receivables system and other system sources to Ford Credit’s securitization system, including the initial asset-level data, was systematically verified back to the source systems and the depositor found no discrepancies.

The pool composition and stratification tables in “Summary — Receivables” and “Receivables — Composition of Receivables” were systematically created by Ford Credit’s securitization system or calculated from data in Ford Credit’s securitization system or other source data by Ford Credit’s securitization funding personnel.  Ford Credit securitization funding personnel reviewed and verified the data and information in these tables as consistent with the data and information from Ford Credit’s securitization system and other source data.  In addition, the data and information in these tables were recalculated and confirmed to be consistent with the data and information from the securitization system and other source data.  To the extent applicable, the data and information in these tables were confirmed to be consistent with the initial asset-level data.  The depositor found no discrepancies in the pool composition and stratification tables.

The depositor reviewed a sample of 125 contract files randomly selected from the retail installment sale contracts in the receivables pool and compared specific contract information in the sample contracts relevant to the data and information about the receivables in this prospectus to the same information in Ford Credit’s receivables system.  The depositor found 1 error out of 2,250 data points reviewed or compared in the sample contracts.  The depositor considers that the review indicates no systemic errors in the receivables data or other errors that could have a material adverse effect on the data and information about the receivables in this prospectus.  Receivables systems data for the sample of 125 contract files was also compared against the initial asset-level data.

The depositor confirmed with senior management and legal office personnel of Ford Credit that they performed a comprehensive management and legal review of the information about the receivables in this prospectus.  Senior managers and legal office personnel reviewed and confirmed as accurate the descriptions of the general information about the receivables and how they were originated.  Ford Credit legal office personnel also reviewed and confirmed that the descriptions of the material terms of the receivables accurately reflect the terms of the forms of retail installment sale contracts purchased by Ford Credit, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the receivables accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and the remedies available for breach of these representations accurately reflect the terms of the securitization transaction documents.

The depositor’s review of the receivables, including the initial asset-level data, is supported by Ford Credit’s extensive control processes used in the day-to-day operation of its business.  These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal reviews of key business functions, including receivables contract purchasing, servicing and systems processing, controls to verify compliance with procedures and legal requirements, and quality assurance reviews for credit decisions, contract purchases and securitization processes.  In addition, Ford Credit uses an integrated network of computer applications to ensure that information about the receivables is accurately entered, captured and maintained in its receivables and other systems and accurately transferred among its systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositor concluded that it has reasonable assurance that the disclosure about the receivables in this prospectus including the initial asset-level data is accurate in all material respects.

Representations About Receivables

As sponsor, Ford Credit will make representations to the depositor about each receivable.  Generally, these representations relate to the origination of the receivable, the characteristics of the receivable, legal compliance, terms of the contract and status of the contract, as well as the selection criteria described in “— Selection of Receivables” above.  In addition, the representations include:

•     each receivable was originated and has been serviced in compliance with laws in all material respects,

•     Ford Credit has a first priority perfected security interest or begun procedures that will result in the perfection of a first priority security interest in the related financed vehicle in favor of Ford Credit, and

•     each receivable is an enforceable payment obligation of the obligor and the obligor has not asserted a right of rescission, setoff, counterclaim or defenses against the receivable.

In addition, Ford Credit will make representations about the entire pool of receivables and other property sold to the depositor, including that:

•     immediately before the sale of the receivables and other property to the depositor, Ford Credit had, and immediately following the sale the depositor will have, good title to the receivables and other property, free and clear of liens not permitted by the transaction documents, and

•     following the sale of the receivables and other property to the depositor, the depositor will have a first priority perfected security interest in the receivables and the other property.

The depositor will make similar representations to the trust about each receivable and the pool of receivables and other property.

Obligation to Repurchase Receivables

If any representation made by Ford Credit or the depositor about a receivable was untrue when made, the receivable was not eligible to be sold by Ford Credit to the depositor or by the depositor to the trust.  If either Ford Credit or the depositor knows, or receives notice from the trust, the owner trustee or the indenture trustee that any representation about a receivable was untrue when made and the breach has a material adverse effect on the receivable, Ford Credit or the depositor must repurchase the receivable.  In addition, a noteholder may make a request or demand that a receivable be repurchased due to a breach of a representation made about the receivables and the indenture trustee will notify Ford Credit of any noteholder request or demand it receives.

Ford Credit and the depositor will be considered to know about a breach if a designated employee of Ford or Ford Credit who is responsible for the securitization transaction, or a “responsible person,”  has actual knowledge of the breach.  Ford Credit and the depositor will designate to the indenture trustee its responsible persons for this purpose.  A noteholder may obtain a list of responsible persons by request to the indenture trustee or the depositor.

None of the indenture trustee, the owner trustee, the asset representations reviewer or the servicer are obligated to monitor the receivables or investigate whether any representations have been breached.

If Ford Credit or the depositor knows of a breach or receives notice of a breach, a repurchase request or demand or a review report from the asset representations reviewer indicating that a test was failed for a receivable, Ford Credit or the depositor will investigate the receivable or receivables to confirm the breach and determine if it has a material adverse effect on any receivable.  Ford Credit will report any requests or demands to repurchase receivables and related activity and status on SEC Form ABS-15G.

If a repurchase is required, Ford Credit or the depositor will repurchase the receivable on the first payment date after the month in which it obtained knowledge or was notified of the breach or, at its option, on the next payment date, unless it corrects the breach in all material respects before that payment date.  On that payment date, Ford Credit or the depositor will repurchase the receivable, effective as of the last day of the second prior month by depositing in the collection account an amount equal to the remaining principal balance of the receivable plus 30 days of interest at the related APR.

These repurchase obligations will be the sole remedy of the trust, the indenture trustee and the noteholders for any losses resulting from a breach of the representations of Ford Credit or the depositor about the receivables.

Ford Credit may offer extensions to obligors located in states and counties declared to be major disaster areas by the Federal Emergency Management Agency prior to the closing date, and Ford Credit will repurchase the receivables of the obligors that accept those offered extensions.  In Ford Credit’s experience, the acceptance rate for these extension offers is generally less than 5%.

Asset Representations Review

If two triggers are met, the asset representations reviewer will perform a review of receivables to test for compliance with the representations made by Ford Credit and the depositor about the receivables.  The first trigger is a delinquency trigger that will occur if the aggregate principal balance of receivables in the pool that are more than 60 days delinquent as a percentage of the pool balance as of the end of a month meets or exceeds the percentage for that month set by Ford Credit as described in “ — Delinquency Trigger” below.  If the delinquency trigger occurs, it will be reported on the investor report and reported in the Form 10-D for that month.  The second trigger is a voting trigger that will be met if, following the occurrence of a delinquency trigger, the noteholders of at least 5% of the principal amount of notes demand a vote and, subject to a 5% voting quorum, the noteholders of a majority of the principal amount of the notes that are voted vote to direct a review.

Delinquency Trigger.  The “delinquency trigger” will be 0.90% for the first 12 months following the cutoff date, 1.70% for the next 12 months, 3.00% for the next 12 months and 4.80% for the remaining months that the notes are outstanding.  Ford Credit developed the delinquency trigger by considering the monthly greater than 60-day delinquency rate observed in its prior securitizations of retail installment sale contracts in this program from 2007 through 2016.  The delinquency rate is calculated as the aggregate principal balance of the receivables that are more than 60 days delinquent as a percentage of the pool balance as of the end of a month.  For this purpose, a “delinquent” receivable is a receivable with more than $49.99 of a scheduled payment past due, including receivables with bankrupt obligors but excluding receivables in repossession status or that have been charged off by the servicer according to its servicing procedures.

Ford Credit derived average monthly delinquency percentages from these prior securitization transactions and used it to construct a delinquency curve which it believes, given the consistency of its origination and servicing practices, represents a reasonable expected case delinquency curve for the receivables over economic cycles.  Ford Credit then applied a multiple of 3.0 to the average delinquency percentage observed at month 12, month 24 and month 36 and a multiple of 2.5 at month 48, and then rounded the resulting percentages up to the nearest multiple of 0.10.  By establishing these multiples consistent with, or within, the multiples of expected cumulative net losses that the Class C notes are expected to be able to withstand without a loss, Ford Credit believes the delinquency trigger is an appropriate threshold at the point when noteholders may benefit from an asset representations review.  The delinquency trigger starts at a lower level for the first year and increases in each of the following three years of the securitization transaction to reflect the historical shape of the delinquency curve in Ford Credit’s securitization transactions.  This provides a more conservative trigger level early in this securitization transaction’s life, when rising delinquencies may cause concern about whether the representations made about the receivables are true and when noteholders may benefit most from an asset representations review.

Ford Credit believes that the delinquency trigger is appropriate based on:

•     its experience with delinquency in its prior securitized pools of retail installment sale contracts, and in its portfolio of retail installment sale contracts,

•     its experience setting delinquency triggers in its retail installment sale contract securitization programs,

•     its observation that greater than 60 day delinquency rates and net cumulative losses in its retail installment sale contract securitization transactions increase over time and are correlated, and

•     its assessment of the amount of net cumulative losses that would likely result in a loss to noteholders of the most junior notes in its prior securitized pools.

For Ford Credit’s prior securitized pools from 2007 through 2016, the percentage of receivables that have been more than 60 days delinquent at month 12 have ranged from 0.15% to 0.46%, at month 24 have ranged from 0.25% to 0.71%, at month 36 have ranged from 0.59% to 1.30% and at month 48 have ranged from 1.29% to 2.31%.  The following chart shows the monthly percentages of receivables more than 60 days delinquent in Ford Credit’s prior securitized pools and the average monthly delinquency rate for these prior securitized pools from 2007 through 2016 compared to the delinquency trigger established for this securitization transaction.

Voting Trigger.  If the delinquency trigger occurs on the last day of a month, a noteholder may demand that the indenture trustee call a vote of all noteholders on whether to direct the asset representations reviewer to perform a review.  If noteholders of at least 5% of the principal amount of the notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the delinquency trigger, the indenture trustee will submit the matter to a vote of all noteholders of record as of the most recent record date through DTC.  The vote will remain open until the 150th day after the filing of that Form 10-D.  Assuming a voting quorum of noteholders holding at least 5% of the principal amount of the notes is reached, if the noteholders of a majority of the principal amount of the notes that are voted vote to direct a review, the indenture trustee will notify the asset representations reviewer and the servicer to start the review.  If the requirements of the voting trigger are not met within these time periods, no review of the receivables will be performed for that occurrence of the delinquency trigger.

Asset Representations Review Process.  The review will be performed on each receivable that is more than 60 days delinquent at the end of the prior month, or the “review receivables.”  Within 60 days of the receipt of a review notice, the servicer will give the asset representations reviewer access to the receivable files and other information necessary for the review of all of the review receivables.  Upon receiving access to the review materials, the asset representations reviewer will start its review of the review receivables and complete its review within 60 days after receiving access to all review materials.  The review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures.  The review will consist of performing specific tests for each representation and each review receivable and determining whether each test was passed or failed.  If the servicer notifies the asset representations reviewer that a review receivable was paid in full or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that receivable and the review of that review receivable will be considered complete.

The review tests were designed by Ford Credit to determine whether a receivable was not in compliance with the representations made about it in the transaction documents at the relevant time, which is usually at origination of the receivable or as of the cutoff date or closing date.  There may be multiple tests for each representation.  The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination of the receivable.  The review is not designed to determine whether the receivable was serviced in compliance with the sale and servicing agreement after the cutoff date.  The review is not designed to establish cause, materiality or recourse for any failed test.  The review is not designed to determine whether Ford Credit’s origination, underwriting, purchasing and servicing policies and procedures are adequate, reasonable or prudent.

Review Report.  Within five days after the end of the review period, the asset representations reviewer will provide a report to the trust, the servicer and the indenture trustee on the test results for each review receivable and each representation, including any review receivable for which the tests were considered complete, and the related reason.  The asset representations reviewer is not responsible for determining whether noncompliance with any representation is a breach of the transaction documents or if any receivable is required to be repurchased.

On delivery of the review report, the asset representations reviewer will be entitled to receive a review fee of up to $230 for each receivable tested in the review.  On receipt of the report, the review fee will be paid to the asset representations reviewer according to the priority of payments as described under “Description of the Notes — Priority of Payments.”  A summary of the report of the asset representations review will be included in the Form 10-D for the trust in the next month.

For more information about the asset representations reviewer, you should read “Transaction Parties — Asset Representations Reviewer.”

Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a receivable due to a breach of a representation made about the receivables, and the repurchase is not resolved within 180 days after Ford Credit or the depositor receives notice of the repurchase request, the requesting party, including a noteholder, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration.  The requesting party must start the mediation or arbitration proceeding according to the rules of the mediation or arbitration organization within 90 days after the end of the 180-day period.  Ford Credit and the depositor must agree to participate in the selected resolution method.

Dispute resolution to resolve repurchase requests will be available regardless of whether the noteholders voted to direct an asset representations review or whether the delinquency trigger occurred.  However, if the receivable subject to a repurchase request was part of an asset representations review and the asset representations review report states that no tests were failed for the receivable, the repurchase request for the receivable will be deemed to be resolved.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding.  If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by Ford Credit, using its rules then in effect.  However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control.  Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by Ford Credit or the depositor.  Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect.  The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after selection of the mediator and conclude within 30 days after the start of the mediation.  Expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation.  If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions according to New York law, and will do so at the motion of any party.  Discovery will be completed with 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions.  However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary.  Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief.  The evidentiary hearing on the merits will start no later than 60 days after selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of evidence and cross examination.  The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection.  The arbitrator will resolve the dispute according to the transaction documents, and may not modify or change the transaction documents in any way or award remedies not consistent with the transaction documents.  The arbitrator will not have the power to award punitive or consequential damages.  In its final determination, the arbitrator will determine and award the expenses of the arbitration to the parties in its reasonable discretion.  The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under law, and may be entered and enforced in any court with jurisdiction over the parties and the matter.  By selecting arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither the depositor nor the sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration.  Each party will agree to keep the details of the repurchase request and the dispute resolution confidential.

DESCRIPTION OF THE NOTES

The trust will issue the notes under an indenture between the trust and the indenture trustee.  The following description summarizes the main terms of the notes and the indenture but is not a complete description of the notes or the entire indenture.  For more details about the notes and the indenture, you should read the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.

Funds Available for Payments

Payments on the notes will be made from “available funds,” which for any payment date generally will be equal to collections on the receivables for the prior month, amounts paid to the trust by the depositor or Ford Credit to repurchase ineligible receivables or by the servicer to purchase servicer impaired receivables or receivables modified by the servicer for the prior month and amounts withdrawn from the reserve account.  For each month, “collections” include (a) all principal and interest collected on the receivables and applied by the servicer during the period, (b) all amounts received under physical damage, credit life and disability insurance on the financed vehicles or obligors, (c) rebates of cancelled service contracts, insurance and similar products, (d) proceeds from the liquidation of financed vehicles, or “liquidation proceeds,” including net auction proceeds from the sale of repossessed vehicles and other amounts received on defaulted accounts, and (e) net recoveries on charged off accounts.

This diagram shows the sources of available funds for each payment date.  Available funds, including amounts withdrawn from the reserve account to cover shortfalls, are the only funds that will be used to make payments to the noteholders on each payment date.

Payments of Interest

Interest will accrue on the notes at the per annum interest rate for each class stated on the cover of this prospectus and will be due and payable to the noteholders on each payment date.  Interest on the Class A-1 notes and the floating rate notes will accrue on an “actual/360” basis from the prior payment date to the following payment date (or from the closing date, for the first period).  Interest on all other classes of notes will accrue on a “30/360” basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to February 15, 2017, for the first period).

Interest on each class of floating rate notes will be based on the London Interbank Offered Rate, or “LIBOR.”  The calculation agent will determine LIBOR for each interest period on the “LIBOR determination date,” which is the second London business day before that interest period.  All determinations of LIBOR by the calculation agent, in absence of manifest error, will be conclusive and binding on the noteholders.

All interest due but not paid on a payment date will be due on the next payment date, together with interest on the unpaid amount at the applicable interest rate.  Failure to pay interest that is due on the notes of the controlling class that continues for five days after the payment date will be an event of default.  Failure to pay interest that is due on any class of notes that is not part of the controlling class will not be an event of default.

The trust will pay interest on the notes on each payment date from available funds.  Interest will not be paid on any subordinated class of notes until interest due on more senior classes of notes is paid in full.

If available funds, including the amount withdrawn from the reserve account, are insufficient to pay all interest due on any class of notes on a payment date, each holder of that class of notes will receive its pro rata share of the funds that are available.  Any priority principal payments on more senior classes of notes will be made before the payment of interest due on the Class B or Class C notes.

For more details about the priority of payments made from available funds on each payment date, including priority payments of principal of senior classes of notes, you should read “— Priority of Payments” below.

If the notes are accelerated after an event of default, interest due on the subordinated classes of notes will not be paid until both interest on and principal of more senior classes of notes are paid in full.  For instance, interest due on the Class B notes will not be paid until interest on and principal of on the Class A notes are paid in full.

For more details about the payment priorities following an acceleration of the notes, you should read “— Post-Acceleration Priority of Payments” below.

Payments of Principal

The trust will pay principal of the notes on each payment date in the amounts described below.  Principal will be paid sequentially to each class of notes in order of seniority, starting with the Class A-1 notes.  The Class A-2a notes and the Class A-2b notes are a single class with equal rights to payments of principal and interest, which will be made on a pro rata basis.  The trust will not pay principal of any class of notes until the principal amounts of more senior classes are paid in full.  Ford Credit expects the principal amount of each class of notes to be repaid by that class’s final scheduled payment date.  On the final scheduled payment date for each class of notes, no interest will be paid on any subordinated class of notes until both interest on and principal of the maturing class of notes are paid in full.  If the principal amount of any class of notes is not paid in full by its final scheduled payment date, an event of default will occur and the principal amount of all classes of notes may be declared immediately due and payable.

The Class A-1 notes benefit from a “turbo” feature that will apply available funds remaining after payment of the senior fees and expenses of the trust, interest on the notes and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the Class A-1 notes until paid in full.  After the Class A-1 notes have been paid in full, the trust will apply any remaining available funds to pay principal of the other classes of notes until the targeted overcollateralization amount is reached before any funds will be distributed to the holder of the residual interest.

After the targeted overcollateralization amount is reached, the trust will pay principal of the notes on each payment date generally in an amount equal to the excess of (a) the principal amount of the notes as of the close of business on the prior payment date over (b) the pool balance as of the last day of the prior month minus the targeted overcollateralization amount for the current payment date.  In other words, principal will be paid on the notes on each payment date in an amount equal to the decrease in the pool balance for the prior month less the decrease in the targeted overcollateralization amount for the current payment date, unless the actual amount of overcollateralization is greater than the targeted overcollateralization amount.  All available funds, including collections of interest on the receivables, will be used to make these payments.

Unless a priority principal payment is required, the trust will pay principal of the notes on each payment date only after all interest due on the notes is paid in full and any required deposit in the reserve account is made.  Priority principal payments are required when the adjusted pool balance is less than the principal amount of one or more classes of notes.  Priority principal payments are also required when any class of notes is not paid in full before its final scheduled payment date.  These priority principal payments will be paid to more senior classes of notes before payments of interest on subordinated classes of notes.  The “priority principal payments” for a payment date are:

•     a “first priority principal payment” payable to the Class A noteholders, equal to the excess of the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date) over the adjusted pool balance, except that on and after the final scheduled payment date for each class of Class A notes, this amount will equal the principal amount of that class of Class A notes until paid in full, and

•     a “second priority principal payment” payable to the Class A and Class B noteholders, equal to (a) the excess of the principal amount of the Class A and Class B notes on the prior payment date (after giving effect to payments on that date) over the adjusted pool balance, minus (b) the amount of any first priority principal payment, except that on and after the final scheduled payment date for the Class B notes, this amount will equal the principal amount of the Class B notes until paid in full.

The trust will pay the regular principal payment to the notes after all interest due on the notes and any required priority principal payments are paid in full.  The regular principal payment includes the “turbo” feature described above that pays the Class A-1 notes in full and then pays principal to the other classes of notes if required to reach the targeted overcollateralization amount before any funds are distributed to the holder of the residual interest.  The “regular principal payment” for a payment date is equal to:

•     the greater of (a) the principal amount of the Class A-1 notes on the prior payment date (after giving effect to payments on that date) and (b) the excess of the principal amount of the notes as of the close of business on the prior payment date over an amount equal to the pool balance as of the last day of the prior month minus the targeted overcollateralization amount for the current payment date, minus

•     the sum of any first priority principal payment and second priority principal payment made on that payment date,

except that on and after the final scheduled payment date for the Class C notes, the regular principal payment will equal the principal amount of the Class C notes until paid in full.

The amount of the regular principal payment will be limited by the remaining available funds after more senior payments are made.

Priority of Payments

On each payment date, the servicer will direct the indenture trustee to use available funds to make payments and deposits in the order of priority listed below and, unless otherwise indicated below, pro rata based on the amounts due.  This priority will apply unless the notes are accelerated after an event of default:

(1)     to the indenture trustee, the owner trustee and the asset representations reviewer, all amounts due, including indemnities, and to or at the direction of the trust, any expenses of the trust incurred under the transaction documents, in each case, to the extent not paid by the depositor or administrator, up to a maximum of $375,000 per year,

(2)     to the servicer, all servicing fees due,

(3)     to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the prior payment date,

(4)     to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the first priority principal payment, if any,

(5)     to the Class B noteholders, interest due on the Class B notes,

(6)     to the Class A and Class B noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the second priority principal payment, if any,

(7)     to the Class C noteholders, interest due on the Class C notes,

(8)     to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(9)     to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the regular principal payment,

(10)   to the indenture trustee, the owner trustee and the asset representations reviewer and to or at the direction of the trust, all fees, expenses and indemnities due but not paid under item (1), and

(11)   to the holder of the residual interest in the trust, all remaining available funds.

If available funds (other than reserve account amounts) on a payment date are insufficient to cover all amounts payable under items (1) through (7) (including to pay the Class A and Class B notes in full on their final scheduled payment dates), the servicer will direct the indenture trustee to withdraw the shortfall from the reserve account to the extent available and use it to pay items (1) through (7) (including to pay the Class A and Class B notes in full on their final scheduled payment dates).  Amounts in the reserve account will also be available to pay the Class C notes in full on their scheduled final payment date under item (9).

This diagram shows how available funds are paid on each payment date.  The priority of payments shown in this diagram will apply unless the notes are accelerated after an event of default.

Post-Acceleration Priority of Payments

If the notes are accelerated after an event of default, on each payment date, the servicer will direct the indenture trustee to use amounts in the collection account for the prior month and amounts in the reserve account to make payments in the order of priority listed below and, unless otherwise indicated below, pro rata based on the amounts due:

(1)     to the indenture trustee, the owner trustee and the asset representations reviewer, all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred under the transaction documents,

(2)     to the servicer, all unpaid servicing fees,

(3)     to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes as of the end of the prior payment date,

(4)     to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(5)     to the Class B noteholders, interest due on the Class B notes,

(6)     to the Class B noteholders, principal of the Class B notes until paid in full,

(7)     to the Class C noteholders, interest due on the Class C notes,

(8)     to the Class C noteholders, principal of the Class C notes until paid in full, and

(9)     to the holder of the residual interest in the trust, any remaining amounts.

For more details about events of default and your rights following an event of default, you should read “— Events of Default and Acceleration” below.

Events of Default and Acceleration

Each of the following will be an “event of default” under the indenture:

•     the trust fails to pay interest due on the notes of the controlling class within five days after any payment date,

•     the trust fails to pay the principal amount of any class of notes in full by its final scheduled payment date,

•     the trust fails to observe or perform a material covenant or agreement made in the indenture or a representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not corrected for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by at least 25% of the controlling class, and

•     a bankruptcy or dissolution of the trust.

If the trust knows of an event that with notice or the lapse of time, or both, would become an event of default of the type described in the third item above, it must notify the indenture trustee within five business days.  Except in limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time, or both, would become an event of default, it must notify the noteholders within 90 days.

The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the trust knows of an event of default.  If the indenture trustee knows of an event of default, it must notify all noteholders within five business days.

A majority of the controlling class may waive any event of default and its consequences except an event of default (a) in the payment of principal of or interest on any of the notes (other than an event of default relating to failure to pay principal due only because of the acceleration of the notes) or (b) relating to a covenant or term of the indenture that cannot be amended, supplemented or modified without the consent of all noteholders.

Acceleration of the Notes.  If an event of default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or a majority of the controlling class may accelerate the notes and declare the notes to be immediately due and payable.  If an event of default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

A majority of the controlling class may rescind a declaration of acceleration if:

•     notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

•     the trust deposited with the indenture trustee an amount sufficient to make all payments of interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and all other outstanding fees and expenses of the trust, and

•     all events of default (other than the nonpayment of amounts due only because of the acceleration of the notes) are corrected or waived by a majority of the controlling class.

Remedies Following Acceleration.  If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee may, and at the direction of a majority of the controlling class, will:

•     start a legal proceeding for the collection of the notes and enforce any judgment obtained,

•     start foreclosure proceedings on the receivables,

•     sell or liquidate any receivables at public or private sales,

•     exercise any remedies of a secured party under the UCC, and

•     take any other action to protect and enforce the rights and remedies of the indenture trustee and the noteholders.

However, the indenture trustee is only permitted to sell the receivables if the following conditions are met, which depend on which event of default has occurred:

•     If an event of default occurs because of the late payment of interest on or principal of any note, the indenture trustee may sell the receivables without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the receivables and apply collections as they are received, except that the indenture trustee will sell the receivables if directed by a majority of the controlling class.

•     If an event of default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the receivables unless:

—           all of the noteholders of the controlling class consent to the sale,

—           the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes, or

—           the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of 66-2/3% of the controlling class.

•     If an event of default occurs because of a breach of a representation or covenant of the trust, the indenture trustee may not sell the receivables unless:

—           all of the noteholders consent to the sale, or

—           the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes.

The indenture trustee will notify the noteholders at least 15 days before any sale of the receivables.  Any noteholder, the depositor and the servicer may submit a bid to purchase the receivables and may purchase the receivables at a sale proceeding.

Payments Following Accelerations and Any Sale of the Receivables.  Following an acceleration of the notes and any sale of the receivables, any amounts collected by the indenture trustee will be paid according to the “post-acceleration” priority of payments described in “Description of the Notes — Post-Acceleration Priority of Payments.”

Standard of Care of the Indenture Trustee Following an Event of Default.  If an event of default occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  A majority of the controlling class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee following an event of default and acceleration of the notes.

Limitation on Legal Proceedings.  No noteholder will have the right to start any legal proceeding for any remedy under the indenture described in “— Remedies Following Acceleration” above unless:

•     the noteholder notified the indenture trustee of a continuing event of default,

•     at least 25% of the controlling class requested the indenture trustee to start the legal proceeding,

•     the requesting noteholders offered reasonable security or indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•     the indenture trustee failed to start the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•     a majority of the controlling class have not given the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, has the right to start at any time a proceeding to enforce its right to receive principal and interest due to it under its note.

The indenture trustee and the noteholders will agree not to start or pursue a bankruptcy proceeding against the trust.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase the receivables from the trust on any payment date if the pool balance at the end of the prior month is 10% or less of the initial pool balance.  The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date the option is exercised.  The servicer will exercise the option by depositing the purchase price for the receivables in the collection account on the business day before the payment date the option is exercised (or, with the satisfaction of the rating agency condition, on that payment date), and the trust will transfer the receivables to the servicer.  The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of principal of and interest on the notes.  The servicer may exercise its clean up call option only if the purchase price for the receivables plus the collections in the collection account in the final month will be sufficient to pay in full the notes and all fees and expenses of the trust.  The purchase price paid by the servicer for the receivables will be the outstanding principal balance of the receivables plus any accrued and unpaid interest.  On the servicer’s exercise of its clean up call option, the notes will be redeemed and paid in full.

Ford Credit expects that the clean up call option will become available to the servicer when the Class A-4, Class B and Class C notes are still outstanding.

Satisfaction and Discharge of Indenture

The indenture will not be discharged until:

•     the indenture trustee has received all notes for cancellation or, with some limitations, funds sufficient to pay all notes in full,

•     the trust has paid all other amounts payable by it under the transaction documents, and

•     the trust has delivered an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.

Amendments to Indenture

The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:

•     further protect the indenture trustee’s interest in the receivables and other trust assets under the lien of the indenture,

•     add to the covenants of the trust for the benefit of the noteholders,

•     transfer or pledge any trust assets to the indenture trustee,

•     correct any ambiguity or mistake or add a term that is not inconsistent with the other terms of the indenture, if it will not have a material adverse effect on the notes, and

•     modify, eliminate or add a term required by or necessary to qualify the indenture under the Trust Indenture Act.

The indenture trustee and the trust may amend the indenture to add, change or eliminate a term or modify the noteholders’ rights under the indenture:

•     without the consent of the noteholders if (a) the administrator certifies that the amendment will not have a material adverse effect on the notes and (b) the “rating agency condition” is satisfied, which generally means, for any proposed action, that each rating agency either (i) confirms that the proposed action will not result in a reduction or withdrawal of its then-current ratings of the notes or (ii) within ten business days of receiving notice of the proposed action, does not notify the depositor, the servicer, the owner trustee or the indenture trustee that the proposed action will result in a reduction or withdrawal of its then-current ratings of the notes, or

•     with the consent of a majority of the controlling class.

In each case, the indenture trustee must receive a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.

The prior consent of all adversely affected noteholders will be required for any amendment that would:

•     change the terms for amending the indenture or voting or consent under the indenture,

•     change the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed following exercise of the clean up call option by the servicer or the percentage of the initial pool balance at which that option may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

•     impair the right of noteholders to start legal proceedings to enforce the indenture,

•     change the percentage of the note balance or of the controlling class required for any action,

•     change the definition of controlling class,

•     change the calculation of the amount of a payment of principal of and interest on any note, or

•     permit the creation of a lien ranking prior or equal to, or impair, the lien of the indenture trustee in the trust assets.

Noteholder Communication

A noteholder may communicate with the indenture trustee and provide notices and make requests and demands and give directions to the indenture trustee as permitted by the transaction documents through the procedures of DTC or by notice to the indenture trustee.

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes.  Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

A noteholder may also send a request to the trust or to the servicer, on behalf of the trust, stating that the noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents.  The requesting noteholder must include in the request a description of the method by which other noteholders may contact the requesting noteholder.  The trust will promptly deliver any such request to the servicer.  On receipt of a communication request, the servicer will include in the Form 10-D filed in the next month the following information:

•                  a statement that the trust received a communication request,

•                  the date the request was received,

•                  the name of the requesting noteholder,

•                  a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents, and

•                  a description of the method by which the other noteholders may contact the requesting noteholder.

Any expenses of the trust or the servicer relating to an investor communication, including any review of documents evidencing ownership of a note and the inclusion of the investor communication information in the Form 10-D, will be paid by the servicer.

In order to make a request or demand or to provide notice to the trust, the owner trustee, the indenture trustee, the depositor, the sponsor or the servicer under the transaction documents, a noteholder must either be a noteholder of record or must provide a written certification stating that it is a beneficial owner of a note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described below.  All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC.  Noteholders’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Noteholders may hold their notes through DTC, Clearstream Banking Luxembourg S.A.  or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their depositories, which in turn will hold positions in accounts as DTC participants.  The notes will be traded as home market instruments in both the U.S. domestic and European markets.  Initial settlement and all secondary trades will settle in same-day funds.

Noteholders who hold their notes through DTC will follow the settlement practices for U.S. corporate debt obligations.  Noteholders who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures for conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC on instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes according to DTC’s rules and procedures.

Prospective noteholders should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payments and tax withholding applicable to their purchase of the notes.  In particular, noteholders should note that DTC’s rules and procedures limit the ability of the trust and the indenture trustee to make post-payable adjustments for principal and interest payments after a period of time, which may be as short as 90 days.

Notes will be issued in physical form to noteholders only if:

•                  the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,

•                  the administrator terminates the book-entry system through DTC, or

•                after the occurrence of an event of default or a servicer termination event, a majority of the controlling class notify the indenture trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC).

Payments of interest on and principal of definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the prior month.  The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee.  The final payment on a definitive note will be made only on presentation and surrender of the definitive note at the address stated in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar.  No service charge will be imposed for registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge related to a transfer or exchange.

Computing Outstanding Principal Amount

The monthly investor report for the notes will include a note factor for each class of notes that can be used to compute the portion of the outstanding principal amount of that class of notes each month.  The factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines.  For each note, the portion of the outstanding principal amount of that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

Notes Held by Transaction Parties

Notes held by the issuer, the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a required percentage of any class of notes have taken any action under the indenture or any other transaction document.

CREDIT ENHANCEMENT

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payments of interest on and principal of the notes and decreases the likelihood that losses on the receivables will impair the trust’s ability to do so.  The amount of credit enhancement will be limited and it is not certain it will be sufficient in all circumstances.  The noteholders will have no recourse to the sponsor, the depositor, the servicer, the indenture trustee or the owner trustee as a source of payment.

Reserve Account

The depositor will establish the reserve account with the indenture trustee for the benefit of the noteholders.  On the closing date, the depositor will make a deposit in the reserve account from the net proceeds from the sale of the notes equal to $8,590,118.15, which is 0.50% of the initial pool balance.

If, on a payment date, collections on the receivables for the prior month and any amounts paid to the trust by Ford Credit, the depositor or the servicer to purchase or repurchase any receivables are insufficient to pay the senior fees and expenses of the trust, interest and any priority principal payments on the notes, the servicer will direct the indenture trustee to use amounts in the reserve account to cover the shortfall.  Similarly, if any class of notes would not be paid in full on its final scheduled payment date from collections on the receivables for the prior month, any amounts paid to the trust by the Ford Credit, the depositor or the servicer to purchase or repurchase receivables, the servicer will direct the indenture trustee to use amounts in the reserve account to pay those notes in full.  Ford Credit does not expect that amounts in the reserve account will be required for this purpose.

If amounts in the reserve account are used on a payment date, other than the final scheduled payment date for the Class C notes, the trust will deposit available funds into the reserve account on future payment dates after making more senior payments until the reserve account is replenished to its initial level.

On payment of the notes in full, the trust will distribute any amounts remaining in the reserve account to the holder of the residual interest.  Investment earnings on amounts in the reserve account will be paid to the servicer on each payment date, as described in “Servicing — Servicing Fees” and will not be available to the trust.

For more information about how amounts in the reserve account may be invested, you should read “Servicing — Trust Bank Accounts.”

Subordination

This securitization transaction is structured so that the trust will pay interest on all classes of the Class A notes and then will pay interest sequentially on the remaining classes of notes in order of seniority.

The trust will pay principal sequentially, starting with the Class A-1 notes, and will not pay principal of a class of notes until the principal amounts of all more senior classes of notes are paid in full.  In addition, if a priority principal payment is required on a payment date, the trust will pay principal of the most senior class of notes outstanding before the payment of interest on any subordinated notes on that payment date.

If the notes are accelerated after an event of default, the priority of payments will change and the trust will pay interest and principal sequentially by class, starting with the Class A notes (paying interest on the Class A notes, pro rata, and principal of the Class A notes sequentially, starting with the Class A-1 notes), and will not pay interest on or principal of the Class B and Class C notes until all more senior classes of notes are paid in full.  These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes.  Overcollateralization means there will be excess receivables generating collections that will be available to cover losses on the receivables and shortfalls in interest collections due to low-APR receivables.  The initial amount of overcollateralization will be $146,233,629.80, or 8.51% of the initial pool balance.  Overcollateralization may also be expressed as a percentage of the adjusted pool balance, to identify the overcollateralization exclusive of the yield supplement overcollateralization amount.  The adjusted pool balance as of the closing date will be approximately equal to the aggregate initial principal amount of the notes.  Therefore, on an adjusted pool balance basis, the initial amount of overcollateralization for the notes will be approximately zero.  Overcollateralization expressed as a percentage of initial pool balance will be different for each securitization transaction in this program as a result of changes in interest rates on the notes, the APRs of the receivables in the securitized pool and the stated rate used to determine the yield supplement overcollateralization amount for a particular transaction.  Overcollateralization expressed as a percentage of initial adjusted pool balance, however, is expected to stay the same for all securitization transactions in this program.

The following table shows the notes as a percentage of the initial pool balance and as a percentage of the initial adjusted pool balance.  The percentages may not sum due to rounding.

	Percentage of Initial Pool Balance	Percentage of Adjusted Pool Balance
Class A notes	86.91%	95.00%
Class B notes	2.74	3.00
Class C notes	1.83	2.00
Total	91.49%	100.00%

This securitization transaction is structured to use all available funds remaining after payments of the senior fees and expenses of the trust, interest due on the notes, any priority principal payments and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the notes until the targeted overcollateralization amount is reached.

The “targeted overcollateralization amount” for each payment date will be equal to the sum of:

(1)                     the yield supplement overcollateralization amount, plus

(2)                     2.00% of the initial adjusted pool balance, plus

(3)                     the excess, if any, of (a) 1.50% of the current pool balance over (b) 0.50% of the initial pool balance (the amount required to be deposited in the reserve account).

Therefore, the targeted overcollateralization amount will generally adjust each month based on (a) decreases in the pool balance due to actual payments (including prepayments) of principal made on the receivables and losses on charged off receivables, and (b) the scheduled decrease in the yield supplement overcollateralization amount for that month.

To increase the amount of overcollateralization on a payment date and reach the targeted overcollateralization amount, the trust must pay principal of the notes in an amount greater than the decline in the pool balance for the prior month.  The use of excess spread to make regular principal payments and priority principal payments is expected to increase overcollateralization as a percentage of each class’s principal amount.  The class of notes receiving principal payments will experience the greatest increase in overcollateralization.  When the actual amount of overcollateralization is less than the targeted overcollateralization amount, principal will be paid to the noteholders from available funds until the targeted overcollateralization amount is reached.

When the pool balance has decreased to the point where 1.50% of the current pool balance is equal to or less than 0.50% of the initial pool balance, the targeted overcollateralization amount will be equal to the yield supplement overcollateralization amount for that payment date plus 2.00% of the initial adjusted pool balance.

Because the pool of receivables includes a substantial number of low-APR receivables, the pool could generate less collections of interest than the sum of the senior fees and expenses of the trust, interest due on the notes and any required deposits in the reserve account if the low-APR receivables are not adequately offset by high-APR receivables in the pool.  The yield supplement overcollateralization amount for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a stated rate are less than future payments would be on those receivables if their APRs were equal to the stated rate.  The stated rate is set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the ratings on the notes, and will at least equal the highest interest rate on the notes plus the servicing fee.  The yield supplement overcollateralization amount is included in the targeted overcollateralization amount for each payment date, which has the effect of recharacterizing a portion of the principal collections on the pool of receivables as interest to increase excess spread.

The “yield supplement overcollateralization amount” for the closing date and a payment date is equal to the sum of the excess, if any, for each receivable of (a) the present value of all future payments due on the receivable discounted at the APR of the receivable over (b) the present value of all future payments due on the receivable discounted at a stated rate of 6.30%.  For purposes of this calculation, future payments on each receivable are assumed to be equal monthly payments made over the remaining scheduled term regardless of any prepayments before the cutoff date and without any delays, defaults or prepayments.  The yield supplement overcollateralization amount is calculated as of the cutoff date for all future payment dates and will not be recalculated to give effect to delays, defaults or prepayments.  This means that, if a low-APR receivable prepays, the related portion of the yield supplement overcollateralization amount will continue to provide credit enhancement for the notes and yield enhancement for other low-APR receivables as a component of the targeted overcollateralization amount.

The yield supplement overcollateralization amount for the closing date and each payment date will be:

Closing Date	$146,236,645.11	January 2020	$25,105,986.64
February 2017	141,447,782.06	February 2020	23,263,844.49
March 2017	136,738,101.43	March 2020	21,501,136.44
April 2017	132,108,097.38	April 2020	19,817,564.33
May 2017	127,557,953.38	May 2020	18,212,885.29
June 2017	123,087,694.89	June 2020	16,686,690.16
July 2017	118,697,534.23	July 2020	15,238,440.82
August 2017	114,387,659.14	August 2020	13,867,580.06
September 2017	110,158,148.86	September 2020	12,573,363.79
October 2017	106,009,269.13	October 2020	11,355,012.35
November 2017	101,941,204.82	November 2020	10,211,812.31
December 2017	97,954,178.89	December 2020	9,142,911.52
January 2018	94,048,407.39	January 2021	8,147,239.58
February 2018	90,224,155.15	February 2021	7,223,776.91
March 2018	86,481,594.51	March 2021	6,371,150.61
April 2018	82,820,953.90	April 2021	5,588,044.56
May 2018	79,242,437.61	May 2021	4,873,302.79
June 2018	75,746,266.82	June 2021	4,224,616.04
July 2018	72,332,732.65	July 2021	3,639,340.67
August 2018	69,002,067.55	August 2021	3,114,736.25
September 2018	65,754,451.68	September 2021	2,647,263.69
October 2018	62,590,084.80	October 2021	2,232,967.80
November 2018	59,509,067.88	November 2021	1,867,119.09
December 2018	56,511,474.82	December 2021	1,541,776.77
January 2019	53,597,402.93	January 2022	1,253,353.89
February 2019	50,766,812.87	February 2022	999,412.90
March 2019	48,019,514.87	March 2022	777,041.93
April 2019	45,355,473.09	April 2022	585,435.31
May 2019	42,774,730.88	May 2022	423,994.30
June 2019	40,277,264.65	June 2022	291,525.39
July 2019	37,862,907.57	July 2022	186,970.07
August 2019	35,531,546.56	August 2022	108,683.59
September 2019	33,282,831.68	September 2022	54,574.96
October 2019	31,116,391.32	October 2022	22,649.34
November 2019	29,031,780.01	November 2022	7,851.92
December 2019	27,028,462.88	December 2022	1,853.98

Excess Spread

For a payment date, excess spread is equal to the excess of (a) the sum of (i) the interest collections for the prior month and (ii) the principal collections equal to the decline in the yield supplement overcollateralization amount from the prior payment date (or closing date, as applicable), over (b) the sum of the senior fees and expenses of the trust, the interest on the notes and any required deposits in the reserve account.  Any excess spread will be applied on each payment date, as a component of available funds, to pay principal of the Class A-1 notes until paid in full and then to pay principal of the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount.

In general, having excess spread available to pay principal of the notes provides a source of funds to absorb losses on the receivables.  To the extent the amount of excess spread used to pay principal exceeds the amount of any losses, it causes the principal of the notes to be paid more rapidly than the principal of the receivables, which increases the overcollateralization as described in “Description of the Notes — Payments of Principal.”

MATURITY AND PREPAYMENT CONSIDERATIONS

General

The final scheduled payment date for each class of notes is listed on the cover of this prospectus.  Ford Credit determined these dates:

•                  for the Class A-1 notes, by selecting the latest payment date falling within the 397-day period following the date of pricing of those notes,

•                  for the Class A-2a, Class A-2b, Class A-3, Class A-4 and Class B notes, by selecting the first payment date that is three months or, for the Class A-4 notes, six months after the latest originally scheduled payment date calculated assuming all receivables pay as scheduled with no delays, defaults or prepayments, and

•                  for the Class C notes, by selecting the first payment date that is six months after the last scheduled maturity date of the latest maturing receivable.

Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date.  The final payment of any class of notes could occur significantly earlier (or could occur later) than that class’s final scheduled payment date because the rate of principal payments on each class of notes depends primarily on the rate of payment (including prepayment) by the obligors on the receivables.

The weighted average life of each note is uncertain because it generally will be determined by the rate at which the principal balances of the receivables are paid.  An increase in prepayments on the receivables will decrease the weighted average life of the notes.  “Prepayments” on the receivables will occur in the following circumstances:

•                  Prepayments on receivables — obligors may prepay their retail installment sale contracts in full or in part at any time without penalty,

•                  Rebates for cancelled items — rebates on cancelled service contracts, insurance and similar products included in the amount financed of the receivable may be received,

•                  Defaults — liquidation proceeds on defaulted receivables may be received,

•                  Insurance proceeds — proceeds from claims on any insurance policies covering the financed vehicles or the obligors may be received,

•                  Repurchases of receivables by Ford Credit and the depositor — Ford Credit and the depositor may be required to repurchase ineligible receivables from the trust for breaches of representations as described in “Receivables — Obligation to Repurchase Receivables,”

•                  Purchases of receivables by the servicer — the servicer may be required to purchase receivables if the servicer fails to maintain the security interest of the trust in the financed vehicles or impairs the rights of the trust or the noteholders in the receivables or if the servicer makes modifications to the receivables as described in “Servicing — Servicer Modifications and Obligation to Purchase Receivables,” and

•                  Clean up call option — the servicer will have the option to purchase the receivables from the trust on any payment date if the pool balance at the end of the prior month is 10% or less of the initial pool balance.

In Ford Credit’s experience, prepayments on its retail installment sale contracts occur primarily when obligors decide to purchase new vehicles, obligors finance with Ford Credit to obtain specific Ford-sponsored vehicle marketing incentives that require Ford Credit financing and pay off their accounts within the first few months of the contract term, defaulted contracts are liquidated or insurance proceeds are received after the financed vehicle is determined to be a total loss.  Unlike some other asset classes, such as residential mortgage loans, retail installment sale contracts for the purchase of cars, trucks and utility vehicles do not experience significant voluntary prepayments as interest rates decline.  The short-term nature and smaller principal amount of Ford Credit’s retail installment sale contracts makes the benefit of refinancing smaller.  In addition, because a substantial number of receivables in the securitization transactions in this program are subvened-APR contracts, the situations in which an obligor could take advantage of lower rates by refinancing is limited.

Any reinvestment risk resulting from a faster or slower rate of prepayment of receivables will be borne entirely by the noteholders.  For more information about reinvestment risk, you should read “Risk Factors — The timing of principal payments on your notes is uncertain.”

Weighted Average Life

Prepayments on the receivables can be measured against a prepayment standard or model.  This securitization transaction uses the Absolute Prepayment Model commonly referred to as “ABS,” which uses an assumed rate of prepayment each month based on the original number of receivables in a pool.  ABS assumes that all receivables are the same size and maturity and amortize at the same rate and that in each month each receivable will be paid as scheduled or be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay in full each month.  ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets.  Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by assuming the receivables will prepay at a 1.4% ABS rate.

The ABS tables below were prepared by (a) classifying the pool of receivables that will be sold to the trust into sub-pools based on APR, original term, and age, (b) determining a level monthly payment for each of the sub-pools that fully amortizes the pool by the end of its remaining term to maturity, assuming that each monthly payment is made on the last day of each month and each month has 30 days, and (c) making the following assumptions:

•                  each sub-pool prepays at the stated constant monthly ABS rate, and pays as scheduled with no delays, defaults or repurchases of receivables,

•                  interest accrues on the notes at the following rates:

Class	Interest Rate
Class A-1	0.90%
Class A-2a	1.50%
Class A-2b	1.08089%
Class A-3	1.91%
Class A-4	2.20%
Class B	2.59%
Class C	2.79%

•                  the principal amount of the Class A-2 notes is allocated to Class A-2a notes in the amount of $140,000,000.00 and to Class A-2b notes in the amount of $419,800,000.00;

•                  payments on the notes are made on the 15th of each month, and

•                  the servicer exercises its clean up call option on the first payment date that the option is available.

The sub-pools used in this analysis are shown in the table below:

Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Term (In Months)	Weighted Average Remaining Term (In Months)
1	$ 25,038,615.83	2.704%	35	34
2	1,921,524.32	7.534	35	33
3	10,348,117.72	2.829	35	29
4	1,082,978.45	7.193	34	28
5	20,070,376.19	2.558	36	21
6	1,107,923.02	8.040	35	21
7	31,316,490.09	2.539	48	46
8	3,800,672.92	7.633	48	46
9	14,239,210.42	2.752	48	42
10	1,862,419.43	7.516	48	42
11	29,555,376.07	2.953	48	31
12	2,702,472.03	7.759	48	31
13	189,887,765.18	2.104	60	58
14	25,997,325.03	7.306	60	58
15	153,411,506.00	1.292	60	54
16	14,253,980.99	7.446	60	54
17	228,214,815.52	2.220	60	42
18	18,777,701.95	7.849	60	42
19	396,325,329.40	1.487	72	69
20	47,585,213.96	8.497	72	70
21	152,866,970.30	2.398	71	65
22	23,381,935.84	8.526	72	65
23	286,326,881.10	2.111	72	55
24	37,948,028.04	8.500	72	53
Total	$1,718,023,629.80

The results shown in the ABS tables should approximate the results that would be obtained if the analysis had been based on similar assumptions using the actual pool of receivables that will be sold to the trust, rather than on sub-pools.  The actual characteristics and performance of the receivables will differ from the assumptions used in the ABS tables.  The ABS tables only give a general sense of how each class of notes may amortize at different assumed ABS rates with other assumptions held constant.  It is unlikely that the receivables will prepay at a constant ABS rate until maturity or that all of the receivables will prepay at the same ABS rate.  The diversity of the receivables could produce slower or faster prepayment rates for any payment date, including for payment dates early in the transaction, which would result in principal payments occurring earlier or later than indicated in the ABS tables.  Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment rates, will affect the weighted average life and period during which principal is paid on each class of notes.

For a description of factors which may affect the rate of principal payments on the notes, you should read “Risk Factors — The timing of principal payments on your notes is uncertain.”

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-1						Class A-2a and Class A-2b
Payment Date	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	90.95	88.40	85.59	83.09	81.04	78.80	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	82.06	77.05	71.52	66.63	62.60	58.22	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	73.16	65.80	57.66	50.46	44.54	38.09	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	64.25	54.62	43.98	34.56	26.83	18.40	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	55.33	43.52	30.49	18.95	9.49	0.00	100.00	100.00	100.00	100.00	100.00	99.48
July 15, 2017	46.39	32.50	17.18	3.62	0.00	0.00	100.00	100.00	100.00	100.00	95.36	87.85
August 15, 2017	37.44	21.57	4.07	0.00	0.00	0.00	100.00	100.00	100.00	92.93	85.07	76.50
September 15, 2017	28.47	10.72	0.00	0.00	0.00	0.00	100.00	100.00	94.52	83.80	75.01	65.42
October 15, 2017	19.49	0.00	0.00	0.00	0.00	0.00	100.00	99.97	86.75	75.10	65.55	55.15
November 15, 2017	10.50	0.00	0.00	0.00	0.00	0.00	100.00	94.15	79.84	67.19	56.82	45.52
December 15, 2017	1.49	0.00	0.00	0.00	0.00	0.00	100.00	88.42	73.03	59.43	48.28	36.14
January 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	97.61	82.72	66.32	51.82	39.95	27.02
February 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	92.81	77.05	59.70	44.38	31.83	18.16
March 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	87.98	71.42	53.19	37.08	23.90	9.56
April 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	83.13	65.81	46.77	29.95	16.19	1.21
May 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	78.25	60.24	40.44	22.97	8.68	0.00
June 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	73.34	54.71	34.22	16.15	1.37	0.00
July 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	68.40	49.20	28.10	9.49	0.00	0.00
August 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	63.44	43.73	22.07	2.98	0.00	0.00
September 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	58.45	38.29	16.14	0.00	0.00	0.00
October 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	53.44	32.88	10.32	0.00	0.00	0.00
November 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	48.57	27.66	4.73	0.00	0.00	0.00
December 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	43.69	22.48	0.00	0.00	0.00	0.00
January 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	38.77	17.33	0.00	0.00	0.00	0.00
February 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	33.83	12.21	0.00	0.00	0.00	0.00
March 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	28.86	7.12	0.00	0.00	0.00	0.00
April 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	23.87	2.07	0.00	0.00	0.00	0.00
May 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	18.85	0.00	0.00	0.00	0.00	0.00
June 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	13.81	0.00	0.00	0.00	0.00	0.00
July 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	8.80	0.00	0.00	0.00	0.00	0.00
August 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	3.77	0.00	0.00	0.00	0.00	0.00
September 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	0.48	0.38	0.31	0.27	0.24	0.22	1.82	1.51	1.24	1.05	0.93	0.82
Weighted Average Life to Maturity (years)(2)	0.48	0.38	0.31	0.27	0.24	0.22	1.82	1.51	1.24	1.05	0.93	0.82

(1)               The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)               The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-3						Class A-4
Payment Date	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2018	100.00	100.00	100.00	100.00	100.00	91.48	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2018	100.00	100.00	100.00	100.00	100.00	81.78	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2018	100.00	100.00	100.00	100.00	92.90	72.41	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2018	100.00	100.00	100.00	100.00	84.36	63.36	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2018	100.00	100.00	100.00	95.83	76.08	54.58	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2018	100.00	100.00	100.00	88.17	68.06	46.05	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2018	100.00	100.00	100.00	80.83	60.41	37.93	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2018	100.00	100.00	99.05	73.70	52.91	30.14	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2019	100.00	100.00	92.36	66.75	45.65	22.67	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2019	100.00	100.00	85.78	59.98	38.64	15.53	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2019	100.00	100.00	79.33	53.31	31.90	8.71	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2019	100.00	100.00	73.01	46.84	25.41	2.22	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2019	100.00	96.34	66.80	40.57	19.18	0.00	100.00	100.00	100.00	100.00	100.00	86.86
June 15, 2019	100.00	90.16	60.68	34.50	13.22	0.00	100.00	100.00	100.00	100.00	100.00	67.44
July 15, 2019	100.00	84.09	54.68	28.68	7.56	0.00	100.00	100.00	100.00	100.00	100.00	49.20
August 15, 2019	100.00	78.06	48.81	23.05	2.16	0.00	100.00	100.00	100.00	100.00	100.00	32.05
September 15, 2019	98.64	72.27	43.21	17.73	0.00	0.00	100.00	100.00	100.00	100.00	90.24	0.00
October 15, 2019	92.58	66.51	37.72	12.59	0.00	0.00	100.00	100.00	100.00	100.00	74.12	0.00
November 15, 2019	86.50	60.73	32.37	7.66	0.00	0.00	100.00	100.00	100.00	100.00	58.87	0.00
December 15, 2019	80.55	55.11	27.25	3.00	0.00	0.00	100.00	100.00	100.00	100.00	44.67	0.00
January 15, 2020	74.57	49.53	22.25	0.00	0.00	0.00	100.00	100.00	100.00	95.10	31.30	0.00
February 15, 2020	68.56	43.99	17.36	0.00	0.00	0.00	100.00	100.00	100.00	80.84	0.00	0.00
March 15, 2020	62.43	38.49	12.60	0.00	0.00	0.00	100.00	100.00	100.00	67.21	0.00	0.00
April 15, 2020	56.26	33.03	7.95	0.00	0.00	0.00	100.00	100.00	100.00	54.22	0.00	0.00
May 15, 2020	50.06	27.60	3.42	0.00	0.00	0.00	100.00	100.00	100.00	41.87	0.00	0.00
June 15, 2020	43.82	22.22	0.00	0.00	0.00	0.00	100.00	100.00	96.72	0.00	0.00	0.00
July 15, 2020	37.55	16.88	0.00	0.00	0.00	0.00	100.00	100.00	82.45	0.00	0.00	0.00
August 15, 2020	32.71	12.70	0.00	0.00	0.00	0.00	100.00	100.00	70.91	0.00	0.00	0.00
September 15, 2020	27.83	8.54	0.00	0.00	0.00	0.00	100.00	100.00	59.66	0.00	0.00	0.00
October 15, 2020	22.93	4.41	0.00	0.00	0.00	0.00	100.00	100.00	48.71	0.00	0.00	0.00
November 15, 2020	18.00	0.31	0.00	0.00	0.00	0.00	100.00	100.00	38.06	0.00	0.00	0.00
December 15, 2020	13.23	0.00	0.00	0.00	0.00	0.00	100.00	87.90	0.00	0.00	0.00	0.00
January 15, 2021	8.42	0.00	0.00	0.00	0.00	0.00	100.00	74.88	0.00	0.00	0.00	0.00
February 15, 2021	3.59	0.00	0.00	0.00	0.00	0.00	100.00	61.95	0.00	0.00	0.00	0.00
March 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	95.79	49.12	0.00	0.00	0.00	0.00
April 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	79.51	0.00	0.00	0.00	0.00	0.00
May 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	63.15	0.00	0.00	0.00	0.00	0.00
June 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	46.70	0.00	0.00	0.00	0.00	0.00
July 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	3.37	3.02	2.61	2.25	1.99	1.74	4.38	4.12	3.72	3.25	2.89	2.50
Weighted Average Life to Maturity (years)(2)	3.37	3.02	2.61	2.25	1.99	1.74	4.42	4.18	3.77	3.30	2.91	2.52

(1)               The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)               The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class B						Class C
Payment Date	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
October 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
November 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
December 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
January 15, 2020	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
February 15, 2020	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
March 15, 2020	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
April 15, 2020	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
May 15, 2020	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
June 15, 2020	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
July 15, 2020	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
August 15, 2020	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
September 15, 2020	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
October 15, 2020	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
November 15, 2020	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
December 15, 2020	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
January 15, 2021	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
February 15, 2021	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
March 15, 2021	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
April 15, 2021	100.00	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
May 15, 2021	100.00	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
June 15, 2021	100.00	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
July 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	4.47	4.22	3.89	3.39	3.06	2.64	4.47	4.22	3.89	3.39	3.06	2.64
Weighted Average Life to Maturity (years)(2)	4.92	4.68	4.35	3.87	3.38	2.94	5.26	5.07	4.71	4.25	3.73	3.24

(1)               The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)               The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

CREDIT RISK RETENTION

The risk retention regulations in Regulation RR of the Securities Act require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the receivables.  The depositor is a wholly-owned affiliate of Ford Credit and will retain the required economic interest in the credit risk of the receivables to satisfy the sponsor’s requirements under Regulation RR.

The depositor’s retention of the residual interest satisfies the requirements for an “eligible horizontal residual interest” under Regulation RR.  The fair value of the residual interest will represent at least 5% of the sum of the fair value of the notes and the residual interest on the closing date.  The depositor, Ford Credit, or another majority-owned affiliate of Ford Credit is required to retain the residual interest until the latest of two years from the closing date, the date the pool balance is one-third or less of the initial pool balance, or the date the principal amount of the notes is one-third or less of the original principal amount.  None of Ford Credit, the depositor or any of their affiliates may sell, transfer or hedge the retained interest during this period other than as permitted by Regulation RR.  The depositor intends to retain the residual interest for the life of this securitization transaction.

In general, the residual interest represents the rights to the overcollateralization and amounts in the reserve account and excess spread not needed to make payments on the notes, cover losses on the receivables, or pay expenses and fees of the trust.  Because the residual interest is subordinated to each class of notes and is only entitled to amounts not needed on a payment date to make payments on the notes or to make other required payments or deposits according to the priority of payments described in “Description of the Notes — Priority of Payments” and “Description of the Notes — Post-Acceleration Priority of Payments,” the residual interest absorbs all losses on the receivables by reduction of, first, the excess spread, second, the overcollateralization and, third, the amounts in the reserve account, before any losses are incurred by the notes.  For a description of the credit enhancement available for the notes, including the excess spread and overcollateralization, you should read “Credit Enhancement.”

The fair value of the notes and the residual interest is summarized below.  The totals in the table may not sum due to rounding:

	Fair Value (in millions)	Fair Value (as a percentage)
Class A notes	$1,493.2	88.6% - 88.9%
Class B notes	$47.2	2.8%
Class C notes	$31.4	1.9%
Residual Interest	$108.0 - $113.1	6.4% - 6.7%
Total	$1,679.8 - $1,684.9	100.0%

The sponsor determined the fair value of the notes and the residual interest using a fair value measurement framework under generally accepted accounting principles.  In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs.

•                  Level 1 – inputs include quoted prices for identical instruments and are the most observable,

•                  Level 2 – inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

•                  Level 3 – inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments.  The fair value of the residual interest is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the notes is assumed to be equal to the initial principal amount, or par.  This reflects the expectation that the final interest rates of the notes will be consistent with the interest rate assumptions below:

Class	Interest Rate
Class A-1	0.85% - 0.95%
Class A-2a	1.23% - 1.43%
Class A-2b	0.81% - 1.01%
Class A-3	1.64% - 1.84%
Class A-4	1.92% - 2.12%
Class B	2.26% - 2.56%
Class C	2.46% - 2.76%

These interest rates are estimated based on recent pricing of the notes issued in similar securitization transactions and market-based expectations for interest rates and credit risk applicable to the notes.

To calculate the fair value of the residual interest, Ford Credit used an internal valuation model.  This model projects future interest and principal payments of the pool of receivables, the interest and principal payments on each class of notes, transaction fees and expenses and the servicing fee.  The model also assumes that the servicer will exercise its clean up call option on the first payment date that the option is available and that the purchase price paid will be the outstanding principal balance of the receivables.  The resulting cash flows to the residual interest are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows.  In completing these calculations, Ford Credit made the following assumptions:

•                  interest accrues on the notes at the rates described above.  In determining the interest payments on the floating rate Class A-2b notes, assumptions for one-month LIBOR are consistent with the applicable forward rate curve as of the cut-off date of the pool of receivables, or the next business day,

•                  the fair value calculation includes assumptions on the minimum and maximum allocation of principal between the Class A-2a and Class A-2b notes,

•                  principal and interest cash flows for the receivables are calculated using the sub-pools and related assumptions as described in “Maturity and Prepayment Considerations — Weighted Average Life,”

•                  receivables prepay at a 1.4% ABS rate as described in “Maturity and Prepayment Considerations—Weighted Average Life,”

•                  cumulative net losses on the receivables, as a percentage of the initial pool balance, occur each month at the following rates:

Month	Cumulative Net Loss	Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	0.0%	17	0.5%	33	0.9%
2	0.0%	18	0.5%	34	0.9%
3	0.0%	19	0.5%	35	0.9%
4	0.0%	20	0.6%	36	0.9%
5	0.1%	21	0.6%	37	0.9%
6	0.1%	22	0.6%	38	1.0%
7	0.1%	23	0.7%	39	1.0%
8	0.2%	24	0.7%	40	1.0%
9	0.2%	25	0.7%	41	1.0%
10	0.2%	26	0.7%
11	0.3%	27	0.8%
12	0.3%	28	0.8%
13	0.3%	29	0.8%
14	0.4%	30	0.8%
15	0.4%	31	0.8%
16	0.4%	32	0.9%

•                  residual interest cash flows are discounted at 10.0%.

Ford Credit developed these inputs and assumptions by considering the following factors:

•                  ABS rate —  estimated considering the composition of the receivables and the performance of its prior securitized pools included in Annex A,

•                  Cumulative net loss rate — estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve.  The lifetime cumulative net loss assumption and the shape of the cumulative net loss curve were developed considering the composition of the receivables, the 10-year historical average performance of its prior securitized pools including those in Annex A, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the hired NRSROs.  Default and recovery rate estimates are included in the cumulative net loss assumption, and

•                  Discount rate applicable to the residual cash flows — estimated to reflect the credit exposure to the residual cash flows.  Due to the lack of an actively traded market in residual interests, the discount rate was derived using qualitative factors that consider the equity-like component of the first-loss exposure.

Ford Credit believes that the inputs and assumptions described above include the inputs and assumptions that could have a significant impact on the fair value calculation or a prospective noteholder’s ability to evaluate the fair value calculation.  The fair value of the notes and the residual interest was calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when considering the fair value calculation.

Ford Credit will recalculate the fair value of the notes and the residual interest following the closing date to reflect the issuance of the notes and any changes in the methodology or inputs and assumptions described above.  The fair value of the residual interest as a dollar amount and as a percentage of the sum of the fair value of the notes and the residual interest will be included in the first investor report, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value.

SERVICING

The servicer will service the receivables and this securitization transaction under a sale and servicing agreement among the trust, the depositor and the servicer.  The following description summarizes the main terms of the sale and servicing agreement but is not a complete description of the entire agreement.  For more details about the sale and servicing agreement, you should read the form of sale and servicing agreement that is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.

Servicing Obligations

Under the sale and servicing agreement, the servicer’s main obligations will be to:

•                  collect and apply payments made on the receivables and any other amounts received related to the receivables,

•                  investigate delinquencies,

•                  send invoices and respond to inquiries of obligors,

•                  process requests for extensions and modifications,

•                  administer payoffs, defaults and delinquencies,

•                  repossess and then sell financed vehicles,

•                  maintain accurate and complete accounts and computer systems for the servicing of the receivables,

•                  prepare and provide monthly investor reports and instructions to the indenture trustee, and

•                  provide the custodian with updated records for the receivable files.

The servicer is not required or permitted to make advances for shortfalls in scheduled payments on receivables, collections or other cash flows on the receivables.

The servicer may delegate or perform its servicing obligations to or through others.  No delegation or subcontracting will relieve the servicer of its servicing obligations.  The servicer will be responsible for paying the fees of any delegates or subcontractors.

Servicing Fees

The servicer will earn a servicing fee each month equal to 1/12 of 1% of the pool balance on the first day of the month.  In addition, the servicer will retain any late fees, extension fees and other administrative fees received from obligors and receive investment earnings on funds in the trust bank accounts.  The servicer may be reimbursed for fees and expenses paid to third parties for repossession and disposition of financed vehicles and external costs of collection activities on charged off accounts.  The servicer may net these fees and expenses from collections deposited in the collection account.

Servicer Modifications and Obligation to Purchase Receivables

The servicer will follow its policies and procedures in servicing the receivables.  As part of its normal collection efforts, the servicer may waive or modify the terms of a receivable, including granting payment extensions and rewriting, rescheduling or amending the contract or waiving late fees, extension fees or other administrative fees.  The servicer will purchase a receivable from the trust if the servicer makes certain modifications, including if it grants a payment extension that extends the final payment date of the receivable to later than the final scheduled payment date of the most junior class of notes issued by the trust.  The servicer will also purchase a receivable if it modifies the amount financed or the APR of the receivable or rewrites or reschedules the contract to change the number of originally scheduled due dates of the receivable or the payment amount.  However, the servicer will not be obligated to purchase a modified receivable if the modification was required by law or court order, including by a bankruptcy court, although it may choose to do so.  Ford Credit’s servicing systems identify these types of modifications and will automatically purchase the modified receivable on the payment date following the month in which the modification is made.  On payment of the purchase price, the purchase will be effective at the end of the month before the month in which the modification is made.  The purchase price will be the principal balance of the receivable plus 30 days of interest at its APR before the modification, which will be deposited by the servicer in the collection account.  As a result, a purchase of a receivable by the servicer due to a modification is effectively the same as a prepayment of the receivable in full, and will result in payment of principal of the notes earlier than would have been the case if the receivable was not repurchased.  For modifications or waivers that do not result in a purchase of the receivable, Ford Credit does not expect that these changes or waivers will affect materially the cash flows on the receivables.

For more information about the servicer’s policies and procedures for servicing the receivables, including extensions and rewrites, you should read “Sponsor and Servicer — Servicing and Collections.”

The servicer must maintain perfection of the trust’s security interest in each receivable and Ford Credit’s security interest in the related financed vehicle until immediately before the time the receivable is paid in full or repurchased.  For a charged off receivable, the servicer may release the security interest in a sale of charged-off receivables and as permitted by the servicer’s policies and procedures.  If the servicer fails to maintain perfection of the trust’s security interest in the financed vehicle or impairs the rights of the trust or the noteholders in the receivable (other than according to its policies and procedures), the servicer must purchase the receivable from the trust on the payment date following the month that a responsible person of the servicer obtained actual knowledge or was notified of the impairment or, at the servicer’s option, on the following payment date, unless it corrects the failure or impairment before that date.  The purchase price will generally be the principal balance of the receivable plus 30 days of interest at its APR, which will be deposited by the servicer in the collection account.  On payment of the purchase price, the purchase will be effective as of the last day of the second month before the payment date.

For more information about the servicer’s policies and procedures for releasing the security interest in the receivable, you should read “Sponsor and Servicer — Servicing and Collections — Repossession and Charge Off.”

Trust Bank Accounts

The servicer will establish a collection account for the trust and will deposit all collections on the receivables, the repurchase price for any receivables repurchased by the sponsor or the depositor and the purchase price for any receivables purchased by the servicer in the collection account.  The servicer will also establish the reserve account.  All trust bank accounts will be pledged to the indenture trustee to secure the notes.

Funds in the collection account and the reserve account will be invested in highly rated short-term investments that mature or are made available on or before the next payment date.  Investment earnings on funds in the trust bank accounts will be paid to the servicer each month.  The servicer will direct the investments unless the indenture trustee instructs the bank holding the account otherwise after an event of default.  The trust may invest the funds in the trust bank accounts in obligations issued by the underwriters or their affiliates.

The servicer will have no access to the funds in the trust bank accounts.  Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the noteholders or to pay investment earnings to the servicer.  The indenture trustee will make payments from the collection account to the noteholders and others based on information provided by the servicer.

Deposit of Collections

Ford Credit will deposit collections in the collection account within two business days of applying them to the obligors’ accounts, except that net recoveries on charged off accounts will be deposited on a monthly basis.  However, if Ford Credit’s short-term unsecured debt is rated equal to or higher than “F1” by Fitch and “A-1” by S&P, and if no servicer termination event has occurred, Ford Credit may deposit all collections for the prior month in the collection account on the business day before each payment date.  Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.

For administrative convenience, the servicer may deposit collections in the collection account each month net of the servicing fee payable to the servicer for the month, but must account for all transactions individually.  If amounts are deposited in error, they will be returned to the servicer or netted from later deposits.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the trust and the indenture trustee and will maintain a receivable file for each receivable.  A receivable file will include originals or copies of the retail installment sale contract, credit application, certificate of title and other documents relating to the receivable, the obligor and the financed vehicle.  Each receivable file will be maintained separately, but will not be segregated from other similar receivable files or stamped or marked to reflect the sale to the trust so long as Ford Credit is servicing the receivables.  The receivable files are held by Ford Credit, directly or through third-party vendors, as described in “Sponsor and Servicer — Origination, Underwriting and Purchasing — Title” and “— Types of Contracts.”

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, unless it is willful misconduct, bad faith or negligence in the performance of its obligations.  The servicer will not be obligated to start, pursue or participate in any legal proceeding that is not incidental to its servicing obligations and that may cause it to incur expense or liability.  The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages resulting from the servicer’s willful misconduct, bad faith or negligence in the performance of its servicing obligations.

Amendments to Sale and Servicing Agreement

The trust, the depositor and the servicer may amend the sale and servicing agreement, without the consent of the noteholders, to clarify an ambiguity, correct an error or correct or supplement any term of the agreement that may be defective or inconsistent with the others terms of the agreement.

The issuer, the depositor and the servicer may amend the sale and servicing agreement to add, change or eliminate terms of the agreement if:

•                  the depositor, the servicer or the trust certifies that the amendment will not have a material adverse effect on the noteholders or, if such a certification cannot be made, the consent of a majority of each class of notes (with each class voting separately, except that the Class A notes will vote together as a single class) is received, and

•                  the depositor, the servicer or the trust delivers a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.

The prior consent of all affected noteholders will be required for any amendment that would:

•                  change the amount, timing or priority of distributions required to be made to the noteholders,

•                  change the terms on which the servicer may exercise the clean up call option,

•                  reduce the percentage of noteholders that are required to consent to an amendment, or

•                  change the amount required to be in the reserve account.

Resignation and Termination of Servicer

Ford Credit may not resign as servicer unless it is legally unable to perform its servicing obligations.  No resignation will become effective until a successor servicer has been engaged by the indenture trustee or the date the servicer becomes legally unable to act.

Each of the following events will be a “servicer termination event” under the sale and servicing agreement:

•                  the servicer fails to deposit any collections, payments or other amounts and that failure continues for five business days after it receives notice of the failure from the owner trustee or the indenture trustee or a responsible person of the servicer learns of the failure, unless:

—           the failure was caused by an event outside the servicer’s control and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the owner trustee, the indenture trustee and the depositor of the failure and the steps being taken by the servicer to correct it, or

—           the failure relates to an amount no greater than 0.05% of the outstanding principal balance of notes issued by the trust and does not continue for more than (a) if the servicer’s long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after the servicer receives notice of the failure or a responsible person of the servicer learns of the failure or (b) if the servicer’s long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited,

•                  the servicer fails to perform its obligations under the transaction documents and that failure has a material adverse effect on the notes and continues for 90 days after it receives notice of the failure from the owner trustee, the indenture trustee or at least 25% of the controlling class, or

•                  bankruptcy of the servicer.

A majority of the controlling class may waive any servicer termination event.  As long as a servicer termination event has not been corrected, the indenture trustee may, or at the direction of a majority of the controlling class must, terminate the servicer for the trust.

If the servicer resigns or is terminated, the indenture trustee will promptly engage a successor servicer to assume the servicing obligations.  If a successor servicer is not appointed when the servicer stops performing its obligations, the indenture trustee automatically will become the successor servicer.  If the indenture trustee is unwilling or legally unable to act as servicer, it may appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of motor vehicle receivables.

If a bankruptcy trustee or similar official is appointed for the servicer and no other servicer termination event has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from terminating the servicer.

The servicer will agree to cooperate to effect an orderly servicing transfer and make available its records on payments on the receivables and the receivable files.  The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications.  The predecessor servicer will reimburse the successor servicer for reasonable expenses for the transition of servicing obligations.

MONTHLY REPORTS

On or about the 10th day of each month, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies.  Each investor report will contain information about payments to be made on the notes on the payment date, the performance of the receivables during the prior month and the status of credit enhancements.  An officer of the servicer will certify the accuracy of the information in each investor report.  The servicer will post each investor report on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml on the payment date.  The investor report will contain the following information for each payment date:

•                  collections on the receivables for the prior month allocated by interest and principal,

•                  the fees and expenses payable to the indenture trustee, the owner trustee, the asset representations reviewer and the trust,

•                  the servicing fee payable to the servicer,

•                  the amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•                  the regular principal payment and any priority principal payments,

•                  the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•                  the balance of the reserve account and the amount of any withdrawals from or deposits to the reserve account to be made on the payment date,

•                  information on the performance of the receivables for the prior month, including the pool balance, collections and the aggregate amount paid by Ford Credit or the depositor to repurchase ineligible receivables, servicer impaired receivables or receivables modified by the servicer, any repurchase demand activity, the number of receivables remaining in the pool and the pool factor,

•                  delinquency, repossession and credit loss information on the receivables for the prior month, and whether the delinquency trigger occurred,

•                  the targeted overcollateralization amount and the yield supplement overcollateralization amount, and

•                  the amount of available funds released to the holder of the residual interest.

The first investor report will also include the fair value of the residual interest as a percentage of the sum of the fair value of the notes and the residual interest and as a dollar amount as of the closing date, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value, as described in “Credit Risk Retention.”

The servicer will use the investor report to direct the indenture trustee on payments to be made to the noteholders on each payment date.  The indenture trustee will not be obligated to verify calculations made by the servicer.  On each payment date, the indenture trustee, as paying agent, will forward the investor report to each noteholder of record or make the investor report available to noteholders through the indenture trustee’s internet website, which is located at https://gctinvestorreporting.bnymellon.com.

The servicer, on behalf of the trust, will file a Form 10-D for the trust with the SEC within 15 days after each payment date which will include the investor report for that payment date and the following information, if applicable:

•                  a description of the events that triggered a review of the review receivables by the asset representations reviewer during the prior month,

•                  if the asset representations reviewer delivered its review report during the prior month, a summary of the report,

•                  if the asset representations reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior month, the identity and experience of the new asset representations reviewer, the date of the change occurred, the circumstances surrounding the change,

•                  a statement that the trust received a request from a noteholder during the prior month to communicate with other noteholders, together with the date the request was received, the name of the requesting noteholder, a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents and a description of the method which the other noteholders may contact the requesting noteholder, and

•                  any material change in the depositor’s retained interest in this securitization transaction.

The servicer, on behalf of the trust, will also prepare asset-level data about the receivables for this securitization transaction for the prior month and file it with the SEC on Form ABS-EE before filing the Form 10-D.  The Form ABS-EE, and any information attached as exhibits to the form, will be incorporated by reference into the Form 10-D.  The asset data file will contain detailed information for each receivable about its identification, origination, contract terms, financed vehicle, obligor, contract and payment activity, servicing and status.  Certain asset-level data, such as data related to collections, repurchased receivables, losses on the receivables and repossessions, may not match the aggregate data provided on the investor report due to differences in how this data is required to be calculated for asset-level data and how this data is calculated for the investor report.

ANNUAL COMPLIANCE REPORTS

The servicer will prepare or obtain a number of annual reports, statements or certificates for the trust.  No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies the following:

•                  Compliance Certificate:  a certificate stating that the servicer fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the prior year or, if there was a failure to fulfill any obligation in any material respect, stating the nature and status of each failure,

•                  Assessment of Compliance:  copies of any report by the servicer and any other “servicer” (as defined in Regulation AB under the Securities Act of 1933) on its assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor payments and reporting and pool asset administration during the prior year covering securitization transactions sponsored by Ford Credit involving retail installment sale contracts that were subject to Regulation AB, including disclosure of any material instance of noncompliance identified by that servicer, and

•                  Attestation Report:  copies of any report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer and any other “servicer” (as defined in Regulation AB under the Securities Act of 1933) of compliance with the minimum servicing criteria during the prior year covering securitization transactions sponsored by Ford Credit involving retail installment sale contracts that were subject to Regulation AB, which must be made according to standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K within 90 days after the end of the calendar year.  A copy of these items may be obtained by any noteholder by request to the indenture trustee.

TRANSACTION PARTIES

The following descriptions of the transaction parties summarize parts of the transaction documents to which they are parties, including the trust agreement, the indenture, the administration agreement and the asset representations review agreement, but are not complete descriptions of these agreements.  For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Depositor

The depositor for this securitization transaction is Ford Credit Auto Receivables Two LLC, a Delaware limited liability company created in January 2001.  The depositor met the registrant requirements of paragraph I.A. of the General Instructions to Form SF-3 at the time the registration statement was filed and as of March 30, 2016.

Ford Credit is the sole member of the depositor.  The depositor was created for the limited purpose of purchasing receivables from Ford Credit and selling the receivables to trusts for securitization transactions.

In connection with the offering of the notes, the chief executive officer of the depositor will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the receivables and the structure of this securitization transaction, the risks of owning the notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the notes when due.  This certification will be filed by the depositor with the SEC at the time of filing of this prospectus.  The certification should not be considered to reduce or eliminate the risks of investing in the notes.

The depositor will make representations about the receivables sold to the trust.  In addition, the depositor will represent that it owns the receivables free of liens or claims.  If any of the depositor’s representations proves to have been untrue when made and the breach has a material adverse effect on a receivable, the depositor must repurchase the receivable unless it corrects the breach in all material respects before the date it is required to repurchase the receivable.  In addition, the depositor must enforce Ford Credit’s repurchase obligation described in “Receivables — Obligation to Repurchase Receivables.”

The depositor will be responsible for filing required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the receivables and other trust assets.

The depositor will:

•                  pay the administrator’s annual fees,

•                  indemnify the owner trustee for liabilities and damages resulting from the owner trustee’s performance of its obligations under the trust agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or the breach of representations made by the owner trustee in the trust agreement,

•                  reimburse the expenses of the owner trustee or the indenture trustee if they resign or are removed, if those expenses are not paid by the trust, and

•                  indemnify the underwriters for certain liabilities as described in “Underwriting.”

The depositor may retain all or a portion of any class of notes issued by the trust.  Any retained notes may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus.

Issuing Entity

The issuing entity for this securitization transaction is Ford Credit Auto Owner Trust 2017-A, a Delaware statutory trust.  The trust’s fiscal year is the calendar year.

The purposes of the trust will be to:

•                  acquire and hold the receivables and other trust assets,

•                  issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•                  make payments on the notes, and

•                  engage in other related activities to accomplish these purposes.

The trust may not engage in other activities and may not invest in other securities or make loans to anyone.

The depositor and the owner trustee may amend the trust agreement, without the consent of the noteholders, to (a) clarify an ambiguity, correct an error or correct or supplement any term of the agreement that may be defective or inconsistent with the others terms of the agreement or (b) provide for, or facilitate the acceptance of the agreement by, a successor owner trustee.

The depositor and the owner trustee may amend the trust agreement to add, change or eliminate terms of this agreement if:

•                  the holder of the residual interest certifies that the amendment will not have a material adverse effect on the noteholders or, if such a certification cannot be made, the consent of a majority of each class of notes (with each class voting separately, except that the Class A notes will vote together as a single class) is received, and

•                  the holder of the residual interest delivers a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.

The prior consent of all affected noteholders will be required for any amendment that would:

•                  change the amount, timing or priority of distributions required to be made to the noteholders, or

•                  reduce the percentage of noteholders that are required to consent to an amendment.

The trust may not dissolve, merge with or sell substantially all its assets to anyone or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.

The servicer will indemnify the trust for liabilities and damages resulting from the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its obligations as servicer.

On the closing date, the depositor will sell the receivables to the trust and make an initial deposit in the reserve account in exchange for the notes and the residual interest in the trust.  The following table shows the capitalization of the trust on the closing date after issuance of the notes.

Principal Amount
Class A-1 notes	$346,400,000.00
Class A-2a notes	} 559,800,000.00
Class A-2b notes
Class A-3 notes	451,500,000.00
Class A-4 notes	135,500,000.00
Class B notes	47,150,000.00
Class C notes	31,440,000.00
Residual Interest — Initial Overcollateralization	146,233,629.80
Subtotal — Initial Pool Balance	$1,718,023,629.80
Reserve Account	8,590,118.15
Total	$1,726,613,747.95

Administrator

Ford Credit will be the administrator of the trust under an administration agreement.

The administrator’s main obligations will be to provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents, including to:

•                  obtain and maintain the trust’s qualification to do business where necessary,

•                  notify the rating agencies and the indenture trustee of events of default,

•                  prepare and file reports with the SEC,

•                  cause the servicer to perform its obligations under the sale and servicing agreement, and

•                  cause the indenture trustee to notify the noteholders of the redemption of their notes.

The administrator will indemnify the owner trustee, the indenture trustee and the asset representations reviewer for liabilities and damages resulting from the performance of their obligations under the transaction documents unless resulting from their willful misconduct, bad faith or negligence (other than errors in judgment) or breach of their representations in the transaction documents.

The depositor will pay the administrator an annual administration fee.

The administrator may not resign unless it is legally unable to perform its administrative obligations.  If the servicer is terminated, the administrator will immediately resign on the appointment or engagement of a successor servicer (other than the indenture trustee), who will automatically become the successor administrator.  The owner trustee, with the consent of a majority of the controlling class, may remove the administrator if (a) the administrator fails to perform in any material respect its obligations, which continues for 90 days after the administrator receives notice of the failure from the owner trustee, the indenture trustee or at least 25% of the controlling class or (b) an insolvency event of the administrator occurs.  No resignation or removal of the administrator will become effective until a successor administrator is in place.

Owner Trustee

U.S. Bank Trust National Association, or “U.S. Bank Trust,” a national banking association, will act as the “owner trustee” under the trust agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or “U.S. Bank,” the fifth largest commercial bank in the United States.  U.S. Bancorp, with total assets exceeding $454 billion as of September 30, 2016, is the parent company of U.S. Bank.  As of September 30, 2016, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000.  As of September 30, 2016, U.S. Bank Trust was acting as owner trustee with respect to over 700 issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  U.S. Bank Trust has acted as owner trustee of auto-backed securities since the year 2000.  As of September 30, 2016, U.S. Bank Trust was acting as owner trustee on 75 issuances of auto-backed securities.

The owner trustee’s main obligations will be to:

•                  create the trust by filing a certificate of trust with the Delaware Secretary of State, and

•                  execute documents on behalf of the trust.

The owner trustee will not be liable for any action, omission or error in judgment unless it is willful misconduct, bad faith or negligence by the owner trustee.  The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to start, conduct or defend any legal proceedings on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositor and the administrator will indemnify the owner trustee for liabilities and damages resulting from the owner trustee’s performance of its obligations under the trust agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or the breach of representations made by the owner trustee in the trust agreement.  The servicer will indemnify the owner trustee for liabilities and damages resulting from the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its obligations as servicer.

The trust will pay the acceptance fees and annual fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its obligations, and pay any indemnities due to the owner trustee, to the extent those amounts are not paid or reimbursed by the depositor or the administrator.  The trust will pay these amounts to the owner trustee on each payment date, along with similar amounts owed to the indenture trustee and the asset representations reviewer and expenses incurred by the trust under the transaction documents, up to the limit of $375,000 per year, before the trust makes any other payments.  The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account are made.  Following an event of default, however, these fees, expenses and indemnities will be paid first.

The owner trustee may resign at any time by notifying the depositor and the administrator at least 30 days in advance.  The administrator may remove the owner trustee at any time and for any reason by notifying the owner trustee at least 30 days in advance.  The administrator must remove the owner trustee if the owner trustee becomes legally unable to act as owner trustee, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or ratings.  No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place.  If not paid by the trust, the depositor will pay the owner trustee and the successor owner trustee for the expenses for replacement of the owner trustee.

The trust agreement will terminate when:

•                  the last receivable has been paid in full, settled, sold or charged off and all collections have been applied, or

•                  the trust paid all notes in full and all other amounts payable by it under the transaction documents.

On termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the “indenture trustee” under the indenture.  Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286.  The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables.  The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

The indenture trustee’s main obligations will be to:

•                  hold the security interest in the receivables and other trust assets on behalf of the noteholders,

•                  administer the trust bank accounts,

•                  enforce remedies at the direction of the controlling class following an event of default and acceleration of the notes,

•                  act as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•                  act as note paying agent to make payments from the trust bank accounts to the noteholders and others,

•                  notify the asset representations reviewer when a review has been directed by the noteholders, and

•                  notify the noteholders of an event of default.

Except in limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an event of default, it must provide written notice to the noteholders within 90 days.  If the indenture trustee knows of an event of default, it must notify all noteholders within five business days.  If the notes have been accelerated, the indenture trustee may, and at the direction of a majority of the controlling class must, start proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, start foreclosure proceedings and, in some circumstances, sell the receivables.

The indenture trustee’s standard of care changes depending on whether an event of default occurred.  Before an event of default, the indenture trustee will not be liable for any action, omission or error in judgment unless it is willful misconduct, bad faith or negligence by the indenture trustee.  Following an event of default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  Following an event of default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor and Ford Credit.

For a description of the rights and obligations of the indenture trustee after an event of default and on acceleration of the notes, you should read “Description of the Notes — Events of Default and Acceleration.”

The indenture trustee must mail an annual report to the noteholders if events stated in the Trust Indenture Act have occurred during the prior year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest under the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or incur financial liability in the performance of its obligations if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust.  The indenture trustee also will not be required to take action in response to litigation, investigations, requests, demands or directions of the noteholders, other than litigation, investigations, requests, demands or directions relating to an asset representations review, unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the litigation, investigation, request, demand or direction.

The trust and the administrator will indemnify the indenture trustee for liabilities and damages resulting from the indenture trustee’s performance of its obligations under the indenture unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or the breach of representations made by the indenture trustee in the indenture.  The servicer will indemnify the indenture trustee for damages resulting from the servicer’s willful misconduct, bad faith or negligence (other than errors of judgment) in the performance of its obligations as servicer.

The trust will pay the acceptance fees and annual fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its obligations and pay any indemnities due to the indenture trustee, to the extent those amounts are not paid or reimbursed by the depositor or the administrator.  The trust will pay these amounts to the indenture trustee on each payment date, along with similar amounts owed to the owner trustee and the asset representations reviewer and expenses incurred by the trust under the transaction documents, up to the limit of $375,000 per year, before the trust makes any other payments.  The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account have been made.  Following an event of default, however, these fees, expenses and indemnities will be paid first.

Under the Trust Indenture Act, the indenture trustee may be considered to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of notes.  Even if separate indenture trustees are appointed, only the indenture trustee acting on behalf of the controlling class will have the right to exercise remedies and only the controlling class will have the right to direct or consent to any action to be taken, including a sale of the receivables.

The indenture trustee may resign at any time by notifying the trust at least 30 days in advance.  A majority of the controlling class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust at least 30 days in advance.  The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act as indenture trustee, becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or ratings.  No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place.  If not paid by the trust, the depositor will pay the indenture trustee and the successor indenture trustee for any expenses for replacement of the indenture trustee.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the “asset representations reviewer” under the asset representations review agreement.  Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN), and has provided independent due diligence loan review and servicer oversight services since 1989.  Clayton has been engaged as the asset representations reviewer on more than 60 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton is a leading provider of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton has performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton has also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is an “eligible asset representations reviewer,” meaning that (i) it is not affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates and (ii) neither it nor any of its affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the receivables.  For so long as the notes remain outstanding, the asset representations reviewer must be an eligible asset representations reviewer.

The asset representations reviewer’s main obligations will be to:

•                  review each review receivable following receipt of a review notice from the indenture trustee, and

•                  provide a report on the results of the review to the trust, the servicer and the indenture trustee.

For a description of the review to be performed by the asset representations reviewer, you should read “Receivables — Asset Representations Review.”

The asset representations reviewer is not responsible for (a) reviewing the receivables for compliance with the representations under the transaction documents, except in connection with a review under the asset representations review agreement or (b) determining whether noncompliance with any representation is a breach of the transaction documents or if any receivable is required to be repurchased.

The asset representations reviewer will not be liable for any action, omission or error in judgment unless it is willful misconduct, bad faith or negligence by the asset representations reviewer.  The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the receivables.

The trust and the administrator will indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer’s performance of its obligations under the asset representations review agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the asset representations reviewer or the breach of representations made by the asset representations reviewer in the asset representations review agreement.

The trust will pay the annual fees and review fees of the asset representations reviewer, reimburse the asset representations reviewer for their reasonable travel expenses for a review and pay any indemnities due to the asset representations reviewer, to the extent those amounts are not paid or reimbursed by the administrator.  The trust will pay these amounts to the asset representations reviewer on each payment date, along with similar amounts owed to the indenture trustee and the owner trustee and expenses incurred by the trust under the transaction documents, up to the limit of $375,000 per year, before the trust makes any other payments.  The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account have been made.  Following an event of default, however, these fees, expenses and indemnities will be paid first.

The asset representations reviewer may not resign, unless it becomes legally unable to perform its obligations as asset representations reviewer.  The trust may remove the asset representations reviewer if the asset representations reviewer (a) ceases to be an eligible asset representations reviewer, (b) becomes legally unable to perform its obligations or (c) becomes subject to a bankruptcy.  No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place.  The asset representations reviewer will pay the expenses of transitioning the asset representations reviewer’s obligations to the successor asset representations reviewer.

AFFILIATIONS AND RELATED TRANSACTIONS

Ford Credit is the sponsor of this securitization transaction, the original purchaser of the receivables originated by motor vehicle dealers that are being securitized and the servicer of the receivables.  As the sponsor, Ford Credit caused the depositor to be formed for purposes of participating in securitization transactions.  Ford Credit is the sole member of the depositor.  Ford Credit caused the depositor to form the trust that is the issuing entity for this securitization transaction and will be the administrator of the trust.  The depositor is the sole beneficiary of the trust and the holder of the residual interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with the owner trustee, the indenture trustee and the asset representations reviewer and their affiliates, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, investment and financial advisory services, due diligence services and securitization services, all on arm’s length terms and conditions.

TRANSACTION FEES AND EXPENSES

The following table shows the amount or formula for the fees payable to the indenture trustee, the owner trustee, the asset representations reviewer and the servicer.  The fees of the indenture trustee, the owner trustee and the asset representations reviewer may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee, the owner trustee and the asset representations reviewer.  To the extent these fees have not been paid by the depositor or the administrator, they will be paid on each payment date from available funds in the order of priority described in “Description of the Notes — Priority of Payments.”  These fees will not change during the term of this securitization transaction.

Fee	Amount
Indenture trustee acceptance fee	$5,000 on closing of the transaction
Indenture trustee annual fee	$7,500 each year
Owner trustee acceptance fee	$2,500 on closing of the transaction
Owner trustee annual fee	$3,500 each year
Asset representations reviewer annual fee	$7,500 each year
Asset representations reviewer review fee	Up to $230 for each review receivable on completion of a review
Servicing fee	1/12 of 1.00% of the pool balance each month

The indenture trustee acceptance fee and the owner trustee acceptance fee are one-time fees payable to the indenture trustee and the owner trustee on closing of the transaction in consideration of their acceptance of their obligations under the transaction documents.  The indenture trustee annual fee will be paid to the indenture trustee for performance of its obligations under the indenture.  The owner trustee annual fee will be paid to the owner trustee for performance of its obligations under the trust agreement.  The asset representations reviewer annual fee will be paid to the asset representations reviewer in consideration of its obligation to perform the asset representations reviewer’s obligations under the asset representations review agreement.  The asset representations reviewer review fee will be paid to the asset representations reviewer on completion of a review for its performance of the review.

The trust will pay and reimburse the indenture trustee and the owner trustee for their fees and reasonable expenses incurred under the indenture and the trust agreement and the asset representations reviewer for its reasonable travel expenses for a review under the asset representations review agreement, each to the extent not paid by the depositor or the administrator.  The trust also will pay any indemnities owed to the indenture trustee, the owner trustee or the asset representations reviewer if not paid by the depositor or the administrator.  For information about indemnities applicable to the indenture trustee, the owner trustee and the asset representations reviewer, you should read “Transaction Parties — Indenture Trustee,” “— Owner Trustee” and “— Asset Representations Reviewer.”

The servicing fee will be paid to the servicer for the servicing of the receivables under the sale and servicing agreement.  The servicer will be responsible for its own expenses under the servicing agreement except that the servicer may net from collections the costs and expenses of the repossession and disposition of financed vehicles and external costs of collection on charged off receivables.

USE OF PROCEEDS

The net proceeds from the sale of the notes issued on the closing date will be used by the depositor to purchase the receivables from Ford Credit.  Ford Credit will use the proceeds from the sale of the receivables for general corporate purposes.  No expenses were incurred in connection with the selection or acquisition of receivables for this securitization transaction.

LEGAL PROCEEDINGS

There are no legal proceedings pending or known to be contemplated by any governmental authorities against the sponsor, the depositor, the owner trustee, the indenture trustee, the issuer or the servicer, or of which any of their property is subject, that is material to noteholders.

IMPORTANT LEGAL CONSIDERATIONS

Bankruptcy Considerations

Sale of Receivables by Ford Credit to the Depositor.  The sale of the receivables by Ford Credit to the depositor will be structured to minimize the possibility that a bankruptcy proceeding of Ford Credit will adversely affect the trust’s rights in the receivables.  Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor will be a “true sale.” The depositor will have no recourse to Ford Credit other than the limited obligation to repurchase receivables for breaches of representations.

On the closing date, Ford Credit and the depositor will receive a reasoned legal opinion that in a bankruptcy of Ford Credit:

•                  the receivables and the collections on the receivables would not be property of Ford Credit’s bankruptcy estate under U.S. federal bankruptcy laws, and

•                  the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the receivables to the depositor or the trust.

This opinion will be subject to assumptions and qualifications and a court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.

Structure of Depositor; Risk of Substantive Consolidation.  The depositor is organized as a special purpose entity and is restricted by its limited liability company agreement to activities designed to make it “bankruptcy-remote.”  These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that the depositor will have any creditors.  This agreement also restricts the depositor from starting a voluntary case or proceeding under U.S. bankruptcy laws or similar state laws without the unanimous consent of its board of managers, including independent managers who are instructed to take into account the interests of creditors of the depositor and the trusts created by the depositor, as well as the interests of the depositor, in any vote to allow the depositor to file for bankruptcy.  The limited liability company agreement also contains covenants meant to maintain the separate identity of the depositor from Ford Credit and to avoid substantive consolidation of Ford Credit and the depositor.  The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements and not hold itself as liable for debts of the other and not commingle the depositor’s assets with the assets of Ford Credit or its affiliates.  These restrictions and covenants may not be amended without the consent of the entire board of managers, including the independent managers, and satisfaction of the rating agency condition.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to start or pursue a bankruptcy proceeding against the depositor.

On the closing date, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor so as to cause substantive consolidation of the assets and liabilities of the depositor with the assets and liabilities of Ford Credit in a manner prejudicial to the noteholders.  This opinion will be subject to assumptions and qualifications, including an assumption that the depositor and Ford Credit comply with its limited liability company agreement.  A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.  If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, assets of the depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”

Sale of Receivables by the Depositor to the Trust; Perfection of Security Interests.  The transfer of the receivables by the depositor to the trust will also be structured as a sale.  Similar to the sale by Ford Credit to the depositor, where Ford Credit is the sole member of the depositor, the depositor will retain an interest in the receivables it sells in the form of a residual interest in the trust.  This transfer may not be a “true sale” that removes the receivables from the bankruptcy estate of the depositor.  The depositor will grant a back-up security interest in the receivables to the trust and will file Uniform Commercial Code financing statements to perfect the trust’s ownership interest and security interest in the receivables.  The trust agreement contains terms similar to those in the depositor’s limited liability company agreement designed to make it “bankruptcy-remote” by limiting the trust’s activities and requiring creditors to agree not to start a bankruptcy proceeding against the trust.

Assuming that the sale of the receivables by Ford Credit to the depositor is a “true sale,” the depositor is not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor is not in bankruptcy, the trust’s perfected security interest in the receivables generally will provide the trust with uninterrupted access to collections on the receivables (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is begun).  The trust will grant a security interest in the receivables and other trust assets to the indenture trustee for the benefit of the noteholders, and the administrator will file Uniform Commercial Code financing statements to perfect and maintain the perfection of the security interest.

Bankruptcy Proceedings of Ford Credit, the Depositor or the Servicer.  The depositor does not intend to start, and Ford Credit will agree that it will not cause the depositor to start, a voluntary bankruptcy proceeding while the depositor is solvent.

The bankruptcy of the servicer will result in a servicer termination event.  If no other servicer termination event other than a bankruptcy exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the indenture trustee or the noteholders from terminating the servicer.

Payments made by Ford Credit or the depositor to repurchase receivables may be recoverable by Ford Credit or the depositor, as debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of the depositor as a preferential transfer from Ford Credit or the depositor if the payments were made within one year before the filing of a bankruptcy proceeding against Ford Credit.

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Act established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of a financial company and its subsidiaries.  OLA differs from U.S. federal bankruptcy laws in several ways.  In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in a receivership, it is unclear what impact OLA will have on a particular company, including Ford Credit, the depositor or the trust, or the company’s creditors.

Potential Applicability to Ford Credit, the Depositor and the Trust.  It is not clear which companies will be subject to OLA rather than the U.S. federal bankruptcy laws.  For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (a) the company is in default or in danger of default, (b) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (c) no viable private sector alternative is available to prevent the default of the company and (d) an OLA proceeding would mitigate these effects.  It is not clear whether

OLA would be applied to Ford Credit, although it is expected that OLA will be used only very rarely.  The depositor or the trust could, under some circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA.  The parts of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws.  If Ford Credit were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by Ford Credit perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers.  In this case, the receivables securing the notes could be reclaimed by the FDIC and the noteholders may have only an unsecured claim against Ford Credit.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related parts of the U.S. federal bankruptcy laws.  Based on these rules, the transfer of the receivables by Ford Credit would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA.  If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•                  that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and

•                  that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by the company before the end of the transition period of any future regulation, if the transfer satisfies the conditions for the exclusion of the assets from the property of the estate of the company under the U.S. federal bankruptcy laws.

Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor will be a “true sale” between separate legal entities under state law.  As a result, Ford Credit believes that the FDIC would not be able to recover the receivables using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur before the end of any transition period adopted to implement future regulation addressing the FDIC’s repudiation authority under OLA.  However, it is not certain that the FDIC will address its repudiation authority under OLA in future regulations or that future regulations or FDIC actions in an OLA proceeding involving Ford Credit, the depositor or the trust would not be contrary to this opinion.

If the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the notes issued by the trust.  In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and accrued interest through the date of repudiation or disaffirmance, that accrued interest.

Security Interests in Receivables and Vehicles

The sale and assignment of the receivables to the trust, the perfection of the security interests pledged in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables will be subject to a number of federal and state laws, including the Uniform Commercial Code in effect in each state.  The retail installment sale contracts, both tangible and electronic, purchased by Ford Credit are “chattel paper” for purposes of the Uniform Commercial Code.  The sale, assignment and pledge of “chattel paper” may be perfected either by taking physical possession of tangible contracts and taking and maintaining “control” (within the meaning of the Uniform Commercial Code) of electronic contracts or by the filing of financing statements under the Uniform Commercial Code.

All retail installment sale contracts acquired by Ford Credit are assigned to Ford Credit by the dealer under the terms of an assignment agreement.  Each retail installment sale contract includes a grant by the obligor of a security interest in the financed vehicle.  Ford Credit either takes physical possession, for tangible contracts, or takes and maintains “control,” for electronic contracts, to obtain a perfected security interest in the contract against the dealer.  The tangible contracts are held by Ford Credit or by a third-party vendor.  The electronic contracts are stored in a specially-designed computer system maintained by a third-party vendor that identifies Ford Credit as the owner and establishes Ford Credit’s “control” of the electronic contracts.

The sale and assignment of the receivables from Ford Credit to the depositor and from the depositor to the trust and the pledge of the receivables from the trust to the indenture trustee, will be perfected, at each stage, by the filing of a financing statement under the Uniform Commercial Code.  Ford Credit will not transfer physical possession or “control” of the contracts to the trust or the indenture trustee, but will maintain possession and “control” and act as custodian for the trust and the indenture trustee.  Ford Credit will mark its accounting records and computer systems to reflect the assignment and pledge, but will not segregate the contracts that are in its possession or “control” and they will not be stamped or marked to reflect the sale and assignment to the trust or the pledge to the indenture trustee so long as Ford Credit is servicing the receivables.

Ford Credit follows procedures to perfect its security interest in the financed vehicle usually by notation of its lien on the certificate of title for the financed vehicle.  Generally, these procedures require the dealer to apply for a title that includes Ford Credit’s lien immediately after Ford Credit’s purchase of a contract.  The vehicle titling laws of most states also allow Ford Credit to retain possession of the certificate of title until the contract is paid in full.  The procedures to perfect Ford Credit’s lien on the financed vehicle depend on the actions of third parties, including dealers, vehicle owners and state and local motor vehicle registration authorities.  If Ford Credit obtains a validly perfected security interest in the financed vehicle on a timely basis, the trust, as assignee of the receivable, will also have the benefits of this security interest in most states.  To avoid the administrative burden and costs, no financed vehicles are re-registered to identify the trust as the new secured party on the certificate of title and the obligors will not be notified that their contracts have been sold.  If Ford Credit does not obtain a perfected security interest in the financed vehicle due to fraud, forgery, negligence or administrative error of a third party, its security interest and, therefore, that of the trust, could be subordinated to later purchasers of the financed vehicle and later lenders with a perfected security interest.  If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on the financed vehicle following an obligor default would be adversely affected.  Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interest in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

In most states, a perfected security interest in a financed vehicle continues for four months after the vehicle is moved to a new state from the state where it is registered and thereafter until the vehicle owner re-registers the vehicle in the new state.  Ford Credit, as secured party, must surrender possession if it holds the certificate of title to the financed vehicle, or would receive notice of surrender if its security interest is noted on the certificate of title.  In either case, Ford Credit would have the opportunity to continue its security interest in the financed vehicle in the new state.  Similarly, when an obligor sells a financed vehicle, Ford Credit must surrender possession of the certificate of title or will receive notice as a lienholder and will have an opportunity to require repayment of the receivable before release of the lien.  Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interests in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

The trust’s security interest in the receivable or the financed vehicle may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic’s liens, priority over even the properly perfected lien of other secured parties.  In addition, if a financed vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a “hold harmless” agreement.  Unless Ford Credit fails to follow its policies and procedures, Ford Credit will not be required to purchase a receivable in these circumstances.

Receivables Contracts and Vehicles

Repossession; Notice of Sale and Cure Rights.  If an obligor defaults on its retail installment sale contract, the servicer will have certain remedies available under the retail installment sale contract as allowed by state laws.  These remedies include the right to perform self-help repossession unless it would be a breach of the peace or unless prohibited by state law.  Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the financed vehicle.  In cases where the obligor objects or raises a defense to repossession, or if required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.

If an obligor is in default under its retail installment sale contract, some states require that the obligor be notified of the default and give the obligor time to correct the default before repossession.  In Ford Credit’s experience, this right to correct is exercised by only a limited number of defaulted obligors.

On repossession of a vehicle, Ford Credit provides the obligor with notice of the date, time, and place of a public sale and/or the date after which a private sale of the vehicle may be held.  The obligor has the right to redeem the vehicle before sale by paying the unpaid balance of the contract plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney’s fees when allowed by law.  In some states, the obligor has the right to reinstate the contract by payment of past due amounts and other amounts instead of all amounts due under the contract.

Deficiency Judgments.  Ford Credit generally is required to apply the proceeds of sale of a repossessed vehicle to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable.  If the net proceeds from sale do not cover the full amount of the obligation, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit deficiency judgments.  Because a deficiency judgment is an unsecured personal judgment against the obligor for the shortfall, in many cases it is not worthwhile to seek one.  If a deficiency judgment is obtained, it may be settled at a significant discount or it may be impossible to collect.

Consumer Financial Protection Laws.  Numerous federal and state consumer financial protection laws and regulations impose substantial requirements on dealers, finance companies, lenders and servicers involved in consumer finance, including Ford Credit, and impose statutory liabilities on those who fail to comply with them.  The most significant consumer financial protection laws regulating the receivables include:

•                  the federal Truth-in-Lending Act and state motor vehicle retail installment sales acts that mandate financing disclosures that must be made to consumers,

•                  the federal Equal Credit Opportunity Act that prohibits creditors from discriminating on the basis of specific factors, such as race, color, sex, age and marital status in all aspects of a credit transaction, including the application process and the development and use of scoring models,

•                  the federal Fair Credit Reporting Act that regulates consumer credit reports and includes requirements on when and how creditors may obtain and use these reports and actions creditors must take to prevent identity theft, and

•                  the Gramm Leach Bliley Act and state privacy laws that require protection of specific consumer data and communication of privacy rights with consumers.

State motor vehicle retail installment sales acts and other state laws regulate fees, finance charges, collection processes and licensing requirements.  In some cases, these laws could affect the trust’s ability to enforce the receivables or subject the trust to claims and defenses of the obligor including claims the obligor may assert against the motor vehicle dealer who sold the financed vehicle.  In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances.  These equitable principles may relieve an obligor from some or all of the legal consequences of a default.

Ford Credit and the depositor will represent that each receivable complies in all material respects with requirements of law and that each receivable is not subject to claims or defenses of the obligor.  This representation is based on Ford Credit’s review of form contract terms, its review of completed contracts for errors apparent in the contract, and dealer representations of contract disclosure accuracy in agreements between Ford Credit and the dealer.  If an obligor has a claim against the trust for a violation of law related to a receivable, that violation would be a breach by Ford Credit and the depositor and if the breach has a material adverse effect on a receivable, Ford Credit and the depositor would have to repurchase the receivable unless the breach is corrected in all material respects before the date the receivable is required to be repurchased.

Under the terms of the Servicemembers Civil Relief Act and similar state laws, an obligor who enters military service after the origination of a retail installment sale contract may be entitled to relief on finance charges in excess of 6%, and Ford Credit must suspend self-help repossession of the vehicle.  Receivables with obligors who are in the military or who later enter the military may be included in the receivables owned by the trust and neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to these laws.

Bankruptcy Limitations.  U.S. bankruptcy laws affect the ability of the trust to realize on collateral or enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the U.S. federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.  Neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to a bankruptcy proceeding after the cutoff date.

INVESTMENT CONSIDERATIONS

The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.  Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, quality and diversification, some of which have recently been amended.  Any determinations as to the qualification of the Class A-1 notes under, and compliance with, these other requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.

A money market fund should consider whether an investment by the money market fund in the Class A-1 notes satisfies the money market fund’s investment policies and objectives, and should consult its own legal advisors in determining whether and to what extent the Class A-1 notes are a legal investment or are subject to restrictions on investment.

TAX CONSIDERATIONS

General

Below is a description of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus.  This description is based on current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other authorities all of which are subject to change, perhaps with retroactive effect.  There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes.  It is not certain that the IRS will not challenge the conclusions reached in this description, and no ruling from the IRS has been or will be sought on any of the issues described below.  Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions in this prospectus.

This description does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited descriptions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as non-U.S. persons, insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  This information is directed only to prospective noteholders who:

•                  purchase notes in the initial distribution of the notes,

•                  are citizens or residents of the United States, and

•                  hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.

As used in this section of this prospectus, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•                  a citizen or resident of the United States,

•                  a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia,

•                  an estate whose income is subject to U.S. federal income tax regardless of its source, or

•                  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under Treasury Regulations to be treated as a U.S. person.

The term “U.S. noteholder” also includes a noteholder whose income or gain on its investment in a note is effectively connected with the conduct of a U.S. trade or business.  As used in this section of the prospectus, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership.  Partners are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences to them.

Prospective noteholders are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of Trust

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor, assuming compliance with the terms of the trust agreement and transaction documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, the class or classes of notes might be treated as equity interests in the trust.  If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would satisfy a safe harbor.  Nonetheless, treatment of notes as equity interests in a publicly traded partnership could have adverse tax consequences to some noteholders.  For example, income to some tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of Notes

Characterization as Debt.  In the opinion of Katten Muchin Rosenman LLP, the offered notes will be treated as debt for U.S. federal income tax purposes to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes.  The depositor, the servicer, the indenture trustee and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.  Neither the opinion of tax counsel nor the agreement to treat the notes as debt is binding on the IRS or the courts.

For a description of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of Trust” above.

Treatment of Stated Interest.  The stated interest on a note that constitutes qualified stated interest will be taxable to a holder as ordinary income when received or accrued according to the holder’s method of tax accounting.  For stated interest to be qualified stated interest it must be payable at least annually and reasonable remedies must exist to compel timely payment or the terms of the instrument must make late payment or non-payment sufficiently remote for purposes of the original issue discount, or “OID,” rules.  Although stated interest on the Class B and Class C notes can be deferred under certain circumstances, the trust intends to treat the potential deferral as sufficiently remote for purposes of the OID rules and treat the stated interest on the offered notes as qualified stated interest.

Original Issue Discount.  A holder of notes treated as issued with OID must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, generally under a constant yield method.  The trust does not anticipate issuing the offered notes with any OID.

Disposition of Notes.  If a noteholder sells or disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note.  The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income on the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by the noteholder on the note.  Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income.  Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status).  Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders.  Subject to the application of the FATCA withholding tax described in “—Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities” below, a non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and not in connection with the conduct of a U.S. trade or business will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless the non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust.  To qualify for the exemption from taxation, the withholding agent must have received a signed statement from the individual or corporation that:

•                  is signed under penalties of perjury by the beneficial owner of the note,

•                  certifies that the beneficial owner is not a U.S. noteholder, and

•                  provides the beneficial owner’s name and address.

A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment before payment to a non-U.S. noteholder (which itself is not a withholding agent).  Generally, this statement is made on an IRS Form W-8BEN or W-8BEN-E (or any substitute form), which generally is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Under some circumstances, an IRS Form W-8BEN or W-8BEN-E can remain effective indefinitely.  The beneficial owner must inform the withholding agent within 30 days of a change in circumstances that makes any information on the form incorrect and furnish a new IRS Form W-8BEN or W-8BEN-E to the withholding agent.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income on its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder.

Some securities clearing organizations, and other entities who are not beneficial owners, may be able to provide the signed statement to the withholding agent.  However, in this case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN or W-8BEN-E (or the substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•                  the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•                  in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, the holder, although exempt from the withholding tax described above if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under a tax treaty.

Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities.  A 30% withholding tax generally will apply to payments of interest, and after December 31, 2018, to payments of gross proceeds from the disposition of notes that are made to foreign financial institutions and certain non-financial foreign entities.  Withholding tax, imposed under sections 1471 through 1474 of the Internal Revenue Code, or “FATCA,” generally will not apply where payments are made to (i) a foreign financial institution that enters into an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about those accounts and withhold tax as may be required by that agreement, or (ii) a non-financial foreign entity that certifies it does not have substantial U.S. owners or furnishes identifying information about each substantial U.S. owner.  Alternative requirements may apply to foreign entities subject to an intergovernmental agreement for the implementation of FATCA.  The FATCA withholding tax applies regardless of whether a payment would be exempt from U.S. non-resident withholding tax (such as under the portfolio interest exemption or as capital gain) and regardless of whether a foreign financial institution is the beneficial owner of a payment.  Prospective noteholders should consult their own tax advisors about the application and requirements of information reporting and withholding under FATCA and any intergovernmental agreement for the implementation of FATCA.

State and Local Tax

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax.  Prospective noteholders are encouraged to consult their tax advisors about state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA CONSIDERATIONS

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or “ERISA,” and the Internal Revenue Code impose obligations and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and some entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans.  Any person who exercises authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan.  Below is a description of the anticipated consequences of the purchase, ownership and disposition of the notes offered by this prospectus by a plan or a fiduciary of that plan.  Under ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

•                  whether the investment is permitted under the plan’s governing documents,

•                  whether the fiduciary has the authority to make the investment,

•                  whether the investment is consistent with the plan’s funding objectives,

•                  the tax effects of the investment,

•                  whether under the general fiduciary standards of investment prudence and diversification an investment in the notes  is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

•                  whether the investment is prudent considering the factors described in this prospectus.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code.  A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

Subject to the considerations described below, plans generally may purchase the notes.  A fiduciary of a plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any notes could give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should consider the restrictions on the purchase, holding and/or disposition of the notes.  Unless otherwise stated, references to the purchase, holding and disposition of the notes in these sections also refer to the purchase, holding and disposition of an interest or participation in the notes.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust.  Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions in the plan assets regulation are applicable.  In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under local law and which has no substantial equity features.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation.  This assessment is based on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are treated as debt for ERISA purposes, the purchase, holding and disposition of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code for the plan.  In this case, exemptions from the prohibited transaction rules could apply to the purchase, holding and disposition of notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan investor.  Included among these exemptions are:

•                  prohibited transaction class exemption 84-14, regarding transactions effected by qualified professional asset managers,

•                  prohibited transaction class exemption 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•                  prohibited transaction class exemption 91-38, regarding transactions entered into by bank collective investment funds,

•                  prohibited transaction class exemption 95-60, regarding transactions entered into by insurance company general accounts, and

•                  prohibited transaction class exemption 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for some transactions between a plan and a person that is a party in interest or disqualified person for a plan solely by reason of providing services to the plan or having a relationship with a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary for the assets of the plan involved in the transaction), if the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.  However, even if the conditions in one or more of these exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan that purchases, holds or disposes of the notes will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Benefit Plans Not Subject to ERISA or Internal Revenue Code

Some employee benefit plans, such as governmental plans, foreign plans and some church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code.  However, these plans may be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code.  In addition, a plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.  Each plan that is subject to laws or regulations substantially similar to Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code, and each person acting on behalf of or investing the assets of such a plan, that purchases, holds or disposes of notes will be deemed to have represented that its purchase, holding and disposition of the notes is not and will not result in a non-exempt violation of these similar laws or regulations.

UNDERWRITING

The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus.  Subject to some conditions, each underwriter agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes
BNP Paribas Securities Corp.	$ •	$ •	$ •	$ •
Banco Bradesco BBI S.A.	•	•	•	•
Citigroup Global Markets Inc.	•	•	•	•
Goldman, Sachs & Co.	•	•	•	•
SG Americas Securities, LLC	•	•	•	•
Total	$ •	$ •	$ •	$ •

Underwriters	Class A-4 Notes	Class B Notes	Class C Notes
BNP Paribas Securities Corp.	$ •	$ •	$ •
Banco Bradesco BBI S.A.	•	•	•
Citigroup Global Markets Inc.	•	•	•
Goldman, Sachs & Co.	•	•	•
SG Americas Securities, LLC	•	•	•
Total	$ •	$ •	$ •

Banco Bradesco BBI S.A. is not a broker-dealer registered with the SEC and may not make sales of any notes in the United States or to U.S. persons.  All sales of notes in the United States or to U.S. persons by this underwriter will be made through Bradesco Securities Inc., its affiliated broker-dealer registered with the SEC, as agent.

The depositor may retain some or all of one or more classes of the notes.  These notes may be sold, subject to the requirements in the indenture, directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of these notes.  If these notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions.  These notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

All classes of notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.

The underwriters will resell the offered notes to the public.  The selling concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table.  Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-1 notes	• %	• %
Class A-2a notes	• %	• %
Class A-2b notes	• %	• %
Class A-3 notes	• %	• %
Class A-4 notes	• %	• %
Class B notes	• %	• %
Class C notes	• %	• %

Each class of notes is a new issue of securities with no established trading market.  The underwriters have advised the depositor that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice.  It is not certain that a secondary market for the notes will develop or about the liquidity of any trading market for the notes.  If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to allow noteholders to resell any of the notes.

In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

•                  over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•                  stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a stated maximum,

•                  syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed to cover syndicate short positions, and

•                  penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be.  These transactions, if begun, may be discontinued at any time.

The depositor and Ford Credit will indemnify the underwriters against specific liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.

In the ordinary course of their businesses, the underwriters and their affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates.

On request by a noteholder who received an electronic prospectus from an underwriter within the period during which there is an obligation to deliver a prospectus, the underwriter will promptly deliver, without charge, a paper copy of this prospectus.

LEGAL OPINIONS

Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and some U.S. federal income tax and other matters for the trust, the depositor and the servicer.  Morgan, Lewis & Bockius LLP will review or provide opinions on some legal matters relating to the notes and other matters for the underwriters.  Morgan, Lewis & Bockius LLP has from time to time represented Ford Credit and its affiliates on other matters.

WHERE YOU CAN FIND MORE INFORMATION

The depositor, as originator of the trust, filed with the SEC a registration statement, Registration No.  333-205966 under the Securities Act of 1933, for the notes offered by this prospectus.  Forms of the transaction documents described in this prospectus are included as exhibits to the registration statement.  You may read and copy the registration statement and any notices, reports, statements or other materials filed by the trust, Ford Credit or the depositor at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.

You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC.  You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.

The servicer will file for the trust annual reports on Form 10-K, monthly distribution reports on Form 10-D, monthly asset-level data for the receivables on Form ABS-EE, any required current reports on Form

8-K, and amendments to these reports with the SEC.  A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.

INCORPORATION OF DOCUMENTS BY REFERENCE

The trust “incorporates by reference” some information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that the trust files later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  The trust incorporates by reference the asset-level data and information included as exhibits to the Form ABS-EE for the trust filed with the SEC by the depositor by the date of filing of this prospectus with the SEC.  The trust also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the trust before the termination of the offering of the notes (including any market-making transactions for the notes unless exempt from the registration requirements of the Securities Act).

The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request, a copy of any of the documents incorporated in this prospectus by reference.

Requests for copies should be directed to:

Ford Credit Auto Receivables Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number:  (313) 594-3495

Email:  FSPEMgt@ford.com

INDEX OF DEFINED TERMS

ABS	75
adjusted pool balance	12
APR	13
asset representations reviewer	95
available funds	59
calculation agent	9
Class A-2 notes	9
clean up call	66
closing date	8
collections	59
controlling class	11
cutoff date	8
delinquency trigger	55
depositor	8
Dodd-Frank Act	20
DTC	69
eligible asset representation reviewer	95
ERISA	107
event of default	64
FATCA	107
financed vehicles	9
first priority principal payment	61
floating rate notes	9
Ford	8
Ford Credit	8
indenture trustee	93
initial asset-level data	52
initial pool balance	10
IRS	104
LIBOR	60
LIBOR determination date	60
liquidation proceeds	59

LTV	30
notes	8
NRSROs	24
obligors	10
offered notes	8
OID	105
owner trustee	92
payment dates	9
plans	107
pool balance	46
principal balance	46
priority principal payments	61
PTI	31
rating agencies	14
rating agency condition	67
receivables	9
regular principal payment	61
responsible person	54
review receivables	57
SEC	3
second priority principal payment	61
servicer	10
servicer termination event	86
simple interest receivable	46
subvened-APR contracts	29
targeted overcollateralization amount	72
trust	8
turbo	60
U.S. Bank	92
U.S. Bank Trust	92
yield supplement overcollateralization amount	72

Annex A

STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS

This Annex contains static pool information about prior pools of retail installment sale contracts securitized by Ford Credit.  The information in this Annex consists of summary information about the original characteristics of the prior securitized pools, cumulative losses, prepayments and delinquency data for the prior securitized pools and graphical presentation of the data.  The original characteristics of the prior securitized pools may differ somewhat from each other and from the characteristics of the pool of receivables in the securitization transaction described in the prospectus.   This is because Ford Credit’s portfolio of retail installment sale contracts, from which the securitized pools are selected, changes over time.  Despite these differences, the prior securitized pools are generally comparable to the receivables in the securitization transaction described in the prospectus because these changes have not been significant and Ford Credit’s origination, underwriting and purchasing policies and servicing policies have been generally consistent over time.

Based on Ford Credit’s experience, the characteristics that are expected to most significantly influence the performance of a securitized pool of retail installment sale contracts are the FICO® scores, loan-to-value ratios and payment-to-income ratios of the contracts and whether the pool includes contracts with original terms greater than 60 months, subvened APR contracts and commercial use contracts.  A securitized pool with lower FICO® scores or with higher loan-to-value and payment-to-income ratios and a higher percentage of longer term contracts may perform worse comparatively.  A securitized pool with higher percentages of subvened APR contracts and commercial use contracts may perform better comparatively.  Given the consistency of these characteristics across the prior securitized pools and the pool of receivables in the securitization transaction described in the prospectus, any difference in performance in the pool of receivables compared to prior securitized pools may be more influenced by general macroeconomic conditions than differences in these characteristics.  In addition, while the historical loss performance of commercial use contacts has been comparatively better than for personal use contracts, commercial use obligors are generally small businesses or self-employed and may experience more severe loss performance in an economic or industry specific downturn.

In addition, although the selection criteria used for the retail installment sale contracts in the prior securitized pools have changed over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices, these changes do not diminish the general comparability of the prior securitized pools to the pool of receivables in the securitization transaction described in the prospectus.  Losses, prepayments and delinquencies for the pool of receivables in the securitization transaction described in the prospectus may differ from the information shown in this Annex for prior securitized pools.

The following footnotes are applicable to the static pool information for each of the prior securitized pools included in this Annex:

(1)              Weighted averages are weighted by the principal balance of each receivable on the cutoff date for the prior securitized pool.

(2)              Percentage of initial pool balance.

(3)              The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that all payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.

(4)              Excludes receivables with primary obligors who do not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.

(5)              Receivables with obligors who are individuals with minimal or no recent credit history.

(6)              The LTV for a receivable is the original amount financed divided by the wholesale value of the vehicle.

(7)              The PTI for a receivable is the monthly payment divided by the monthly combined income of the obligor and any co-obligor.  Excludes commercial use receivables with a business entity as primary obligor.  Also excludes a limited number of receivables where the applicant stated no income or negligible income and receivables where Ford Credit has determined that the PTI is unreliable.

(8)              Subvened APR Receivables are receivables originated under a Ford-sponsored low-APR marketing program.

(9)              Commercial Use Receivables are receivables with customers who use the financed vehicle for commercial purposes.  These customers may be either business entities or individuals.

(10)       Car includes sedans, hatchbacks and coupes.  Light truck includes vans, minivans and light pick-up trucks.  Utility includes wagons, SUVs and cross-overs.  Other includes primarily non-Ford, Lincoln and Mercury vehicles which Ford Credit does not categorize.

(11)       Based on the billing addresses of the obligors on the cutoff date for the prior securitized pool.

(12)       End-of-Month Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the month, after applying all payments received from obligors, liquidation proceeds, purchase amounts to be deposited by the servicer, the sponsor or the depositor, and all realized losses.

(13)       Cumulative Net Losses are the aggregate principal balance of all receivables that the servicer determined to be uncollectible less any liquidation proceeds (primarily auction proceeds) and other recoveries.  Net Losses include all external costs for repossession and disposition of the financed vehicle and with continued collection efforts after charge off.

(14)       Prepayments are the aggregate principal balance of all receivables prepaid in full during the month.

(15)       The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due.  The dollar amounts represent the aggregate outstanding principal balances of the delinquent receivables as of the end of the month.  The percentages represent the aggregate outstanding principal balances of the delinquent receivables as of the end of the month as a percentage of the End-of-Month Pool Balance.  Delinquencies include receivables with bankrupt obligors and exclude receivables in repossession status or that have been charged off by the servicer.

(16)       Pool Factor represents the End-of-Month Pool Balance, as a percentage of the Initial Pool Balance.  A change in the scheduled monthly pool factor assumes receipt of scheduled receivable principal payments as of the cutoff date, a 0% ABS rate and that the servicer does not exercise its clean-up call option.  A change in the Initial pool factor assumption assumes receipt of scheduled and unscheduled receivable principal payments as of the cutoff date, at an assumed ABS rate and that the servicer will exercise its clean-up call option on the first payment date that the option is available.  A change in the actual pool factor reflects both scheduled and unscheduled principal payments and other reductions in the aggregate principal balance of the receivables.  For more information about the ABS rate, you should read “Maturity and Prepayment Considerations – Weighted Average Life.”

Ford Credit Auto Owner Trust 2012-A

____________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2012-A

Original Pool Characteristics

Closing Date	January 25, 2012	Weighted Average(1) FICO® Score(4) at Origination		727
Cutoff Date	January 1, 2012	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	73,859	for Original Term Greater than 60 Months		700
Initial Pool Balance	$1,647,026,559	Percentage FICO® Score(4) less than 650(2)		17.25%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		0.96%
Average	$22,300	Weighted Average(1) LTV(6) at Origination		94.74%
Highest	$98,959	Weighted Average(1) PTI(7) at Origination		8.67%
Lowest	$252	Percentage Subvened APR Receivables(2)(8)		44.88%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		16.65%
Average	$26,848	Percentage New Vehicle(2)		87.98%
Highest	$110,000	Percentage Car(2)(10)		20.32%
Lowest	$1,022	Percentage Light Truck(2)(10)		54.57%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		23.16%
Weighted average(1)	4.58%	Percentage Other(2)(10)		1.95%
Highest	25.99%	Percentage of Top 10 Makes/Models(2)		83.02%
Lowest	0.00%	Ford F-150	32.25%
APR greater than or equal to 20 percent(2)	0.04%	Ford F-250	9.10
Original Term		Ford Escape	8.45
Weighted average(1)	61.7 months	Ford Fusion	7.32
Original term greater than 60 months(2)	39.14%	Ford F-350	6.80
Longest	72 months	Ford Focus	5.34
Shortest	6 months	Ford Edge	5.25
Remaining Term		Ford Explorer	3.03
Weighted average(1)	58.1 months	Ford Mustang	2.79
Remaining term greater than 60 months(2)	36.41%	Ford Expedition	2.69
Longest	72 months	Percentage in Top 5 States(2)(11)		36.75%
Shortest	2 months	Texas	16.21%
Scheduled Weighted Average Life(3)	2.57 years	California	7.36
Weighted Average(1) Months After Origination		Florida	5.72
(Seasoning)	3.6 months	New York	3.77
		Michigan	3.69

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jan-12	$ 1,556,723,906	$ 437	$ 49,979,193	$ 5,752,375	$ 93,481	$ –	$ –	0.01%
2	Feb-12	1,489,317,805	7,287	33,892,430	6,853,656	275,471	–	–	0.02
3	Mar-12	1,419,539,245	200,352	36,853,806	8,263,000	468,928	–	–	0.03
4	Apr-12	1,358,461,680	312,617	31,371,622	8,805,367	525,823	141,110	–	0.05
5	May-12	1,307,741,697	571,822	21,195,861	9,397,870	906,275	63,336	105,263	0.08
6	Jun-12	1,263,254,817	901,206	17,196,290	10,242,861	844,965	185,971	91,247	0.09
7	Jul-12	1,219,891,218	1,119,241	15,879,193	12,765,448	1,146,677	200,369	207,246	0.13
8	Aug-12	1,175,806,738	1,480,471	16,787,919	11,608,891	1,287,363	305,548	245,415	0.16
9	Sep-12	1,138,943,696	1,743,145	13,151,917	12,441,864	1,225,385	445,477	238,968	0.17
10	Oct-12	1,097,031,380	2,129,563	15,489,033	13,418,457	1,264,921	327,034	202,700	0.16
11	Nov-12	1,058,508,144	2,660,688	13,993,994	12,733,471	2,023,229	557,882	290,483	0.27
12	Dec-12	1,021,915,993	3,085,893	13,380,211	14,653,966	1,800,299	688,522	462,585	0.29
13	Jan-13	983,574,122	3,642,124	14,307,464	13,172,574	1,372,418	472,437	653,796	0.25
14	Feb-13	948,080,641	4,003,668	13,007,887	11,690,405	1,323,069	350,708	604,720	0.24
15	Mar-13	911,593,258	4,312,768	13,567,942	10,163,112	1,087,990	310,898	682,151	0.23
16	Apr-13	874,301,097	4,761,012	14,684,228	11,733,517	1,344,759	417,110	732,063	0.29
17	May-13	838,846,609	4,989,039	13,167,495	12,516,175	1,134,727	536,037	788,940	0.29
18	Jun-13	805,995,496	5,216,351	13,350,125	12,407,657	1,293,094	563,479	851,844	0.34
19	Jul-13	769,758,832	5,618,744	14,681,686	13,652,988	1,499,549	692,435	767,913	0.38
20	Aug-13	735,606,943	5,902,598	13,803,226	12,696,619	1,409,539	344,181	727,094	0.34
21	Sep-13	703,798,261	6,133,537	12,193,300	14,336,414	1,349,057	625,321	797,131	0.39
22	Oct-13	671,452,967	6,424,825	12,214,648	12,286,991	1,492,929	494,387	941,873	0.44
23	Nov-13	641,847,313	6,884,977	10,816,365	12,036,781	1,662,782	536,027	1,001,681	0.50
24	Dec-13	611,886,105	7,239,711	11,165,382	13,773,235	1,530,801	410,579	1,147,659	0.50
25	Jan-14	581,713,436	7,680,385	10,859,402	12,838,862	1,654,095	409,550	1,059,718	0.54
26	Feb-14	555,079,904	7,943,774	8,539,604	9,411,435	1,146,766	525,308	993,633	0.48
27	Mar-14	525,893,020	8,137,381	11,024,575	11,627,635	1,127,130	487,039	1,042,347	0.51
28	Apr-14	498,100,408	8,338,474	10,368,708	9,251,578	1,064,622	562,213	1,071,238	0.54
29	May-14	471,930,448	8,458,083	9,739,902	9,951,891	989,050	416,216	1,104,838	0.53
30	Jun-14	446,079,073	8,718,099	9,166,499	9,973,535	1,320,808	425,395	1,159,416	0.65
31	Jul-14	419,684,025	8,944,139	9,899,019	8,981,349	863,899	500,212	1,039,739	0.57
32	Aug-14	395,976,531	9,130,555	8,938,859	9,069,561	845,293	371,225	1,100,876	0.59
33	Sep-14	372,506,306	9,280,128	8,192,525	8,526,055	917,230	268,902	1,098,535	0.61
34	Oct-14	349,417,302	9,433,987	8,067,385	7,998,573	774,377	255,250	1,159,658	0.63
35	Nov-14	331,020,435	9,492,713	5,648,672	7,375,287	798,509	254,001	1,081,185	0.64
36	Dec-14	309,730,554	9,601,050	7,063,352	8,460,091	961,901	292,971	1,065,370	0.75
37	Jan-15	290,678,473	9,725,035	6,319,939	6,689,673	975,739	208,212	1,145,619	0.80
38	Feb-15	273,658,831	9,791,454	5,039,749	5,497,609	534,932	210,132	1,129,718	0.69
39	Mar-15	254,345,756	9,856,302	6,075,357	5,301,191	410,158	205,879	1,122,920	0.68
40	Apr-15	237,275,618	9,898,414	5,375,454	4,648,218	446,353	165,032	1,157,171	0.75
41	May-15	221,660,384	9,989,500	4,546,118	4,308,982	331,881	223,900	1,117,196	0.75
42	Jun-15	204,791,999	10,003,630	5,343,978	5,090,659	375,250	230,186	1,198,932	0.88
43	Jul-15	188,892,468	10,028,723	4,754,013	5,070,969	416,870	202,930	1,218,604	0.97
44	Aug-15	173,830,764	10,076,354	4,731,664	5,313,802	584,987	178,643	1,260,350	1.16
45	Sep-15	159,386,773	10,255,536	4,191,813	4,804,139	367,092	179,809	1,207,842	1.10
46	Oct-15	145,851,171	10,327,113	3,641,997	4,225,301	426,545	99,718	1,175,592	1.17
47	Nov-15	133,772,167	10,346,279	3,082,236	4,420,270	507,405	124,254	1,140,263	1.32
48	Dec-15	121,456,230	10,385,151	3,162,189	4,296,184	528,169	86,224	1,138,462	1.44
49	Jan-16	111,109,837	10,411,251	2,467,953	3,564,060	383,133	121,795	1,124,098	1.47
50	Feb-16	100,499,638	10,459,868	2,325,244	2,772,462	224,236	156,331	1,124,090	1.50
51	Mar-16	89,503,804	10,469,675	3,012,467	2,865,859	228,679	48,304	1,115,998	1.56
52	Apr-16	80,194,996	10,467,984	2,140,150	2,454,520	190,183	52,181	1,053,446	1.62

See page A-1 for footnotes							Final Payment Date: May 16, 2016

Ford Credit Auto Owner Trust 2012-B

____________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2012-B

Original Pool Characteristics

Closing Date	April 25, 2012	Weighted Average(1) FICO® Score(4) at Origination		722
Cutoff Date	April 1, 2012	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	98,738	for Original Term Greater than 60 Months		696
Initial Pool Balance	$2,078,954,742	Percentage FICO® Score(4) less than 650(2)		19.03%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.10%
Average	$21,055	Weighted Average(1) LTV(6) at Origination		94.74%
Highest	$93,754	Weighted Average(1) PTI(7) at Origination		8.73%
Lowest	$251	Percentage Subvened APR Receivables(2)(8)		41.39%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		15.83%
Average	$26,657	Percentage New Vehicle(2)		87.43%
Highest	$123,550	Percentage Car(2)(10)		22.04%
Lowest	$1,000	Percentage Light Truck(2)(10)		52.28%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		23.63%
Weighted average(1)	4.79%	Percentage Other(2)(10)		2.05%
Highest	25.99%	Percentage of Top 10 Makes/Models(2)		82.50%
Lowest	0.00%	Ford F-150	30.88%
APR greater than or equal to 20 percent(2)	0.03%	Ford F-250	8.64
Original Term		Ford Fusion	7.99
Weighted average(1)	62.2 months	Ford Escape	7.99
Original term greater than 60 months(2)	41.13%	Ford F-350	6.40
Longest	72 months	Ford Edge	6.01
Shortest	6 months	Ford Focus	5.99
Remaining Term		Ford Explorer	3.20
Weighted average(1)	58.0 months	Ford Mustang	2.99
Remaining term greater than 60 months(2)	37.95%	Ford Expedition	2.41
Longest	72 months	Percentage in Top 5 States(2)(11)		38.15%
Shortest	2 months	Texas	16.52%
Scheduled Weighted Average Life(3)	2.56 years	California	8.02
Weighted Average(1) Months After Origination		Florida	5.92
(Seasoning)	4.2 months	Illinois	3.99
		Michigan	3.70

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Apr-12	$ 1,968,370,405	$ 1,661	$ 60,220,172	$ 6,907,502	$ –	$ –	$ –	0.00%
2	May-12	1,876,614,138	45,503	47,196,681	9,072,240	483,669	–	–	0.03
3	Jun-12	1,791,625,739	154,404	44,407,667	12,551,151	709,754	120,584	–	0.05
4	Jul-12	1,714,394,956	407,897	37,025,092	15,984,682	1,426,448	63,328	58,916	0.09
5	Aug-12	1,648,037,998	727,492	28,168,463	14,509,738	1,376,829	339,948	104,930	0.11
6	Sep-12	1,594,266,629	1,082,226	21,032,072	16,768,090	1,642,798	509,886	186,617	0.15
7	Oct-12	1,535,167,262	1,484,928	23,270,838	18,267,964	2,033,456	419,822	424,281	0.19
8	Nov-12	1,482,802,489	1,933,878	19,552,357	17,920,380	2,258,212	699,392	571,347	0.24
9	Dec-12	1,433,607,176	2,541,997	17,352,676	21,431,139	2,530,643	445,823	839,294	0.27
10	Jan-13	1,380,238,848	3,352,085	20,827,634	19,244,746	2,072,101	491,020	847,197	0.25
11	Feb-13	1,331,372,893	3,980,202	18,328,760	17,436,447	2,052,796	359,354	859,258	0.25
12	Mar-13	1,279,977,139	4,501,082	20,249,455	13,106,433	1,569,841	320,708	790,242	0.21
13	Apr-13	1,230,307,960	5,001,627	18,926,616	15,664,276	1,929,519	347,608	784,753	0.25
14	May-13	1,180,155,818	5,405,319	20,133,683	18,391,891	1,570,140	411,064	751,687	0.23
15	Jun-13	1,137,359,459	5,789,958	16,479,136	18,036,115	1,497,985	426,296	798,160	0.24
16	Jul-13	1,089,884,574	6,072,228	18,984,716	19,817,035	2,129,245	473,546	920,338	0.32
17	Aug-13	1,045,496,678	6,755,620	17,285,611	16,947,477	2,237,583	423,872	1,021,744	0.35
18	Sep-13	1,001,572,739	7,301,129	17,664,121	17,614,629	2,392,482	492,092	1,036,473	0.39
19	Oct-13	958,394,757	7,833,265	16,613,777	17,411,905	1,876,811	457,392	1,153,866	0.36
20	Nov-13	919,593,109	8,586,551	14,196,145	18,679,504	2,402,660	489,620	1,150,085	0.44
21	Dec-13	878,722,568	9,166,949	15,843,908	20,834,770	2,727,876	542,938	1,312,463	0.52
22	Jan-14	838,904,397	9,689,798	14,606,409	18,283,786	2,473,605	598,897	1,411,704	0.53
23	Feb-14	802,304,081	10,039,563	13,088,468	13,648,491	1,901,254	644,133	1,453,348	0.50
24	Mar-14	761,507,509	10,469,020	16,487,516	15,607,665	1,434,967	416,182	1,567,235	0.45
25	Apr-14	723,947,785	10,685,374	14,820,242	14,097,266	1,730,175	307,705	1,522,986	0.49
26	May-14	688,575,850	10,967,936	13,339,612	14,845,107	1,572,629	497,673	1,422,800	0.51
27	Jun-14	652,592,837	11,176,368	14,342,018	14,434,589	2,014,345	482,950	1,368,831	0.59
28	Jul-14	616,628,687	11,380,223	14,261,795	14,592,496	1,604,406	433,226	1,363,780	0.55
29	Aug-14	584,375,524	11,715,452	12,011,493	13,784,295	1,334,343	435,581	1,265,243	0.52
30	Sep-14	551,153,436	11,986,841	12,969,489	12,718,604	2,044,226	399,586	1,355,626	0.69
31	Oct-14	519,786,902	12,140,636	11,296,053	12,600,711	1,351,172	505,032	1,418,807	0.63
32	Nov-14	493,692,753	12,342,187	8,615,676	12,752,938	1,429,942	487,687	1,404,676	0.67
33	Dec-14	464,600,038	12,579,385	10,000,529	14,067,649	1,860,442	598,721	1,414,142	0.83
34	Jan-15	437,545,659	12,889,624	9,282,106	11,276,616	1,773,063	703,069	1,467,387	0.90
35	Feb-15	412,908,371	13,087,780	8,058,286	8,351,236	898,387	491,144	1,679,023	0.74
36	Mar-15	385,560,529	13,361,342	9,506,222	9,552,871	724,972	352,748	1,706,214	0.72
37	Apr-15	361,707,047	13,419,293	8,100,086	8,211,531	963,322	259,465	1,733,467	0.82
38	May-15	339,011,572	13,457,514	7,830,485	8,032,935	910,305	561,983	1,585,281	0.90
39	Jun-15	315,111,014	13,634,913	8,062,926	8,676,058	932,658	375,103	1,822,403	0.99
40	Jul-15	292,624,546	13,847,435	7,347,081	7,546,113	649,205	450,248	1,783,855	0.99
41	Aug-15	271,630,607	13,968,875	7,089,999	7,612,565	1,003,904	346,461	1,830,922	1.17
42	Sep-15	251,479,838	14,143,667	6,438,627	7,733,562	911,717	404,648	1,893,698	1.28
43	Oct-15	232,571,173	14,348,061	5,331,241	6,615,122	651,989	340,562	1,983,460	1.28
44	Nov-15	215,577,981	14,453,706	4,184,247	6,563,494	924,120	296,214	1,939,697	1.47
45	Dec-15	197,664,219	14,753,492	4,764,813	6,734,765	839,686	239,196	1,889,009	1.50
46	Jan-16	182,579,698	14,878,002	3,739,048	5,773,725	718,919	311,505	1,872,209	1.59
47	Feb-16	166,564,526	14,990,565	4,090,825	5,148,097	387,429	188,909	1,931,357	1.51
48	Mar-16	150,857,696	14,983,675	4,449,156	4,839,624	424,361	76,757	1,787,892	1.52
49	Apr-16	137,783,875	15,001,960	3,039,180	4,310,458	559,981	168,111	1,674,868	1.74
50	May-16	124,415,022	15,106,985	3,378,711	4,559,248	516,509	176,748	1,627,472	1.87
51	Jun-16	111,581,619	15,143,527	3,195,992	4,007,285	460,335	182,904	1,617,242	2.03
52	Jul-16	100,139,035	15,200,492	2,579,125	3,705,804	485,760	177,715	1,498,037	2.16

See page A-1 for footnotes							Final Payment Date: August 15, 2016

Ford Credit Auto Owner Trust 2012-C

____________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2012-C

Original Pool Characteristics

Closing Date	July 25, 2012	Weighted Average(1) FICO® Score(4) at Origination		722
Cutoff Date	July 1, 2012	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	75,170	for Original Term Greater than 60 Months		696
Initial Pool Balance	$1,639,734,293	Percentage FICO® Score(4) less than 650(2)		19.05%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.10%
Average	$21,814	Weighted Average(1) LTV(6) at Origination		95.51%
Highest	$98,565	Weighted Average(1) PTI(7) at Origination		8.69%
Lowest	$252	Percentage Subvened APR Receivables(2)(8)		46.33%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		15.44%
Average	$26,852	Percentage New Vehicle(2)		87.21%
Highest	$100,366	Percentage Car(2)(10)		24.32%
Lowest	$907	Percentage Light Truck(2)(10)		48.50%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		25.55%
Weighted average(1)	4.56%	Percentage Other(2)(10)		1.63%
Highest	26.99%	Percentage of Top 10 Makes/Models(2)		82.44%
Lowest	0.00%	Ford F-150	28.79%
APR greater than or equal to 20 percent(2)	0.03%	Ford Fusion	9.81
Original Term		Ford Escape	9.55
Weighted average(1)	62.3 months	Ford F-250	7.59
Original term greater than 60 months(2)	41.45%	Ford F-350	6.11
Longest	72 months	Ford Edge	5.98
Shortest	6 months	Ford Focus	5.28
Remaining Term		Ford Mustang	3.58
Weighted average(1)	56.2 months	Ford Explorer	3.18
Remaining term greater than 60 months(2)	33.54%	Ford Expedition	2.57
Longest	72 months	Percentage in Top 5 States(2)(11)		38.12%
Shortest	2 months	Texas	16.13%
Scheduled Weighted Average Life(3)	2.46 years	California	7.72
Weighted Average(1) Months After Origination		Florida	6.06
(Seasoning)	6.1 months	Michigan	4.22
		Illinois	3.99

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jul-12	$ 1,560,494,097	$ 491	$ 42,285,016	$ 8,768,025	$ 105,689	$ –	$ –	0.01%
2	Aug-12	1,490,895,847	43,716	35,529,469	10,156,006	606,521	–	–	0.04
3	Sep-12	1,433,025,109	171,132	28,074,594	9,925,442	637,722	99,339	1,841	0.05
4	Oct-12	1,371,698,324	440,024	28,905,118	12,412,085	896,424	190,531	43,901	0.08
5	Nov-12	1,323,245,951	743,655	18,937,693	11,817,872	994,156	364,209	119,293	0.11
6	Dec-12	1,277,988,046	1,267,430	16,868,150	15,070,833	1,729,681	146,292	182,872	0.16
7	Jan-13	1,230,993,412	1,750,240	18,052,625	14,079,746	1,349,199	333,673	186,439	0.15
8	Feb-13	1,187,452,520	2,103,596	15,988,232	11,486,458	1,357,858	128,416	326,989	0.15
9	Mar-13	1,142,804,159	2,458,143	16,953,302	9,836,962	1,368,199	157,068	263,961	0.16
10	Apr-13	1,097,811,501	2,823,721	17,723,263	11,364,743	1,520,343	338,576	427,226	0.21
11	May-13	1,053,828,510	3,163,662	17,140,945	13,565,629	1,375,878	319,347	331,061	0.19
12	Jun-13	1,014,528,646	3,572,980	15,425,296	12,616,439	1,167,289	353,833	347,918	0.18
13	Jul-13	971,939,737	3,921,073	16,815,327	14,945,719	1,427,417	339,446	465,556	0.23
14	Aug-13	932,632,571	4,151,078	15,765,056	13,831,026	1,795,477	407,466	425,637	0.28
15	Sep-13	894,588,950	4,544,377	14,396,779	14,785,732	2,191,553	568,228	457,990	0.36
16	Oct-13	855,783,669	5,112,343	14,491,751	13,157,634	1,803,136	588,448	622,396	0.35
17	Nov-13	822,187,130	5,674,813	11,725,555	13,706,511	1,711,621	623,935	668,067	0.37
18	Dec-13	786,581,316	6,164,869	12,868,761	15,138,311	2,131,745	482,838	827,162	0.44
19	Jan-14	751,140,711	6,673,975	12,767,131	12,943,582	1,889,470	712,296	803,434	0.45
20	Feb-14	719,076,563	6,934,017	11,021,943	10,827,509	891,905	416,180	1,185,558	0.35
21	Mar-14	683,793,882	7,227,555	13,397,222	13,024,948	986,074	427,479	1,132,089	0.37
22	Apr-14	650,891,616	7,316,396	12,189,643	10,802,771	1,295,722	282,036	1,124,913	0.42
23	May-14	619,075,499	7,519,334	12,003,688	11,903,776	1,454,955	465,905	972,078	0.47
24	Jun-14	587,696,062	7,893,013	11,784,102	11,904,405	1,342,948	302,662	903,747	0.43
25	Jul-14	556,349,639	8,125,616	11,972,313	11,483,637	1,432,899	434,957	895,741	0.50
26	Aug-14	527,659,355	8,372,723	10,710,512	11,555,982	1,235,514	378,241	1,003,797	0.50
27	Sep-14	498,516,352	8,655,214	11,117,473	11,194,770	1,054,626	420,808	1,050,792	0.51
28	Oct-14	470,058,951	9,021,172	10,135,478	10,585,313	1,149,958	383,945	1,162,175	0.57
29	Nov-14	447,219,209	9,083,366	7,332,870	9,699,407	1,060,735	563,918	1,160,355	0.62
30	Dec-14	421,392,225	9,316,060	8,214,839	11,211,487	1,133,676	508,330	1,055,096	0.64
31	Jan-15	397,191,115	9,567,570	8,089,664	9,327,326	1,024,151	439,323	1,168,124	0.66
32	Feb-15	375,189,919	9,794,171	6,694,765	7,351,489	877,720	319,145	1,108,125	0.61
33	Mar-15	350,251,817	10,008,950	8,295,323	7,343,541	954,113	221,590	1,161,354	0.67
34	Apr-15	327,314,172	10,061,597	8,400,143	6,394,808	881,940	228,485	1,174,809	0.70
35	May-15	306,838,799	10,251,570	6,730,665	6,162,717	912,575	185,489	1,194,596	0.75
36	Jun-15	285,710,526	10,288,564	6,915,647	6,928,059	1,070,626	178,537	1,122,423	0.83
37	Jul-15	265,664,604	10,298,016	6,678,003	7,218,408	646,906	268,766	1,135,030	0.77
38	Aug-15	247,081,016	10,352,563	6,115,983	7,072,561	989,376	224,299	1,206,959	0.98
39	Sep-15	229,448,084	10,443,128	5,696,107	5,944,401	710,014	233,303	1,284,132	0.97
40	Oct-15	212,933,263	10,595,286	4,642,745	5,872,838	480,959	205,220	1,217,651	0.89
41	Nov-15	197,646,427	10,658,798	4,060,327	6,162,675	932,679	219,662	1,236,256	1.21
42	Dec-15	182,431,575	10,776,241	4,342,617	6,591,670	794,636	96,474	1,265,603	1.18
43	Jan-16	168,663,408	10,917,832	3,637,468	5,125,274	773,299	228,447	1,243,417	1.33
44	Feb-16	154,739,450	10,948,668	3,675,527	3,909,444	487,513	204,947	1,326,937	1.31
45	Mar-16	141,404,951	10,947,097	3,594,735	3,935,712	404,209	189,437	1,290,592	1.33
46	Apr-16	129,333,587	11,071,725	3,108,405	3,846,898	361,575	116,260	1,219,343	1.31
47	May-16	117,935,454	11,101,420	2,799,195	3,966,717	508,202	88,800	1,248,400	1.56
48	Jun-16	107,025,509	11,138,587	2,709,711	3,346,643	469,424	76,355	1,214,870	1.65
49	Jul-16	97,533,908	11,208,455	2,160,207	3,208,826	291,055	81,626	1,087,651	1.50
50	Aug-16	87,259,146	11,271,543	2,571,407	2,934,687	556,112	70,865	1,071,171	1.95
51	Sep-16	78,327,143	11,330,405	1,967,677	2,794,575	434,941	68,848	1,024,723	1.95

See page A-1 for footnotes							Final Payment Date: October 17, 2016

Ford Credit Auto Owner Trust 2012-D

____________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2012-D

Original Pool Characteristics

Closing Date	November 21, 2012	Weighted Average(1) FICO® Score(4) at Origination		723
Cutoff Date	November 1, 2012	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	51,209	for Original Term Greater than 60 Months		696
Initial Pool Balance	$1,096,048,240	Percentage FICO® Score(4) less than 650(2)		18.93%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.06%
Average	$21,403	Weighted Average(1) LTV(6) at Origination		95.61%
Highest	$95,000	Weighted Average(1) PTI(7) at Origination		8.71%
Lowest	$251	Percentage Subvened APR Receivables(2)(8)		47.30%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		15.33%
Average	$27,169	Percentage New Vehicle(2)		87.31%
Highest	$95,000	Percentage Car(2)(10)		24.33%
Lowest	$1,500	Percentage Light Truck(2)(10)		49.44%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		24.55%
Weighted average(1)	4.38%	Percentage Other(2)(10)		1.67%
Highest	25.55%	Percentage of Top 10 Makes/Models(2)		83.34%
Lowest	0.00%	Ford F-150	28.93%
APR greater than or equal to 20 percent(2)	0.02%	Ford Fusion	10.55
Original Term		Ford Escape	8.81
Weighted average(1)	62.8 months	Ford F-250	8.72
Original term greater than 60 months(2)	42.59%	Ford F-350	6.39
Longest	72 months	Ford Edge	5.75
Shortest	6 months	Ford Focus	5.34
Remaining Term		Ford Explorer	3.20
Weighted average(1)	56.4 months	Ford Mustang	3.02
Remaining term greater than 60 months(2)	36.43%	Ford Expedition	2.63
Longest	72 months	Percentage in Top 5 States(2)(11)		38.86%
Shortest	1 month	Texas	16.34%
Scheduled Weighted Average Life(3)	2.47 years	California	8.20
Weighted Average(1) Months After Origination		Florida	6.35
(Seasoning)	6.4 months	Michigan	4.00
		Illinois	3.96

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Nov-12	$ 1,043,204,083	$ 6,879	$ 27,420,815	$ 5,046,044	$ 27,669	$ –	$ –	0.00%
2	Dec-12	997,856,148	8,246	22,345,020	8,737,623	401,939	–	–	0.04
3	Jan-13	951,136,649	82,199	24,126,113	8,325,997	722,873	54,980	–	0.08
4	Feb-13	912,248,213	223,442	18,014,411	6,596,344	608,262	100,354	54,980	0.08
5	Mar-13	876,973,810	348,280	14,746,284	5,687,105	524,992	186,038	64,494	0.09
6	Apr-13	842,613,646	438,524	14,704,345	7,473,931	614,112	93,989	82,803	0.09
7	May-13	811,470,094	608,781	11,979,066	7,412,456	833,614	82,866	111,029	0.13
8	Jun-13	783,223,415	833,306	11,072,493	7,770,373	853,741	204,668	95,005	0.15
9	Jul-13	752,488,014	1,040,665	12,118,827	8,361,562	1,054,276	216,230	98,996	0.18
10	Aug-13	724,055,469	1,347,456	11,269,595	7,827,276	1,118,164	211,492	99,869	0.20
11	Sep-13	695,877,426	1,658,080	11,371,514	9,053,108	915,632	280,594	175,779	0.20
12	Oct-13	668,069,785	2,017,484	10,453,088	8,361,395	676,803	354,695	262,051	0.19
13	Nov-13	643,941,746	2,329,311	8,434,250	8,288,558	825,552	186,549	354,267	0.21
14	Dec-13	619,252,227	2,578,079	8,947,890	10,086,097	944,204	189,269	444,642	0.25
15	Jan-14	594,687,730	2,783,366	8,569,532	8,936,062	1,185,082	200,556	310,664	0.29
16	Feb-14	572,401,946	3,030,631	7,053,637	6,942,838	950,580	294,218	356,905	0.28
17	Mar-14	546,202,389	3,283,196	10,532,592	7,507,751	819,666	254,125	430,060	0.28
18	Apr-14	521,244,124	3,423,771	9,879,464	7,377,135	876,989	417,057	450,332	0.33
19	May-14	497,532,006	3,628,107	9,522,835	8,042,809	854,267	174,150	663,667	0.34
20	Jun-14	473,684,823	3,830,145	9,960,669	8,384,191	1,107,783	333,970	613,097	0.43
21	Jul-14	450,501,349	4,003,214	9,290,590	8,379,943	702,159	253,150	783,970	0.39
22	Aug-14	428,686,282	4,283,619	8,684,769	8,069,871	691,313	153,152	803,577	0.38
23	Sep-14	406,781,228	4,516,113	8,709,754	7,788,450	771,143	246,536	682,950	0.42
24	Oct-14	386,599,582	4,747,953	7,039,092	7,361,532	612,197	323,105	677,486	0.42
25	Nov-14	369,480,974	4,884,676	5,611,679	7,368,094	813,330	258,690	692,914	0.48
26	Dec-14	349,800,618	5,002,655	7,126,807	7,671,258	945,228	297,076	677,339	0.55
27	Jan-15	331,782,427	5,202,586	6,174,440	7,100,452	759,370	298,378	722,064	0.54
28	Feb-15	315,053,524	5,409,429	5,774,189	5,299,684	554,344	133,654	872,247	0.50
29	Mar-15	296,162,554	5,455,614	6,832,869	5,398,413	509,201	193,269	840,513	0.52
30	Apr-15	278,851,555	5,566,572	6,299,899	5,183,086	511,771	154,384	829,485	0.54
31	May-15	262,987,597	5,705,775	5,455,648	5,099,153	464,785	191,742	818,177	0.56
32	Jun-15	246,526,658	5,760,450	5,983,441	5,047,918	569,006	208,968	745,501	0.62
33	Jul-15	230,607,131	5,839,140	5,927,154	5,048,910	639,606	192,593	757,295	0.69
34	Aug-15	215,610,399	5,890,585	5,579,441	4,952,139	630,657	228,687	739,788	0.74
35	Sep-15	200,764,020	5,948,525	5,705,020	4,576,905	565,864	216,968	725,115	0.75
36	Oct-15	188,186,016	6,052,746	3,796,597	4,191,242	565,775	201,412	754,031	0.81
37	Nov-15	176,727,200	6,174,700	3,149,795	4,339,427	649,154	110,141	753,015	0.86
38	Dec-15	164,949,638	6,266,845	3,513,811	4,802,437	666,285	87,537	743,688	0.91
39	Jan-16	153,962,998	6,315,412	3,282,270	4,254,502	534,903	202,334	691,180	0.93
40	Feb-16	143,075,330	6,378,958	2,907,902	3,162,688	360,063	195,259	664,693	0.85
41	Mar-16	132,250,803	6,457,329	3,085,625	3,028,638	194,364	120,046	741,164	0.80
42	Apr-16	122,399,303	6,538,532	2,972,026	2,829,945	322,722	53,347	669,565	0.85
43	May-16	112,742,025	6,587,633	2,873,871	3,380,763	319,575	119,508	633,463	0.95
44	Jun-16	103,725,717	6,630,993	2,383,192	3,020,052	315,244	146,694	662,170	1.08
45	Jul-16	95,370,516	6,710,523	2,213,911	2,376,988	386,174	105,012	659,718	1.21
46	Aug-16	86,678,710	6,714,213	2,371,300	2,525,633	298,354	119,035	659,865	1.24
47	Sep-16	78,993,777	6,741,329	1,996,435	2,376,100	268,316	104,397	660,435	1.31
48	Oct-16	71,934,303	6,767,738	1,615,267	2,507,247	292,934	54,332	640,886	1.37
49	Nov-16	65,030,015	6,800,744	1,685,844	2,202,946	248,658	65,452	601,428	1.41

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2013-A

___________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2013-A

Original Pool Characteristics

Closing Date	February 26, 2013	Weighted Average(1) FICO® Score(4) at Origination		726
Cutoff Date	February 1, 2013	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	60,940	for Original Term Greater than 60 Months		700
Initial Pool Balance	$1,353,406,582	Percentage FICO® Score(4) less than 650(2)		17.39%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.01%
Average	$22,209	Weighted Average(1) LTV(6) at Origination		94.01%
Highest	$94,999	Weighted Average(1) PTI(7) at Origination		8.57%
Lowest	$251	Percentage Subvened APR Receivables(2)(8)		40.25%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		17.24%
Average	$27,234	Percentage New Vehicle(2)		87.45%
Highest	$98,895	Percentage Car(2)(10)		21.78%
Lowest	$1,149	Percentage Light Truck(2)(10)		52.19%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		24.44%
Weighted average(1)	4.52%	Percentage Other(2)(10)		1.59%
Highest	27.58%	Percentage of Top 10 Makes/Models(2)		83.83%
Lowest	0.00%	Ford F-150	29.83%
APR greater than or equal to 20 percent(2)	0.03%	Ford F-250	9.41
Original Term		Ford Fusion	8.14
Weighted average(1)	62.5 months	Ford Escape	7.56
Original term greater than 60 months(2)	40.86%	Ford F-350	7.35
Longest	72 months	Ford Edge	6.16
Shortest	6 months	Ford Focus	5.47
Remaining Term		Ford Explorer	4.52
Weighted average(1)	55.8 months	Ford Mustang	2.77
Remaining term greater than 60 months(2)	34.26%	Ford Expedition	2.62
Longest	72 months	Percentage in Top 5 States(2)(11)		37.84%
Shortest	1 month	Texas	16.56%
Scheduled Weighted Average Life(3)	2.45 years	California	7.80
Weighted Average(1) Months After Origination		Florida	6.17
(Seasoning)	6.7 months	Michigan	3.71
		Illinois	3.59

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Feb-13	$ 1,288,347,668	$ 774	$ 34,710,072	$ 5,799,762	$ 39,225	$ –	$ –	0.00%
2	Mar-13	1,226,568,252	30,765	32,938,487	4,967,758	278,640	–	–	0.02
3	Apr-13	1,167,502,656	108,764	32,016,621	6,738,885	420,356	54,335	–	0.04
4	May-13	1,114,452,415	322,935	26,965,890	7,910,892	581,669	182,171	54,335	0.07
5	Jun-13	1,073,435,931	491,389	18,466,775	9,297,490	358,741	177,607	113,447	0.06
6	Jul-13	1,031,218,740	666,987	17,388,065	10,278,010	637,481	165,124	70,936	0.08
7	Aug-13	992,161,081	912,028	16,263,792	8,933,371	579,333	88,399	70,667	0.07
8	Sep-13	955,318,799	1,169,362	14,541,779	10,965,813	721,904	216,115	70,198	0.11
9	Oct-13	917,826,556	1,418,445	14,696,892	9,740,526	717,769	144,035	177,988	0.11
10	Nov-13	884,875,028	1,769,354	12,134,155	9,926,634	998,318	223,230	211,504	0.16
11	Dec-13	850,123,578	1,962,334	13,694,061	13,357,872	1,332,386	184,424	325,619	0.22
12	Jan-14	816,501,680	2,334,362	11,932,206	9,825,905	1,525,872	262,621	346,985	0.26
13	Feb-14	785,254,451	2,682,663	11,006,337	8,403,871	889,648	293,201	348,190	0.19
14	Mar-14	751,530,315	3,095,291	13,007,997	9,952,000	802,712	144,746	418,817	0.18
15	Apr-14	718,498,616	3,300,219	13,325,528	9,526,895	740,295	179,019	305,839	0.17
16	May-14	688,314,490	3,370,208	11,622,585	9,823,567	1,169,867	123,356	410,817	0.25
17	Jun-14	657,881,094	3,652,033	11,408,228	10,596,426	1,004,110	304,385	340,412	0.25
18	Jul-14	627,161,226	3,847,134	11,983,418	10,460,529	733,430	210,855	519,174	0.23
19	Aug-14	598,842,301	4,043,269	11,616,069	9,742,134	866,603	162,698	568,060	0.27
20	Sep-14	569,504,786	4,177,650	11,722,277	9,087,707	995,359	218,230	596,704	0.32
21	Oct-14	541,456,764	4,613,658	10,294,976	8,491,734	907,861	192,718	582,186	0.31
22	Nov-14	517,781,636	4,923,503	8,270,452	8,209,955	998,693	188,335	505,824	0.33
23	Dec-14	490,199,318	5,108,020	10,361,920	9,067,248	1,008,389	214,773	510,314	0.35
24	Jan-15	465,927,547	5,384,282	8,595,147	8,348,125	1,127,617	306,940	502,402	0.42
25	Feb-15	442,725,101	5,493,220	7,986,197	6,680,517	886,149	319,288	511,844	0.39
26	Mar-15	417,332,728	5,633,647	8,918,143	7,175,666	807,222	214,562	561,294	0.38
27	Apr-15	394,683,532	5,780,362	8,162,354	5,981,198	720,522	296,515	551,863	0.40
28	May-15	373,031,608	5,945,853	7,804,245	5,615,137	584,427	273,891	613,213	0.39
29	Jun-15	351,540,161	6,054,247	7,370,104	6,647,694	714,745	219,187	670,689	0.46
30	Jul-15	330,482,706	6,137,453	7,314,887	6,240,174	643,448	296,296	635,969	0.48
31	Aug-15	310,800,028	6,279,603	6,962,272	6,292,719	715,789	145,214	693,933	0.50
32	Sep-15	290,570,574	6,370,909	7,744,036	6,419,632	598,874	189,557	713,452	0.52
33	Oct-15	272,077,580	6,631,189	6,001,046	5,187,418	689,740	176,589	703,519	0.58
34	Nov-15	255,687,330	6,718,660	5,071,229	5,160,699	694,419	216,066	764,920	0.66
35	Dec-15	238,851,016	6,853,652	5,370,873	5,462,938	591,784	91,690	755,722	0.60
36	Jan-16	223,945,056	6,896,800	4,716,394	5,093,682	602,561	171,053	754,971	0.68
37	Feb-16	208,556,289	7,035,788	4,511,829	4,767,545	400,189	130,459	748,008	0.61
38	Mar-16	193,455,884	7,045,583	4,716,505	4,606,135	401,858	42,418	732,821	0.61
39	Apr-16	180,079,680	7,102,122	3,802,060	4,426,468	409,202	34,140	724,184	0.65
40	May-16	166,991,882	7,137,232	3,733,691	4,327,495	615,940	140,911	680,968	0.86
41	Jun-16	154,365,555	7,198,958	3,518,479	4,011,863	360,287	160,218	679,831	0.78
42	Jul-16	143,023,486	7,185,537	3,057,327	3,589,590	478,977	103,754	727,085	0.92
43	Aug-16	130,543,380	7,358,362	3,688,298	3,630,518	287,417	170,706	669,412	0.86
44	Sep-16	119,493,954	7,415,491	2,841,259	3,356,358	431,554	75,069	720,511	1.03
45	Oct-16	109,693,163	7,467,948	2,374,395	3,379,551	408,922	111,310	669,684	1.08
46	Nov-16	99,830,993	7,551,618	2,460,365	2,840,314	428,253	61,095	692,906	1.18

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2013-B

___________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2013-B

Original Pool Characteristics

Closing Date	May 21, 2013	Weighted Average(1) FICO® Score(4) at Origination		724
Cutoff Date	May 1, 2013	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	60,549	for Original Term Greater than 60 Months		697
Initial Pool Balance	$1,353,141,753	Percentage FICO® Score(4) less than 650(2)		17.83%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.14%
Average	$22,348	Weighted Average(1) LTV(6) at Origination		94.20%
Highest	$94,028	Weighted Average(1) PTI(7) at Origination		8.62%
Lowest	$250	Percentage Subvened APR Receivables(2)(8)		42.25%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		18.70%
Average	$27,389	Percentage New Vehicle(2)		87.63%
Highest	$96,767	Percentage Car(2)(10)		21.40%
Lowest	$1,275	Percentage Light Truck(2)(10)		51.62%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		25.69%
Weighted average(1)	4.46%	Percentage Other(2)(10)		1.28%
Highest	24.04%	Percentage of Top 10 Makes/Models(2)		82.70%
Lowest	0.00%	Ford F-150	29.37%
APR greater than or equal to 20 percent(2)	0.02%	Ford F-250	9.29
Original Term		Ford Escape	9.15
Weighted average(1)	62.4 months	Ford Fusion	7.38
Original term greater than 60 months(2)	40.84%	Ford F-350	6.92
Longest	72 months	Ford Edge	5.75
Shortest	6 months	Ford Focus	5.40
Remaining Term		Ford Explorer	4.50
Weighted average(1)	55.6 months	Ford Mustang	2.68
Remaining term greater than 60 months(2)	35.16%	Ford Taurus	2.25
Longest	72 months	Percentage in Top 5 States(2)(11)		37.34%
Shortest	2 months	Texas	16.46%
Scheduled Weighted Average Life(3)	2.45 years	California	7.77
Weighted Average(1) Months After Origination		Florida	5.89
(Seasoning)	6.8 months	Michigan	3.63
		Illinois	3.58

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	May-13	$ 1,281,573,899	$ 950	$ 40,715,722	$ 5,961,249	$ 114,637	$ –	$ –	0.01%
2	Jun-13	1,221,662,337	9,511	33,660,871	7,790,018	458,802	–	–	0.04
3	Jul-13	1,158,715,997	23,907	35,303,616	8,458,805	637,963	73,982	–	0.06
4	Aug-13	1,108,085,504	182,123	25,514,492	8,912,311	449,887	84,358	13,232	0.05
5	Sep-13	1,065,295,308	387,108	18,563,051	9,823,012	1,283,762	78,331	97,590	0.14
6	Oct-13	1,023,980,607	644,366	16,576,535	8,566,377	908,031	288,929	92,320	0.13
7	Nov-13	988,597,184	1,101,723	12,868,433	9,201,502	1,030,003	149,577	142,803	0.13
8	Dec-13	952,386,872	1,399,124	13,118,936	12,020,022	1,283,421	257,760	170,002	0.18
9	Jan-14	916,216,992	1,708,005	13,827,191	10,584,702	1,548,007	215,046	289,836	0.22
10	Feb-14	883,092,912	2,026,929	11,672,091	9,321,742	1,186,340	284,576	184,344	0.19
11	Mar-14	846,370,258	2,327,205	14,120,513	10,546,119	1,008,126	243,130	349,786	0.19
12	Apr-14	811,693,387	2,462,153	14,070,235	9,184,743	1,223,503	296,671	381,392	0.23
13	May-14	778,427,966	2,725,585	13,252,664	9,772,489	1,002,468	281,244	473,033	0.23
14	Jun-14	745,249,692	3,011,471	13,270,240	10,546,103	1,220,149	330,113	467,847	0.27
15	Jul-14	712,466,831	3,213,425	13,036,047	10,098,719	932,338	417,237	568,973	0.27
16	Aug-14	682,154,944	3,518,175	11,453,249	9,378,398	965,344	247,351	641,415	0.27
17	Sep-14	650,858,221	3,694,603	12,389,211	9,235,879	1,051,478	220,741	720,289	0.31
18	Oct-14	621,700,793	3,904,336	10,345,358	9,047,981	904,154	343,087	643,408	0.30
19	Nov-14	596,119,633	4,105,884	9,363,566	9,595,243	1,037,533	306,912	800,795	0.36
20	Dec-14	567,584,761	4,492,274	10,163,340	10,831,791	1,071,072	273,368	828,416	0.38
21	Jan-15	541,628,631	4,821,675	9,095,148	8,890,027	744,953	224,836	814,735	0.33
22	Feb-15	516,323,431	5,123,399	9,129,493	6,947,617	801,471	125,864	784,996	0.33
23	Mar-15	487,691,764	5,133,740	11,231,689	7,894,214	747,359	85,110	747,110	0.32
24	Apr-15	461,836,811	5,228,122	10,108,128	5,963,991	803,505	215,031	712,529	0.37
25	May-15	438,101,261	5,388,314	8,945,064	6,894,230	488,256	349,147	720,801	0.36
26	Jun-15	412,865,864	5,573,713	9,617,278	7,350,774	629,890	143,340	767,566	0.37
27	Jul-15	388,420,928	5,703,098	9,410,589	7,085,119	936,959	174,911	748,813	0.48
28	Aug-15	365,966,368	5,892,204	8,553,150	7,250,450	965,847	349,125	751,668	0.56
29	Sep-15	344,206,091	6,008,762	8,270,365	7,390,959	846,531	289,156	859,369	0.58
30	Oct-15	323,810,515	6,185,985	6,806,425	7,406,625	504,113	158,600	967,045	0.50
31	Nov-15	305,367,736	6,312,625	5,771,266	6,648,926	1,067,055	153,169	932,668	0.71
32	Dec-15	286,513,153	6,540,803	5,763,830	7,267,881	1,084,065	232,659	885,355	0.77
33	Jan-16	269,267,936	6,658,987	5,561,748	6,329,214	762,496	212,153	945,205	0.71
34	Feb-16	252,003,290	6,853,047	5,012,981	5,744,445	638,237	115,926	952,460	0.68
35	Mar-16	234,374,737	6,992,843	5,923,325	5,218,706	613,746	207,994	925,491	0.75
36	Apr-16	219,307,859	6,954,441	4,847,586	5,262,415	426,695	282,980	763,054	0.67
37	May-16	204,703,302	7,082,419	4,013,921	5,679,664	646,312	152,018	800,136	0.78
38	Jun-16	190,229,966	7,168,243	4,498,056	4,847,513	695,850	200,744	777,668	0.88
39	Jul-16	176,814,666	7,240,233	4,126,784	4,525,102	820,418	161,045	787,681	1.00
40	Aug-16	162,819,684	7,260,129	4,443,501	4,336,132	791,855	308,128	778,279	1.15
41	Sep-16	149,790,365	7,389,803	3,916,782	4,212,024	597,543	244,084	818,639	1.11
42	Oct-16	138,517,601	7,477,255	2,728,266	4,546,244	542,772	84,449	802,431	1.03
43	Nov-16	127,515,937	7,508,196	2,735,720	4,253,514	531,406	115,489	738,254	1.09

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2013-C

___________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2013-C

Original Pool Characteristics

Closing Date	July 30, 2013	Weighted Average(1) FICO® Score(4) at Origination		723
Cutoff Date	July 1, 2013	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	60,201	for Original Term Greater than 60 Months		695
Initial Pool Balance	$1,363,983,257	Percentage FICO® Score(4) less than 650(2)		18.41%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.13%
Average	$22,657	Weighted Average(1) LTV(6) at Origination		94.46%
Highest	$93,433	Weighted Average(1) PTI(7) at Origination		8.64%
Lowest	$254	Percentage Subvened APR Receivables(2)(8)		43.37%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		18.44%
Average	$27,720	Percentage New Vehicle(2)		87.30%
Highest	$95,613	Percentage Car(2)(10)		21.35%
Lowest	$1,569	Percentage Light Truck(2)(10)		51.92%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		25.48%
Weighted average(1)	4.39%	Percentage Other(2)(10)		1.26%
Highest	27.39%	Percentage of Top 10 Makes/Models(2)		82.72%
Lowest	0.00%	Ford F-150	29.58%
APR greater than or equal to 20 percent(2)	0.02%	Ford F-250	9.21
Original Term		Ford Escape	8.84
Weighted average(1)	62.5 months	Ford Fusion	7.42
Original term greater than 60 months(2)	41.32%	Ford F-350	7.13
Longest	72 months	Ford Edge	5.53
Shortest	7 months	Ford Focus	5.35
Remaining Term		Ford Explorer	4.77
Weighted average(1)	55.6 months	Ford Mustang	2.66
Remaining term greater than 60 months(2)	34.58%	Ford Expedition	2.22
Longest	72 months	Percentage in Top 5 States(2)(11)		38.55%
Shortest	2 months	Texas	16.81%
Scheduled Weighted Average Life(3)	2.44 years	California	8.05
Weighted Average(1) Months After Origination		Florida	6.07
(Seasoning)	6.9 months	Illinois	3.87
		Michigan	3.75

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jul-13	$ 1,291,321,396	$ 556	$ 41,479,238	$ 7,383,266	$ 102,913	$ –	$ –	0.01%
2	Aug-13	1,232,715,035	24,974	31,327,801	7,398,172	448,139	–	–	0.04
3	Sep-13	1,177,865,086	138,257	28,431,982	7,678,620	587,024	133,868	–	0.06
4	Oct-13	1,127,231,587	361,002	24,331,348	7,978,521	582,911	106,011	81,307	0.07
5	Nov-13	1,087,320,830	640,922	15,815,942	9,190,833	761,172	84,128	80,857	0.09
6	Dec-13	1,048,391,457	869,952	14,307,298	11,479,808	1,209,543	222,791	141,916	0.15
7	Jan-14	1,009,985,263	1,160,169	14,162,827	10,720,586	1,337,094	311,193	204,235	0.18
8	Feb-14	973,570,312	1,512,660	13,022,841	8,185,584	872,853	516,077	175,956	0.16
9	Mar-14	935,721,515	1,891,104	14,162,845	10,218,088	648,597	226,780	406,479	0.14
10	Apr-14	898,529,623	2,140,413	14,676,666	8,489,945	762,930	175,414	289,297	0.14
11	May-14	862,786,173	2,377,102	13,947,994	9,960,723	887,891	176,502	258,618	0.15
12	Jun-14	827,485,888	2,508,360	14,126,494	9,376,370	1,008,133	373,720	315,149	0.21
13	Jul-14	791,649,387	2,815,279	14,673,676	10,504,508	976,505	132,208	409,426	0.19
14	Aug-14	759,255,175	3,080,203	12,890,112	11,902,520	714,494	227,283	355,076	0.17
15	Sep-14	725,665,880	3,280,070	13,585,635	10,300,945	1,199,834	95,236	384,413	0.23
16	Oct-14	693,728,800	3,679,252	11,580,250	9,554,150	991,466	170,706	322,278	0.21
17	Nov-14	666,709,402	3,914,665	9,436,122	9,229,261	976,742	183,423	363,577	0.23
18	Dec-14	636,655,341	4,110,212	10,550,893	10,809,883	1,037,824	240,969	379,291	0.26
19	Jan-15	608,598,502	4,385,589	9,748,448	9,551,113	889,207	103,078	465,626	0.24
20	Feb-15	582,156,793	4,633,418	9,104,328	7,744,850	851,385	131,232	446,942	0.25
21	Mar-15	551,711,334	4,744,978	11,733,965	8,544,516	633,291	81,884	544,512	0.23
22	Apr-15	523,073,180	4,888,869	11,680,455	6,842,757	645,173	161,034	522,301	0.25
23	May-15	497,567,549	5,053,262	9,364,860	7,204,690	572,213	179,347	487,015	0.25
24	Jun-15	470,296,435	5,270,457	10,324,672	8,104,220	565,545	100,767	520,869	0.25
25	Jul-15	444,815,028	5,335,171	9,788,931	8,310,576	856,193	96,887	560,233	0.34
26	Aug-15	419,418,149	5,384,144	10,399,838	7,862,285	873,772	162,404	520,938	0.37
27	Sep-15	395,655,503	5,519,218	9,151,397	7,090,113	980,277	165,042	613,385	0.44
28	Oct-15	373,234,065	5,755,169	7,621,310	7,122,855	718,121	356,394	638,408	0.46
29	Nov-15	353,282,467	5,965,411	6,465,937	8,028,888	980,061	291,058	752,430	0.57
30	Dec-15	332,648,711	6,011,618	6,920,696	7,784,137	950,187	267,650	752,757	0.59
31	Jan-16	313,720,202	6,235,438	6,291,916	6,992,820	919,466	251,838	775,811	0.62
32	Feb-16	294,945,407	6,348,632	5,666,957	5,707,086	755,863	271,546	768,618	0.61
33	Mar-16	275,846,406	6,419,172	6,411,314	5,446,066	722,934	152,271	753,328	0.59
34	Apr-16	259,239,880	6,519,669	4,902,823	4,807,626	557,451	303,860	658,672	0.59
35	May-16	241,804,925	6,570,345	5,991,438	5,809,303	554,920	180,551	766,649	0.62
36	Jun-16	225,628,805	6,750,880	5,122,197	4,876,586	435,974	165,506	732,122	0.59
37	Jul-16	210,863,089	6,805,522	4,594,801	4,977,297	626,041	142,635	720,885	0.71
38	Aug-16	195,077,332	6,818,915	5,160,439	4,921,471	670,080	157,780	684,966	0.78
39	Sep-16	181,195,920	6,877,570	4,021,494	4,483,321	452,604	189,296	711,934	0.75
40	Oct-16	168,239,602	6,959,989	3,602,133	4,968,190	500,914	192,352	788,061	0.88
41	Nov-16	155,823,905	7,005,352	3,235,144	4,356,041	595,691	89,052	809,402	0.96

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2013-D

___________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2013-D

Original Pool Characteristics

Closing Date	November 26, 2013	Weighted Average(1) FICO® Score(4) at Origination		726
Cutoff Date	November 1, 2013	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	67,609	for Original Term Greater than 60 Months		696
Initial Pool Balance	$1,526,999,131	Percentage FICO® Score(4) less than 650(2)		17.96%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.13%
Average	$22,586	Weighted Average(1) LTV(6) at Origination		93.62%
Highest	$97,657	Weighted Average(1) PTI(7) at Origination		8.56%
Lowest	$251	Percentage Subvened APR Receivables(2)(8)		44.23%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		17.08%
Average	$27,466	Percentage New Vehicle(2)		87.37%
Highest	$102,540	Percentage Car(2)(10)		22.32%
Lowest	$1,200	Percentage Light Truck(2)(10)		50.50%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		25.86%
Weighted average(1)	4.29%	Percentage Other(2)(10)		1.33%
Highest	24.04%	Percentage of Top 10 Makes/Models(2)		82.02%
Lowest	0.00%	Ford F-150	29.15%
APR greater than or equal to 20 percent(2)	0.03%	Ford Escape	9.37
Original Term		Ford F-250	9.09
Weighted average(1)	62.6 months	Ford Fusion	7.60
Original term greater than 60 months(2)	41.37%	Ford F-350	6.89
Longest	72 months	Ford Edge	5.96
Shortest	6 months	Ford Focus	5.33
Remaining Term		Ford Explorer	3.86
Weighted average(1)	55.3 months	Ford Mustang	2.53
Remaining term greater than 60 months(2)	32.36%	Ford Expedition	2.24
Longest	72 months	Percentage in Top 5 States(2)(11)		37.78%
Shortest	2 months	Texas	16.28%
Scheduled Weighted Average Life(3)	2.43 years	California	7.86
Weighted Average(1) Months After Origination		Florida	6.04
(Seasoning)	7.3 months	Michigan	3.81
		Illinois	3.79

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Nov-13	$ 1,457,560,682	$ 475	$ 36,871,758	$ 8,076,919	$ 34,666	$ –	$ –	0.00%
2	Dec-13	1,392,743,914	45,511	32,826,926	10,641,820	741,984	–	–	0.05
3	Jan-14	1,330,496,242	136,586	31,643,424	9,720,349	804,134	63,535	–	0.07
4	Feb-14	1,277,531,609	383,218	24,369,441	8,455,022	620,563	209,920	32,449	0.07
5	Mar-14	1,225,042,769	650,687	22,905,196	10,258,127	756,400	40,158	189,963	0.08
6	Apr-14	1,178,593,047	844,003	18,824,192	9,002,209	1,034,324	33,661	150,325	0.10
7	May-14	1,134,305,440	1,095,646	17,692,617	10,393,590	780,480	254,657	158,927	0.11
8	Jun-14	1,090,843,308	1,309,409	17,124,629	10,252,137	1,111,462	195,460	298,926	0.15
9	Jul-14	1,047,621,542	1,561,605	17,084,955	10,940,840	1,060,755	216,424	334,031	0.15
10	Aug-14	1,007,813,922	1,962,112	15,418,635	11,680,023	1,125,356	160,168	242,825	0.15
11	Sep-14	967,176,233	2,241,834	15,550,198	10,502,966	1,370,685	334,174	327,009	0.21
12	Oct-14	928,161,845	2,512,829	14,166,107	11,627,420	920,599	404,251	354,649	0.18
13	Nov-14	893,957,607	2,930,616	11,866,045	11,210,354	1,264,523	268,198	560,955	0.23
14	Dec-14	855,677,852	3,293,488	14,188,307	12,674,843	1,255,458	425,962	490,555	0.25
15	Jan-15	820,410,818	3,873,346	12,242,052	11,078,666	1,290,631	229,320	698,631	0.27
16	Feb-15	787,713,283	4,235,539	10,986,619	8,897,018	1,031,729	363,947	557,059	0.25
17	Mar-15	748,696,320	4,476,836	14,884,836	9,208,453	1,152,666	252,853	673,681	0.28
18	Apr-15	712,738,385	4,652,270	14,891,247	9,367,372	961,124	200,062	737,690	0.27
19	May-15	680,302,478	4,847,912	12,460,789	8,945,623	1,001,437	172,275	731,488	0.28
20	Jun-15	645,850,264	5,104,243	13,611,823	9,627,880	822,021	262,970	699,513	0.28
21	Jul-15	613,290,577	5,387,557	12,407,820	9,405,596	952,292	362,666	707,206	0.33
22	Aug-15	581,400,132	5,777,737	12,966,703	9,860,258	1,072,304	279,534	691,460	0.35
23	Sep-15	550,293,774	6,009,526	12,773,064	8,485,952	941,110	476,819	641,481	0.37
24	Oct-15	522,499,197	6,249,782	9,808,418	8,547,379	797,310	307,757	798,729	0.36
25	Nov-15	496,504,166	6,473,840	8,386,447	9,572,052	1,124,269	379,554	749,534	0.45
26	Dec-15	469,198,422	6,791,676	9,665,905	9,779,655	1,006,038	270,904	806,040	0.44
27	Jan-16	445,389,804	6,917,151	7,778,569	9,549,183	963,276	198,297	879,873	0.46
28	Feb-16	420,870,367	7,151,286	7,609,170	7,336,173	924,222	310,910	978,697	0.53
29	Mar-16	396,058,827	7,236,022	8,499,866	6,985,022	589,733	178,437	1,061,828	0.46
30	Apr-16	373,675,838	7,365,704	7,091,092	6,626,736	1,007,530	187,017	1,028,454	0.59
31	May-16	351,167,310	7,545,139	7,247,868	8,370,007	618,513	280,007	954,856	0.53
32	Jun-16	329,591,750	7,690,795	7,008,519	7,239,223	727,749	173,032	1,034,768	0.59
33	Jul-16	309,658,838	7,747,600	6,386,204	5,976,505	817,499	208,405	1,005,189	0.66
34	Aug-16	288,780,570	7,798,049	6,994,872	6,767,244	585,181	238,691	928,328	0.61
35	Sep-16	269,514,070	7,978,233	6,313,513	6,349,471	723,764	215,333	837,785	0.66
36	Oct-16	251,917,889	8,076,812	5,222,413	7,053,542	854,647	161,030	817,501	0.73
37	Nov-16	235,337,038	8,312,097	4,570,525	5,927,881	874,791	105,151	851,723	0.78

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2014-A

___________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2014-A

Original Pool Characteristics

Closing Date	January 22, 2014	Weighted Average(1) FICO® Score(4) at Origination		728
Cutoff Date	January 1, 2014	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	72,484	for Original Term Greater than 60 Months		697
Initial Pool Balance	$1,646,197,310	Percentage FICO® Score(4) less than 650(2)		17.25%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.14%
Average	$22,711	Weighted Average(1) LTV(6) at Origination		93.42%
Highest	$93,814	Weighted Average(1) PTI(7) at Origination		8.50%
Lowest	$251	Percentage Subvened APR Receivables(2)(8)		44.22%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		17.82%
Average	$27,761	Percentage New Vehicle(2)		88.27%
Highest	$118,272	Percentage Car(2)(10)		21.56%
Lowest	$1,064	Percentage Light Truck(2)(10)		51.14%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		26.11%
Weighted average(1)	4.23%	Percentage Other(2)(10)		1.19%
Highest	25.29%	Percentage of Top 10 Makes/Models(2)		82.51%
Lowest	0.00%	Ford F-150	29.15%
APR greater than or equal to 20 percent(2)	0.02%	Ford Escape	9.62
Original Term		Ford F-250	9.46
Weighted average(1)	62.7 months	Ford Fusion	7.42
Original term greater than 60 months(2)	40.99%	Ford F-350	7.19
Longest	72 months	Ford Edge	5.94
Shortest	6 months	Ford Focus	5.24
Remaining Term		Ford Explorer	3.74
Weighted average(1)	55.3 months	Ford Expedition	2.40
Remaining term greater than 60 months(2)	32.26%	Ford Mustang	2.35
Longest	72 months	Percentage in Top 5 States(2)(11)		38.30%
Shortest	2 months	Texas	16.56%
Scheduled Weighted Average Life(3)	2.43 years	California	8.26
Weighted Average(1) Months After Origination		Florida	6.30
(Seasoning)	7.3 months	Michigan	3.75
		Pennsylvania	3.43

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jan-14	$ 1,560,243,447	$ 762	$ 47,677,086	$ 7,565,710	$ 38,837	$ –	$ –	0.00%
2	Feb-14	1,492,885,350	21,296	33,339,044	7,727,085	339,782	–	–	0.02
3	Mar-14	1,420,413,207	126,672	38,779,290	8,431,297	713,939	–	–	0.05
4	Apr-14	1,357,637,010	283,444	31,187,074	7,726,051	510,153	40,962	–	0.04
5	May-14	1,305,479,788	482,342	22,366,015	10,631,553	761,649	37,064	19,952	0.06
6	Jun-14	1,255,224,980	715,337	20,739,096	10,488,940	1,473,161	169,274	19,952	0.13
7	Jul-14	1,205,158,817	888,299	20,894,073	10,640,127	1,094,209	400,504	56,494	0.13
8	Aug-14	1,159,885,000	1,201,396	18,403,460	11,186,909	993,566	303,099	264,415	0.13
9	Sep-14	1,113,954,716	1,503,385	18,303,071	11,497,431	1,086,915	280,937	255,878	0.15
10	Oct-14	1,070,809,409	1,794,671	15,549,559	10,983,694	1,241,852	380,762	317,949	0.18
11	Nov-14	1,033,929,047	2,190,753	12,870,792	10,606,952	1,387,086	271,451	407,054	0.20
12	Dec-14	991,747,072	2,687,887	15,130,034	12,568,355	1,319,880	275,461	461,908	0.21
13	Jan-15	952,533,042	3,034,123	14,227,501	11,135,169	1,264,340	251,133	417,390	0.20
14	Feb-15	916,157,861	3,493,943	12,210,988	8,638,443	841,248	313,044	357,790	0.17
15	Mar-15	873,742,431	3,673,628	16,108,748	9,863,362	719,051	333,717	439,515	0.17
16	Apr-15	835,868,241	3,931,210	14,354,569	9,465,079	1,068,700	358,686	423,871	0.22
17	May-15	800,073,679	4,217,070	13,511,700	9,243,299	1,056,118	259,245	468,890	0.22
18	Jun-15	762,595,430	4,483,818	13,953,944	10,806,241	913,044	204,767	627,915	0.23
19	Jul-15	725,859,676	4,714,908	14,289,700	10,250,377	886,307	138,480	606,429	0.22
20	Aug-15	690,737,381	4,995,174	13,957,533	10,570,447	1,476,548	179,376	527,062	0.32
21	Sep-15	655,577,253	5,250,533	14,083,387	9,945,377	918,133	218,635	577,708	0.26
22	Oct-15	623,961,115	5,512,854	11,155,923	9,964,541	1,260,910	230,484	540,513	0.33
23	Nov-15	594,549,260	5,735,753	9,841,185	10,050,089	1,729,763	313,069	610,944	0.45
24	Dec-15	564,291,412	6,005,137	10,178,372	10,813,668	1,513,872	279,369	812,058	0.46
25	Jan-16	537,372,523	6,242,093	8,651,795	9,650,426	1,157,302	228,633	839,732	0.41
26	Feb-16	509,505,428	6,663,248	8,301,369	8,703,772	921,199	333,242	903,585	0.42
27	Mar-16	480,585,983	6,947,564	9,811,985	8,289,557	776,065	234,174	825,494	0.38
28	Apr-16	454,562,143	7,055,087	8,794,061	7,728,007	924,882	292,857	879,358	0.46
29	May-16	428,781,099	7,248,792	8,341,746	8,075,111	1,143,581	383,023	866,500	0.56
30	Jun-16	403,971,933	7,518,687	7,774,671	7,760,854	1,090,519	229,763	1,024,804	0.58
31	Jul-16	380,810,687	7,646,998	7,523,550	7,307,690	986,974	174,997	961,513	0.56
32	Aug-16	355,879,073	7,823,861	8,646,308	7,148,584	947,913	205,273	989,494	0.60
33	Sep-16	333,645,339	8,021,680	7,080,377	6,908,113	601,181	282,640	971,886	0.56
34	Oct-16	314,156,132	8,235,260	5,237,346	8,099,689	716,655	162,040	1,037,707	0.61
35	Nov-16	294,447,398	8,330,773	5,866,301	6,586,412	912,843	204,793	1,040,128	0.73

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2014-B

___________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2014-B

Original Pool Characteristics

Closing Date	June 24, 2014	Weighted Average(1) FICO® Score(4) at Origination		726
Cutoff Date	June 1, 2014	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	81,628	for Original Term Greater than 60 Months		697
Initial Pool Balance	$1,648,176,733	Percentage FICO® Score(4) less than 650(2)		17.61%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.36%
Average	$20,191	Weighted Average(1) LTV(6) at Origination		94.66%
Highest	$94,877	Weighted Average(1) PTI(7) at Origination		8.56%
Lowest	$254	Percentage Subvened APR Receivables(2)(8)		49.66%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		17.88%
Average	$28,013	Percentage New Vehicle(2)		88.78%
Highest	$106,854	Percentage Car(2)(10)		24.31%
Lowest	$1,366	Percentage Light Truck(2)(10)		48.03%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		26.59%
Weighted average(1)	4.02%	Percentage Other(2)(10)		1.07%
Highest	24.49%	Percentage of Top 10 Makes/Models(2)		80.94%
Lowest	0.00%	Ford F-150	26.66%
APR greater than or equal to 20 percent(2)	0.02%	Ford Escape	9.44
Original Term		Ford Fusion	8.73
Weighted average(1)	63.1 months	Ford F-250	8.66
Original term greater than 60 months(2)	42.82%	Ford F-350	6.68
Longest	72 months	Ford Focus	6.07
Shortest	6 months	Ford Edge	5.92
Remaining Term		Ford Explorer	3.87
Weighted average(1)	52.2 months	Ford Expedition	2.60
Remaining term greater than 60 months(2)	29.50%	Ford Mustang	2.31
Longest	72 months	Percentage in Top 5 States(2)(11)		38.88%
Shortest	2 months	Texas	15.66%
Scheduled Weighted Average Life(3)	2.28 years	California	8.61
Weighted Average(1) Months After Origination		Florida	6.44
(Seasoning)	10.9 months	Illinois	4.19
		Michigan	3.98

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jun-14	$ 1,568,535,771	$ 20,432	$ 39,344,985	$ 7,867,745	$ –	$ –	$ 35,126	0.00%
2	Jul-14	1,493,031,958	66,904	36,260,453	9,261,125	423,449	–	–	0.03
3	Aug-14	1,423,565,840	186,407	34,412,016	9,192,247	609,185	–	–	0.04
4	Sep-14	1,359,355,846	391,753	28,555,363	10,573,290	873,544	234,589	–	0.08
5	Oct-14	1,300,168,190	717,140	23,414,158	10,607,891	575,829	250,002	77,699	0.07
6	Nov-14	1,253,780,729	974,731	15,928,830	11,109,717	899,931	246,429	169,221	0.10
7	Dec-14	1,201,357,431	1,226,711	18,159,025	13,531,840	1,328,874	320,953	228,683	0.16
8	Jan-15	1,152,397,685	1,705,123	17,103,709	11,582,197	1,268,689	199,231	305,218	0.15
9	Feb-15	1,108,292,964	2,134,860	13,910,289	9,482,762	981,922	378,070	233,474	0.14
10	Mar-15	1,055,983,726	2,386,524	19,616,259	9,287,075	661,819	147,965	390,123	0.11
11	Apr-15	1,009,518,680	2,612,104	17,085,578	8,730,382	655,555	216,899	427,057	0.13
12	May-15	967,876,273	2,893,304	14,064,968	9,188,777	916,573	132,514	358,188	0.15
13	Jun-15	923,725,338	3,159,552	15,649,821	10,799,044	1,127,852	185,512	401,913	0.19
14	Jul-15	879,183,254	3,541,799	16,605,332	10,287,249	1,179,291	252,324	376,365	0.21
15	Aug-15	837,099,060	3,797,373	16,463,144	11,702,430	909,804	338,904	404,793	0.20
16	Sep-15	795,805,604	4,092,439	16,223,234	11,445,819	1,512,751	152,834	468,527	0.27
17	Oct-15	758,617,326	4,533,361	12,437,253	10,413,389	1,144,787	240,399	377,527	0.23
18	Nov-15	724,700,502	4,812,943	10,474,595	12,053,420	1,258,770	242,237	484,187	0.27
19	Dec-15	688,446,907	5,088,388	12,380,284	12,058,007	1,500,165	333,705	471,554	0.33
20	Jan-16	656,645,090	5,658,034	10,243,054	11,594,181	1,516,739	326,595	614,803	0.37
21	Feb-16	623,548,910	6,028,124	10,236,413	9,317,692	1,197,491	284,313	629,120	0.34
22	Mar-16	589,266,801	6,388,272	12,053,711	9,166,743	1,023,321	296,164	523,365	0.31
23	Apr-16	558,668,356	6,485,603	10,590,535	8,192,452	1,141,810	389,917	484,144	0.36
24	May-16	528,525,257	6,657,488	10,022,705	9,324,568	1,299,286	349,236	577,885	0.42
25	Jun-16	499,448,506	6,747,633	9,640,726	8,723,512	1,182,687	454,568	508,048	0.43
26	Jul-16	472,506,697	7,081,212	8,658,794	8,174,634	865,913	380,797	689,540	0.41
27	Aug-16	444,871,333	7,353,122	9,152,056	8,661,020	972,383	191,909	825,848	0.45
28	Sep-16	418,897,173	7,612,236	8,881,015	7,893,166	964,055	217,676	817,534	0.48
29	Oct-16	395,307,436	7,765,709	7,051,645	8,698,794	1,336,951	190,301	908,630	0.62
30	Nov-16	372,947,724	7,982,794	6,465,461	7,853,515	1,099,028	363,741	816,890	0.61

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2014-C

__________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2014-C

Original Pool Characteristics

Closing Date	November 25, 2014	Weighted Average(1) FICO® Score(4) at Origination		731
Cutoff Date	November 1, 2014	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	76,623	for Original Term Greater than 60 Months		701
Initial Pool Balance	$1,673,565,407	Percentage FICO® Score(4) less than 650(2)		16.67%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.51%
Average	$21,842	Weighted Average(1) LTV(6) at Origination		94.61%
Highest	$90,785	Weighted Average(1) PTI(7) at Origination		8.53%
Lowest	$259	Percentage Subvened APR Receivables(2)(8)		53.01%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		16.97%
Average	$28,008	Percentage New Vehicle(2)		89.38%
Highest	$109,368	Percentage Car(2)(10)		25.77%
Lowest	$1,000	Percentage Light Truck(2)(10)		44.22%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		29.10%
Weighted average(1)	3.73%	Percentage Other(2)(10)		0.90%
Highest	23.49%	Percentage of Top 10 Makes/Models(2)		82.12%
Lowest	0.00%	Ford F-150	24.64%
APR greater than or equal to 20 percent(2)	0.01%	Ford Escape	11.79
Original Term		Ford Fusion	9.65
Weighted average(1)	63.4 months	Ford F-250	7.84
Original term greater than 60 months(2)	43.92%	Ford Focus	6.73
Longest	72 months	Ford F-350	6.34
Shortest	8 months	Ford Edge	5.32
Remaining Term		Ford Explorer	5.09
Weighted average(1)	54.8 months	Ford Expedition	2.47
Remaining term greater than 60 months(2)	34.66%	Ford Mustang	2.25
Longest	72 months	Percentage in Top 5 States(2)(11)		38.25%
Shortest	2 months	Texas	15.01%
Scheduled Weighted Average Life(3)	2.40 years	California	8.90
Weighted Average(1) Months After Origination		Florida	6.31
(Seasoning)	8.5 months	Illinois	4.25
		Ohio	3.78

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Nov-14	$ 1,602,262,344	$ 413	$ 35,771,638	$ 7,288,175	$ –	$ –	$ –	0.00%
2	Dec-14	1,527,578,709	45,829	36,285,635	9,444,848	888,639	15,834	–	0.06
3	Jan-15	1,462,357,432	253,016	30,830,431	9,893,349	635,871	132,975	–	0.05
4	Feb-15	1,404,548,251	434,517	25,252,009	8,269,072	793,059	74,950	65,312	0.07
5	Mar-15	1,344,387,704	674,566	24,360,203	9,198,499	709,366	230,628	31,509	0.07
6	Apr-15	1,292,255,348	939,580	20,670,067	8,404,083	933,058	111,851	58,512	0.09
7	May-15	1,244,414,881	1,208,863	17,736,084	8,953,206	804,425	147,336	115,388	0.09
8	Jun-15	1,195,293,610	1,551,727	17,987,000	9,985,270	1,328,130	143,642	202,595	0.14
9	Jul-15	1,146,829,810	1,923,309	18,305,841	10,763,162	916,699	433,819	236,482	0.14
10	Aug-15	1,101,860,533	2,283,469	16,733,580	10,825,354	1,244,130	436,333	361,059	0.19
11	Sep-15	1,056,419,076	2,591,652	17,401,926	10,629,290	1,180,400	203,662	422,000	0.17
12	Oct-15	1,014,787,365	3,117,708	13,603,118	11,074,948	1,563,355	222,428	415,173	0.22
13	Nov-15	975,476,470	3,520,179	12,645,865	12,019,577	2,022,874	291,349	399,858	0.28
14	Dec-15	935,880,530	3,888,862	12,425,562	12,665,420	1,882,930	426,221	459,961	0.30
15	Jan-16	898,881,649	4,537,665	12,134,444	11,621,994	1,743,736	355,566	458,911	0.28
16	Feb-16	860,276,777	5,016,518	12,422,622	10,790,708	1,234,454	237,665	516,417	0.23
17	Mar-16	820,538,743	5,396,038	14,155,097	9,710,412	1,023,885	514,015	463,284	0.24
18	Apr-16	784,705,704	5,631,491	12,246,957	9,241,211	994,549	434,316	627,736	0.26
19	May-16	749,814,342	5,979,880	11,200,071	10,008,979	1,455,124	289,940	642,390	0.32
20	Jun-16	714,618,707	6,274,817	12,389,865	8,715,623	1,592,315	440,087	627,757	0.37
21	Jul-16	682,968,015	6,852,152	9,718,971	8,224,027	1,271,242	261,496	765,403	0.34
22	Aug-16	646,957,564	7,168,993	13,409,346	8,994,529	1,290,089	257,740	628,347	0.34
23	Sep-16	615,484,881	7,389,241	10,477,219	8,227,523	1,314,298	454,460	607,424	0.39
24	Oct-16	586,070,655	7,842,894	9,099,897	10,100,418	1,365,394	263,570	613,282	0.38
25	Nov-16	557,804,128	8,103,208	8,329,990	8,769,890	1,560,863	263,607	603,889	0.44

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2015-A

__________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2015-A

Original Pool Characteristics

Closing Date	March 24, 2015	Weighted Average(1) FICO® Score(4) at Origination		731
Cutoff Date	March 1, 2015	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	74,643	for Original Term Greater than 60 Months		701
Initial Pool Balance	$1,669,398,082	Percentage FICO® Score(4) less than 650(2)		16.67%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.53%
Average	$22,365	Weighted Average(1) LTV(6) at Origination		94.54%
Highest	$95,999	Weighted Average(1) PTI(7) at Origination		8.48%
Lowest	$252	Percentage Subvened APR Receivables(2)(8)		51.40%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		17.84%
Average	$28,278	Percentage New Vehicle(2)		89.41%
Highest	$104,646	Percentage Car(2)(10)		24.82%
Lowest	$1,411	Percentage Light Truck(2)(10)		44.47%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		29.87%
Weighted average(1)	3.78%	Percentage Other(2)(10)		0.84%
Highest	24.54%	Percentage of Top 10 Makes/Models(2)		82.44%
Lowest	0.00%	Ford F-150	24.57%
APR greater than or equal to 20 percent(2)	0.01%	Ford Escape	11.23
Original Term		Ford Fusion	9.46
Weighted average(1)	63.4 months	Ford F-250	7.96
Original term greater than 60 months(2)	44.66%	Ford Focus	6.58
Longest	72 months	Ford F-350	6.55
Shortest	4 months	Ford Explorer	6.30
Remaining Term		Ford Edge	5.09
Weighted average(1)	54.9 months	Ford Expedition	2.53
Remaining term greater than 60 months(2)	35.59%	Ford Mustang	2.17
Longest	72 months	Percentage in Top 5 States(2)(11)		38.37%
Shortest	2 months	Texas	15.03%
Scheduled Weighted Average Life(3)	2.40 years	California	9.00
Weighted Average(1) Months After Origination		Florida	6.40
(Seasoning)	8.5 months	Michigan	4.02
		Illinois	3.92

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Mar-15	$ 1,579,186,721	$ 804	$ 48,754,399	$ 6,879,287	$ 27,448	$ –	$ –	0.00%
2	Apr-15	1,507,605,085	13,591	36,231,077	7,289,890	573,667	–	–	0.04
3	May-15	1,445,418,836	143,010	29,318,557	7,773,357	628,573	271,319	–	0.06
4	Jun-15	1,384,513,985	288,905	27,311,670	8,895,831	770,678	104,452	171,116	0.08
5	Jul-15	1,330,093,823	594,783	21,801,848	10,343,072	742,890	281,709	155,245	0.09
6	Aug-15	1,279,757,768	943,125	19,933,870	9,878,706	1,176,704	350,182	99,796	0.13
7	Sep-15	1,230,602,077	1,269,058	19,276,838	10,197,049	1,405,852	276,235	203,369	0.15
8	Oct-15	1,184,791,138	1,657,393	15,895,773	11,030,310	1,089,158	252,984	280,284	0.14
9	Nov-15	1,143,717,344	2,145,238	12,801,927	12,512,108	1,685,444	280,202	273,450	0.20
10	Dec-15	1,100,108,913	2,531,277	14,504,219	11,708,235	1,791,034	530,024	248,808	0.23
11	Jan-16	1,059,099,183	3,242,196	13,689,154	12,292,534	1,422,836	380,927	268,825	0.20
12	Feb-16	1,016,867,923	3,710,981	13,762,692	11,195,819	1,370,923	489,133	363,610	0.22
13	Mar-16	974,245,746	4,081,841	14,648,745	10,449,255	849,585	421,673	451,515	0.18
14	Apr-16	935,843,838	4,453,957	13,161,955	9,378,322	1,638,044	219,259	385,624	0.24
15	May-16	895,967,169	4,806,500	13,597,935	11,881,447	1,059,011	559,009	449,967	0.23
16	Jun-16	857,672,896	5,290,011	12,786,187	11,194,341	1,420,006	401,467	637,101	0.29
17	Jul-16	821,420,683	5,559,541	12,909,110	10,143,178	1,049,318	235,456	683,792	0.24
18	Aug-16	781,970,360	5,858,902	14,440,056	11,203,782	1,223,970	269,248	700,276	0.28
19	Sep-16	746,593,633	6,108,068	12,608,899	10,364,526	1,740,591	452,632	734,095	0.39
20	Oct-16	712,972,078	6,649,351	11,200,471	12,185,328	1,685,997	602,366	706,374	0.42
21	Nov-16	681,095,516	7,156,744	9,934,930	10,204,838	1,768,082	345,991	727,519	0.42

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2015-B

___________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2015-B

Original Pool Characteristics

Closing Date	May 26, 2015	Weighted Average(1) FICO® Score(4) at Origination		731
Cutoff Date	May 1, 2015	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	84,593	for Original Term Greater than 60 Months		702
Initial Pool Balance	$1,941,398,111	Percentage FICO® Score(4) less than 650(2)		16.84%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.60%
Average	$22,950	Weighted Average(1) LTV(6) at Origination		94.57%
Highest	$98,513	Weighted Average(1) PTI(7) at Origination		8.52%
Lowest	$253	Percentage Subvened APR Receivables(2)(8)		50.35%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		17.69%
Average	$28,487	Percentage New Vehicle(2)		89.32%
Highest	$98,865	Percentage Car(2)(10)		24.86%
Lowest	$1,017	Percentage Light Truck(2)(10)		44.33%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		30.05%
Weighted average(1)	3.79%	Percentage Other(2)(10)		0.76%
Highest	26.49%	Percentage of Top 10 Makes/Models(2)		82.22%
Lowest	0.00%	Ford F-150	24.18%
APR greater than or equal to 20 percent(2)	0.01%	Ford Escape	10.77
Original Term		Ford Fusion	9.73
Weighted average(1)	63.6 months	Ford F-250	7.88
Original term greater than 60 months(2)	46.43%	Ford Explorer	6.79
Longest	72 months	Ford F-350	6.62
Shortest	6 months	Ford Focus	6.39
Remaining Term		Ford Edge	5.16
Weighted average(1)	55.5 months	Ford Expedition	2.45
Remaining term greater than 60 months(2)	37.16%	Ford Mustang	2.25
Longest	72 months	Percentage in Top 5 States(2)(11)		39.27%
Shortest	2 months	Texas	15.57%
Scheduled Weighted Average Life(3)	2.42 years	California	9.31
Weighted Average(1) Months After Origination		Florida	6.49
(Seasoning)	8.0 months	Illinois	4.03
		Michigan	3.87

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	May-15	$ 1,851,386,906	$ 11,995	$ 47,195,903	$ 7,063,845	$ 31,695	$ –	$ –	0.00%
2	Jun-15	1,769,081,639	92,877	40,690,697	8,871,142	838,783	–	–	0.05
3	Jul-15	1,693,403,339	193,959	36,212,206	10,135,994	1,089,882	83,972	–	0.07
4	Aug-15	1,623,271,991	657,335	32,478,950	11,653,719	1,129,130	251,229	68,734	0.09
5	Sep-15	1,560,734,571	1,025,663	26,463,371	11,784,034	1,065,790	206,476	51,218	0.08
6	Oct-15	1,502,871,862	1,459,927	22,127,947	12,386,863	1,162,638	122,742	170,359	0.10
7	Nov-15	1,451,556,018	1,894,917	16,897,451	13,105,076	1,968,723	251,648	209,708	0.17
8	Dec-15	1,396,806,853	2,300,177	19,653,554	14,089,600	1,925,017	252,315	110,910	0.16
9	Jan-16	1,346,960,971	2,801,024	17,803,241	14,183,619	1,939,884	430,823	215,054	0.19
10	Feb-16	1,296,104,642	3,166,118	16,776,493	12,466,331	1,950,548	480,490	387,558	0.22
11	Mar-16	1,242,335,848	3,629,104	20,264,595	12,199,265	1,311,559	391,014	338,239	0.16
12	Apr-16	1,195,039,130	4,127,089	16,601,114	10,690,281	1,743,614	400,646	341,423	0.21
13	May-16	1,148,049,684	4,538,036	16,124,723	14,753,211	1,625,892	446,265	435,895	0.22
14	Jun-16	1,101,225,923	4,898,451	16,382,574	12,657,036	2,152,013	671,046	608,267	0.31
15	Jul-16	1,058,312,369	5,529,814	13,975,164	12,549,843	1,946,351	737,739	663,464	0.32
16	Aug-16	1,011,275,770	5,992,267	16,746,300	13,329,151	1,818,418	460,314	986,067	0.32
17	Sep-16	966,521,997	6,491,364	16,419,238	12,597,885	1,961,443	357,949	884,551	0.33
18	Oct-16	926,387,375	7,060,942	12,631,447	14,466,950	2,007,964	438,676	802,940	0.35
19	Nov-16	886,257,121	7,639,164	13,118,457	12,003,002	2,211,146	531,312	838,193	0.40

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2015-C

___________

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2015-C

Original Pool Characteristics

Closing Date	September 22, 2015	Weighted Average(1) FICO® Score(4) at Origination		731
Cutoff Date	September 1, 2015	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	46,836	for Original Term Greater than 60 Months		708
Initial Pool Balance	$1,124,319,860	Percentage FICO® Score(4) less than 650(2)		16.75%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.56%
Average	$24,005	Weighted Average(1) LTV(6) at Origination		95.94%
Highest	$93,992	Weighted Average(1) PTI(7) at Origination		8.59%
Lowest	$252	Percentage Subvened APR Receivables(2)(8)		53.08%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		16.97%
Average	$28,989	Percentage New Vehicle(2)		88.62%
Highest	$107,000	Percentage Car(2)(10)		25.26%
Lowest	$2,000	Percentage Light Truck(2)(10)		42.58%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		31.32%
Weighted average(1)	3.53%	Percentage Other(2)(10)		0.84%
Highest	23.49%	Percentage of Top 10 Makes/Models(2)		82.24%
Lowest	0.00%	Ford F-150	22.61%
APR greater than or equal to 20 percent(2)	0.01%	Ford Escape	11.38
Original Term		Ford Fusion	9.70
Weighted average(1)	64.4 months	Ford Explorer	8.21
Original term greater than 60 months(2)	52.49%	Ford F-250	7.58
Longest	72 months	Ford Focus	6.74
Shortest	12 months	Ford F-350	6.51
Remaining Term		Ford Edge	4.56
Weighted average(1)	57.2 months	Ford Mustang	2.68
Remaining term greater than 60 months(2)	43.20%	Ford Expedition	2.27
Longest	72 months	Percentage in Top 5 States(2)(11)		38.49%
Shortest	2 months	Texas	15.56%
Scheduled Weighted Average Life(3)	2.50 years	California	8.76
Weighted Average(1) Months After Origination		Florida	6.33
(Seasoning)	7.2 months	Illinois	4.09
		Michigan	3.75

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Sep-15	$ 1,073,948,097	$ 303	$ 26,791,991	$ 4,126,873	$ 47,624	$ –	$ –	0.00%
2	Oct-15	1,031,227,705	41,385	19,823,500	5,179,942	227,594	–	–	0.02
3	Nov-15	993,761,293	100,811	16,231,261	6,164,493	779,234	77,332	–	0.09
4	Dec-15	955,815,851	255,562	15,858,487	7,167,733	503,084	314,883	46,262	0.09
5	Jan-16	924,756,973	510,782	11,790,818	7,046,824	673,872	173,650	185,499	0.11
6	Feb-16	893,327,853	789,731	10,479,387	6,489,041	767,414	217,524	184,102	0.13
7	Mar-16	862,202,636	937,515	10,711,823	6,912,427	809,828	150,768	219,231	0.14
8	Apr-16	832,322,931	1,186,882	10,783,880	6,128,459	983,400	215,319	165,619	0.16
9	May-16	803,377,132	1,399,216	9,675,092	8,461,512	740,863	393,665	207,844	0.17
10	Jun-16	773,926,524	1,882,107	10,134,297	7,985,389	1,046,196	281,485	230,723	0.20
11	Jul-16	747,321,045	2,128,036	9,085,606	6,803,843	878,874	318,483	201,226	0.19
12	Aug-16	717,010,200	2,657,105	11,266,625	7,849,100	954,588	219,807	270,600	0.20
13	Sep-16	688,839,541	3,130,250	9,852,355	6,289,633	1,153,344	257,313	216,810	0.24
14	Oct-16	663,606,004	3,406,268	7,864,421	7,829,857	1,109,911	209,101	245,778	0.24
15	Nov-16	638,980,640	3,744,376	7,651,203	8,259,398	1,073,349	288,210	301,269	0.26

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2016-A

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See page A-1 for footnotes

Ford Credit Auto Owner Trust 2016-A

Original Pool Characteristics

Closing Date	January 26, 2016	Weighted Average(1) FICO® Score(4) at Origination		734
Cutoff Date	January 1, 2016	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	45,966	for Original Term Greater than 60 Months		716
Initial Pool Balance	$1,144,164,175	Percentage FICO® Score(4) less than 650(2)		15.61%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.46%
Average	$24,892	Weighted Average(1) LTV(6) at Origination		96.94%
Highest	$98,192	Weighted Average(1) PTI(7) at Origination		8.58%
Lowest	$251	Percentage Subvened APR Receivables(2)(8)		58.54%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		18.42%
Average	$29,795	Percentage New Vehicle(2)		89.50%
Highest	$118,736	Percentage Car(2)(10)		24.87%
Lowest	$990	Percentage Light Truck(2)(10)		44.49%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		29.95%
Weighted average(1)	3.08%	Percentage Other(2)(10)		0.69%
Highest	23.49%	Percentage of Top 10 Makes/Models(2)		82.73%
Lowest	0.00%	Ford F-150	23.67%
APR greater than or equal to 20 percent(2)	0.00%	Ford Escape	11.65
Original Term		Ford Fusion	9.77
Weighted average(1)	65 months	Ford F-250	7.59
Original term greater than 60 months(2)	57.05%	Ford Explorer	7.06
Longest	72 months	Ford F-350	6.65
Shortest	12 months	Ford Focus	6.57
Remaining Term		Ford Edge	4.36
Weighted average(1)	57.9 months	Ford Mustang	2.94
Remaining term greater than 60 months(2)	47.81%	Ford Expedition	2.47
Longest	72 months	Percentage in Top 5 States(2)(11)		36.42%
Shortest	2 months	Texas	12.17%
Scheduled Weighted Average Life(3)	2.51 years	California	9.39
Weighted Average(1) Months After Origination		Florida	7.17
(Seasoning)	7.1 months	Illinois	4.03
		Michigan	3.66

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jan-16	$ 1,100,262,052	$ 261	$ 21,465,074	$ 4,468,108	$ 27,427	$ –	$ –	0.00%
2	Feb-16	1,059,906,664	40,591	16,471,888	4,923,220	561,385	–	–	0.05
3	Mar-16	1,018,952,780	150,028	17,997,633	4,880,336	414,432	164,672	–	0.06
4	Apr-16	983,666,194	438,171	14,090,042	5,568,812	433,347	115,180	60,163	0.06
5	May-16	951,250,882	579,443	11,435,162	5,975,471	566,521	211,636	119,594	0.09
6	Jun-16	919,923,485	786,986	10,826,311	6,284,461	864,436	199,747	113,677	0.13
7	Jul-16	891,907,156	1,114,571	8,623,832	6,585,909	1,118,162	154,250	126,608	0.16
8	Aug-16	861,407,613	1,330,795	10,181,843	7,078,370	837,186	237,177	276,263	0.16
9	Sep-16	831,983,181	1,659,140	10,193,347	7,133,068	989,435	272,996	296,487	0.19
10	Oct-16	805,357,725	1,940,290	7,586,643	8,016,404	970,452	258,407	404,699	0.20
11	Nov-16	778,516,899	2,340,060	8,179,216	7,241,790	872,716	330,117	469,258	0.21

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2016-B

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See page A-1 for footnotes

Ford Credit Auto Owner Trust 2016-B

Original Pool Characteristics

Closing Date	April 26, 2016	Weighted Average(1) FICO® Score(4) at Origination		732
Cutoff Date	April 1, 2016	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	56,550	for Original Term Greater than 60 Months		710
Initial Pool Balance	$1,420,298,372	Percentage FICO® Score(4) less than 650(2)		16.16%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.47%
Average	$25,116	Weighted Average(1) LTV(6) at Origination		97.73%
Highest	$97,112	Weighted Average(1) PTI(7) at Origination		8.66%
Lowest	$252	Percentage Subvened APR Receivables(2)(8)		59.84%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		19.82%
Average	$30,197	Percentage New Vehicle(2)		88.61%
Highest	$118,634	Percentage Car(2)(10)		24.07%
Lowest	$1,000	Percentage Light Truck(2)(10)		43.75%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		31.45%
Weighted average(1)	3.08%	Percentage Other(2)(10)		0.73%
Highest	24.99%	Percentage of Top 10 Makes/Models(2)		82.03%
Lowest	0.00%	Ford F-150	22.36%
APR greater than or equal to 20 percent(2)	0.01%	Ford Escape	12.74
Original Term		Ford Fusion	9.66
Weighted average(1)	64.6 months	Ford F-250	7.43
Original term greater than 60 months(2)	54.15%	Ford Explorer	7.29
Longest	72 months	Ford F-350	6.63
Shortest	12 months	Ford Focus	6.43
Remaining Term		Ford Edge	4.10
Weighted average(1)	56.8 months	Ford Mustang	2.93
Remaining term greater than 60 months(2)	44.32%	Ford Expedition	2.47
Longest	72 months	Percentage in Top 5 States(2)(11)		39.09%
Shortest	2 months	Texas	14.96%
Scheduled Weighted Average Life(3)	2.47 years	California	9.50
Weighted Average(1) Months After Origination		Florida	6.89
(Seasoning)	7.8 months	Illinois	4.01
		Michigan	3.72

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Apr-16	$ 1,371,336,918	$ 271	$ 20,953,037	$ 5,725,927	$ –	$ –	$ –	0.00%
2	May-16	1,325,916,242	29,390	16,662,729	8,227,120	550,741	–	–	0.04
3	Jun-16	1,282,049,416	211,548	16,335,761	7,634,252	1,292,786	67,393	–	0.11
4	Jul-16	1,243,482,096	472,911	12,465,327	8,390,678	957,384	176,239	–	0.09
5	Aug-16	1,200,464,353	680,799	15,753,784	9,701,622	1,036,346	106,481	106,578	0.10
6	Sep-16	1,161,236,738	1,169,701	12,807,008	9,550,092	1,585,016	220,258	78,524	0.16
7	Oct-16	1,124,496,094	1,490,555	11,676,199	10,974,250	1,853,351	391,598	136,920	0.21
8	Nov-16	1,088,567,550	1,903,739	10,701,494	10,003,095	1,249,564	397,935	298,213	0.18

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2016-C

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See page A-1 for footnotes

Ford Credit Auto Owner Trust 2016-C

Original Pool Characteristics

Closing Date	October 25, 2016	Weighted Average(1) FICO® Score(4) at Origination		736
Cutoff Date	October 1, 2016	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	55,788	for Original Term Greater than 60 Months		713
Initial Pool Balance	$1,429,998,203	Percentage FICO® Score(4) less than 650(2)		15.19%
Principal Balance		Percentage No FICO® Score Consumer(2)(5)		1.37%
Average	$25,633	Weighted Average(1) LTV(6) at Origination		98.30%
Highest	$97,575	Weighted Average(1) PTI(7) at Origination		8.65%
Lowest	$271	Percentage Subvened APR Receivables(2)(8)		66.66%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		18.63%
Average	$31,046	Percentage New Vehicle(2)		89.84%
Highest	$107,895	Percentage Car(2)(10)		23.25%
Lowest	$1,000	Percentage Light Truck(2)(10)		42.10%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		34.06%
Weighted average(1)	2.64%	Percentage Other(2)(10)		0.59%
Highest	20.59%	Percentage of Top 10 Makes/Models(2)		82.46%
Lowest	0.00%	Ford F-150	21.84%
APR greater than or equal to 20 percent(2)	0.00%	Ford Escape	11.90
Original Term		Ford Explorer	9.11
Weighted average(1)	64.9 months	Ford Fusion	8.97
Original term greater than 60 months(2)	54.51%	Ford F-250	7.23
Longest	72 months	Ford F-350	5.96
Shortest	12 months	Ford Focus	5.89
Remaining Term		Ford Edge	5.37
Weighted average(1)	57.2 months	Ford Mustang	3.54
Remaining term greater than 60 months(2)	38.42%	Ford Expedition	2.65
Longest	72 months	Percentage in Top 5 States(2)(11)		39.80%
Shortest	2 months	Texas	14.97%
Scheduled Weighted Average Life(3)	2.47 years	California	9.80
Weighted Average(1) Months After Origination		Florida	6.98
(Seasoning)	7.8 months	Illinois	4.22
		Ohio	3.84

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Oct-16	$ 1,380,937,727	$ 199	$ 19,921,813	$ 6,726,724	$ 208,369	$ –	$ –	0.02%
2	Nov-16	1,337,372,422	9,168	14,536,650	6,719,972	895,056	14,967	–	0.07

See page A-1 for footnotes

Ford Credit Auto Owner Trusts

Delinquency Information.  The graph below shows delinquency information for Ford Credit’s prior securitized pools of retail installment sale contracts for all transactions issued since 2012.

Cumulative Net Loss Information.  The graph below shows cumulative net loss information for Ford Credit’s prior securitized pools of retail installment sale contracts for all transactions issued since 2012.

You should rely only on the information in or incorporated by reference into this prospectus.  Ford Credit has not authorized anyone to give you different information.  You should not rely on the accuracy of the information in this prospectus for any date other than its date.  Ford Credit is not offering the notes in any state where their offer is not permitted.

Ford Credit Auto Owner Trust 2017-A Issuing Entity or Trust
Ford Credit Auto Receivables Two LLC Depositor Ford Motor Credit Company LLC Sponsor and Servicer	$346,400,000 $559,800,000 $451,500,000 $135,500,000 $ 47,150,000 $ 31,440,000 {

Class A-1 •% Asset Backed Notes

Class A-2a •% Asset Backed Notes

Class A-2b Floating
Rate Asset Backed Notes

Class A-3 •% Asset Backed Notes

Class A-4 •% Asset Backed Notes

Class B •% Asset Backed Notes

Class C •% Asset Backed Notes

Dealer Prospectus Delivery Obligation.  Until 90 days after the date of this prospectus all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.

PROSPECTUS
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